As filed with the Securities and Exchange Commission on March 1, 2023

Registration No. 333-266078

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 4

To

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CLEAN ENERGY TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Nevada	3990	20-2675800
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

2990 Redhill Ave,

Costa Mesa, California 92626

Telephone: (949) 273-4990

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Kambiz Mahdi

Chief Executive Officer

Clean Energy Technologies, Inc.

2990 Redhill Ave,

Costa Mesa, California 92626

Telephone: (949) 273-4990

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert Newman, Esq. The Newman Law Firm, PLLC 1872 Pleasantville Road, Suite 177 Briarcliff Manor, NY 10510 Phone: (914) 762-4265	Kevin Sun, Esq. Bevilacqua PLLC 1050 Connecticut Avenue, NW, Suite 500 Washington, D.C. 20036 Telephone: (202) 869-0888

Approximate date of commencement of proposed sale to the public:

As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion. Dated March 1, 2023

PRELIMINARY PROSPECTUS

CLEAN ENERGY TECHNOLOGIES, INC.

1,111,112 Shares of Common Stock

We are offering to sell up to 1,111,112 shares (assuming a mid-point per share price of $4.50 per share ) of our common stock, $0.001 par value per share, in a firm commitment underwritten offering (the “Underwritten Offering”). We currently estimate that the public offering price will be between $4.00 and $5.00 per share. The company effected a 1-for-40 reverse split on Jan 19, 2023. All per-share references throughout the offering are presented on a post-split basis.

The selling shareholders identified in this prospectus are offering an aggregate of 2,916,909 shares of our common stock, issuable upon conversion of convertible promissory notes and exercise of common stock purchase warrants (the “Selling Shareholder Shares”) held by such selling shareholders (the “Selling Shareholders Offering”). We will not receive any proceeds from the sale of any shares by the selling shareholders.

Our common stock is traded on OTCQB Markets under the symbol “CETY”. On February 28, 2023, the reported closing price for our common stock was $4.80 per share. We intend to list our common stock on the Nasdaq Capital Market under the symbol “CETY.” We believe that upon completion of the Underwritten Offering contemplated by this prospectus, we will meet the standards for listing on the Nasdaq Capital Market. However, no assurance can be given that our application will be approved or that the trading prices of our common stock on the OTCQB will be indicative of the prices of our common stock if our common stock were traded on the Nasdaq Capital Market.

The offering price of our shares of common stock in the Underwritten Offering will be determined between the underwriters and us at the time of pricing, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business, and may be at a discount to the current market price. Therefore, the recent market price of our common stock and the public offering price of the common stock used throughout this prospectus may not be indicative of the actual public offering price for the shares of common stock.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. BEFORE MAKING ANY INVESTMENT DECISION, YOU SHOULD CAREFULLY REVIEW AND CONSIDER ALL THE INFORMATION IN THIS PROSPECTUS AND THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, INCLUDING THE RISKS AND UNCERTAINTIES DESCRIBED UNDER “RISK FACTORS” BEGINNING ON PAGE 9.

The Selling Shareholder Shares may be resold from time to time by the selling shareholders listed in the section titled “Selling Shareholders” beginning on page 60.

The selling shareholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Selling Shareholder Shares through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the selling shareholders may sell their Selling Shareholder Shares hereunder following the effective date of this registration statement. We provide more information about how a selling shareholder may sell its Selling Shareholder Shares in the section titled “Plan of Distribution” on page 64.

The Underwritten Offering is being underwritten on a firm commitment basis. The underwriters may exercise this option at any time and from time to time during the 45-day period from the date of this prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)(2)	$	$
Proceeds to us, before expenses	$	$
Proceeds to the selling stockholders, before expenses	$	$

(1) We have agreed to reimburse the underwriter(s) for certain expenses. Underwriting discounts and commissions do not include a non-accountable expense allowance equal to $100,000 payable to the underwriters at the closing. The underwriters will receive an underwriting discount equal to 7.0% of the gross proceeds in this Underwritten Offering. In addition, we have agreed to pay up to a maximum of $200,000 of accountable out-of-pocket expenses of the underwriters in connection with this Underwritten Offering, which includes the fees and expenses of underwriters’ counsel. See “Underwriting” Section for more information.

(2) We have also agreed to issue to Craft Capital Management LLC and R.F. Lafferty & Co., Inc. (the “Representatives”) warrants to purchase up to an aggregate 38,333 of shares of our common stock (assuming the underwriters exercise the over-allotment option in full). See “Underwriting” beginning on page 73 for additional information regarding these warrants and underwriting compensation generally.

The underwriter is obligated to take and pay for all the shares of common stock offered by this prospectus if the Underwritten Offering is consummated.

We have granted the underwriter a 45-day option to purchase up to an additional 166,666 shares of common stock from us at the public offering price, to cover over-allotments, if any (such shares not to exceed, in the aggregate, 15% of the shares offered hereby).

The underwriter expects to deliver the shares on or about               , 2023.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

CRAFT CAPITAL MANAGEMENT LLC	R.F. Lafferty & Co., Inc.

The date of this prospectus is ____________, 2023.

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You should rely only on the information contained in this prospectus. Neither we, the underwriters, nor the selling shareholders have authorized anyone to provide you with different information. We and the selling shareholders are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of shares of our common stock. Our business, financial condition, operating results and prospects may have changed since that date.

We have relied on statistics provided by a variety of publicly-available sources. We did not, directly or indirectly, sponsor or participate in the publication of such materials, and these materials are not incorporated in this registration statement other than to the extent specifically cited herein. We have sought to provide current information in this registration statement and believe that the statistics provided in this registration statement remain up-to-date and reliable, and these materials are not incorporated in this registration statement other than to the extent specifically cited in this registration statement.

No action is being taken in any jurisdiction outside the United States to permit a public offering of our shares or possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to the Underwritten Offering and Selling Shareholders Offering and the distribution of this prospectus applicable to that jurisdiction.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Clean Energy Technologies, Inc. on a consolidated basis with its wholly-owned subsidiaries.

Overview

We develop renewable energy products and solutions and establish partnerships in renewable energy that make environmental and economic sense. Our mission is to be a leader in the “Zero Emission Revolution” by offering recyclable energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We target sustainable energy solutions that are profitable for us, profitable for our customers and represent the future of global energy production.

Waste Heat Recovery Solutions – we recycle wasted heat produced in manufacturing, waste to energy and power generation facilities using our patented Clean CycleTM generator to create electricity which can be recycled or sold to the grid.

Waste to Energy Solutions - we convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity, renewable natural gas (“RNG”), hydrogen and bio char which are sold or used by our customers.

Engineering, Consulting and Project Management Solutions – we have expanded our legacy electronics and manufacturing business and plan to manufacture component parts for our Waste Heat Recovery and Waste to Energy business and to provide consulting services to municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies so they can identify, design and incorporate clean energy solutions in their projects.

CETY HK

Clean Energy Technologies (H.K.) Limited (“CETY HK”) consists of two business ventures in mainland China:(i) our natural gas (“NG”) trading operations sourcing and suppling NG to industries and municipalities. The NG is principally used for heavy truck refueling stations and urban or industrial users. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts; and (ii) our planned joint venture with a large state-owned gas enterprise in China called Shenzhen Gas (Hong Kong) International Co. Ltd. (“Shenzhen Gas”), acquiring natural gas pipeline operator facilities, primarily located in the southwestern part of China. Our planned joint venture with Shenzhen Gas plans to acquire, with financing from Shenzhen Gas, natural gas pipeline operator facilities with the goal of aggregating and selling the facilities to Shenzhen Gas in the future. According to our Framework Agreement with Shenzhen Gas, we will be required to contribute $8  million to the joint venture which plans to raise in future rounds of financing. The terms of the joint venture are subject to the execution of definitive agreements.

Our Business Strategy

Our strategy is focused on further developing our existing Waste Heat Recovery business while expanding into the rapidly growing markets for Waste to Energy Solutions and clean energy engineering, consulting and project management services.

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Our strategy focuses on three main elements:

●	Expanding our Waste Heat Recovery product line to include waste heat recovery ORC systems producing over 1 MW of power so we can qualify for midsized and large heat recovery projects in the United States, China, Southeast Asian and other Pacific Rim countries.

●	Establishing a Waste to Energy business by selling our ablative thermal processing products based on proprietary High Temperature Ablative Pyrolysis (“HTAP”) technology and developing small and mid-sized waste to energy power plants producing electricity and RNG for the grid and methane, hydrogen and biochar for resale.

●	Leveraging our engineering, procurement and manufacturing experience in Waste Heat Recovery and Waste to Energy to assist companies and EPCs incorporate clean energy solutions into energy and industrial construction projects.

We intend to implement this strategy through:

●	Adding a new ORC system manufactured by Enertime for Waste Heat Recovery that will enable us to implement projects in the U.S. markets producing between 1 MW and 10 MW of electricity.

●	Taking advantage of federal investment tax credits and state incentives that now include waste heat recover as a recognized clean energy source making our Clean Cycle Generator and ORC systems more profitable to install. On December 21, 2020, Congress passed the Consolidated Appropriations Act, 2021 enacted waste energy recovery Sec. 48 Investment Tax Credit, which extended Investment Tax Credit of 26% including Waste Heat to Power providing a dollar-for-dollar offset against current liability. In addition, Congress passed the Inflation Reduction Act on August 16, 2022 which increased the investment tax credit to up to 40%.

●	Benefiting from higher energy costs which provide higher returns on our Waste Heat Recovery and Waste to Energy products and projects.

●	Improving our balance sheet and capital position to permit us to invest in more products and projects.

●	Establishing HTAP manufacturing facilities in Turkey for our Waste to Energy products and developing new patent protection on the proprietary technology.

●	Leveraging our existing marketing channels to sell HTAP Waste to Energy products to industrial companies and government agencies.

●	Working with clean energy project development and finance companies to establish Waste to Energy power plants producing electricity, RNG, hydrogen, methane and biochar from biomass, municipal waste, timber waste and other biomass and while retaining an equity interest in these facilities to provide re-occurring revenue.

●	Sourcing NG and selling it to privately owned pipeline companies in China through our newly formed NG Trading company to participate in the rapidly growing clean energy market.

●	Acquiring natural gas pipeline operators into our planned joint venture with Shenzhen Gas who will hold 51% of the joint venture and agreed to finance these acquisitions pursuant to a framework agreement.

●	Participate in other minority investments in medium to large clean energy projects being developed in China that may be sourced by our majority stockholder in Hong Kong.

●	Leveraging the NG trading and investment relationships to create opportunities for us to sell our Waste Recovery and Waste to Energy products in China and to provide engineering, consulting and project management services.

●	Expanding our NG trading operations in China by acquiring more customers and developing the planned joint venture with Shenzhen Gas by acquiring natural gas pipeline operators’ facilities.

Recent Developments

On January 18, 2023, the Company received approval from FINRA to conduct reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of one (1) share of common stock for every forty (40) shares of common stock (the “Reverse Stock Split”). The Company filed an Amendment to Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to effectuate the Reverse Stock Split on January 9, 2023. On September 26, 2022, the Board of Directors of the Company and approximately 71% of the shareholders of the Company approved a reverse stock split in the range of 1:10 – 1:125. On January 6, 2023, the reverse split ratio was fixed at 1:40, by the unanimous vote of the Board of Directors and approval by approximately 71% of the Company’s shareholders. The Reverse Stock Split was effective as of the opening of trading on January19, 2023 (the “Effective Time”) and the Company’s common stock continued trading on the OTCQB market on a post-split basis when the market opened on January 19, 2023, under the symbol “CETYD” for 20 days after which time the symbol will revert to “CETY.” Fractional shares will not be issued and the final number of shares will be rounded up to the next whole share.

Company History

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We manufactured electronics and provided services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. On September 11, 2015 Clean Energy HRS, or “CE HRS”, our wholly owned subsidiary acquired the assets of Heat Recovery Solutions from General Electric International. In November 2015, we changed our name to Clean Energy Technologies, Inc.

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Our Corporation and Subsidiaries

Listing on the Nasdaq Capital Market

Our common stock is currently quoted on the OTCQB under the symbol “CETY.” In connection with this Underwritten Offering, we plan to apply to list our common stock on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CETY.” If our listing application is approved, we expect to list our common stock on Nasdaq upon consummation of the Underwritten Offering, at which point our common stock will cease to be traded on the OTCQB. No assurance can be given that our listing application will be approved. Nasdaq listing requirements include, among other things, a stock price threshold. As a result, prior to effectiveness, we will need to take the necessary steps to meet Nasdaq listing requirements.

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Risk Factors Summary

Our business is subject to a number of risks. You should be aware of these risks before making an investment decision. These risks are discussed more fully in the section of this registration statement titled “Risk Factors”. These risks include, among others, the following:

●	Our independent accountants have issued a going concern opinion and if we cannot obtain additional financing and/or reduce our operating costs sufficiently, we may have to curtail operations and may ultimately cease to exist.

●	Our business, results of operations and financial condition may be adversely affected by public health epidemics, including the ongoing coronavirus or covid-19.

●	We have not made a payment under a material contract, which could result in adverse impacts on our operations and financial results.

●	We operate in a highly competitive market. If we do not compete effectively, our prospects, operating results, and financial condition could be adversely affected.

●	Our international operations subject us to risks, which could adversely affect our operating results.

●	Our sales and contract fulfillment cycles can be long, unpredictable and vary seasonally, which can cause significant variation in revenues and profitability in a particular quarter.

●	The implementation of our waste to energy joint ventures depends on us finding funding for the projects, which is not guaranteed.

●	Our waste to energy products have not been tested in the United States and we will need to establish a highly sponsored program in order to gain data and acceptance in the market.

●	If the spot price of NG in China drops below the purchase price our traders negotiate with our suppliers, we may not be able to sell our NG or may have to sell it at a loss.

●	Our sales and profitability are dependent on the price of oil, natural gas and electricity, which has been significantly volatile recently.

●	We have issued a substantial amount of convertible securities which if converted will substantially dilute all of our stockholders.

●	Our operating results and share price may be volatile and the market price of our common stock after this offering may drop below the price you pay.

Corporate Information

Our principal executive offices are located at 2990 Redhill Avenue, Costa Mesa, CA 92626. Our telephone number is (949) 273-4990.

Our internet website address is www.cetyinc.com and our subsidiary’s web site is www.heatrecoverysolutions.com. Information on our websites is not incorporated by reference into this registration statement, and you should not consider information on our websites to be part of this registration statement

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THE UNDERWRITTEN OFFERING AND SELLING SHAREHOLDERS OFFERING

Issuer	Clean Energy Technologies, Inc.

Common stock outstanding prior to the Underwritten Offering and Selling Stockholders Offering	37,178,624 shares

Common stock offered by us in the Underwritten Offering	1,111,112 shares of our common stock (1,277,778 shares if the underwriters exercise their over-allotment option in full), assuming a mid-point offering price of $4.50 per share.

Offering price for shares sold in the Underwritten Offering	We currently estimate that the public offering price will be between $4.00 and $5.00 per share.

Over-allotment option	The underwriters have an option for a period of 45 days to purchase up to 166,666 additional shares of our common stock (15% of the number of shares sold in the Underwritten Offering) to cover over-allotments, if any, at the public offering price, less underwriting discounts and commissions.

Common stock outstanding after completion of the Underwritten Offering (assuming none of the shares offered by the selling shareholders in the Selling Shareholders Offering have been issued)	38,289,736 shares,. (38,456,402 shares, if the underwriters exercise their over-allotment option in full).

Common stock offered by the selling shareholders in the Selling Shareholders Offering	2,553,403 shares, of our common stock issuable upon exercise of outstanding convertible promissory notes held by certain of the selling shareholders, and 363,507 shares of our common stock issuable upon exercise of outstanding warrants held by certain of the selling shareholders.

Common stock outstanding after the Selling Shareholders Offering (assuming all of the shares offered in the Underwritten Offering and Selling Shareholders Offering have been issued and sold)	41,373,311, if the underwriters exercise their over-allotment option in full.

Common Stock issuable upon the exercise of Underwriter’s Warrants	The registration statement of which this prospectus is a part also registers for sale of common stock underlying warrants (the “Underwriter’s Warrants”) to purchase 33,333 shares issuable to the Representatives), assuming a mid-point offering price of $4.50 per share and no exercise of the over-allotment option by the underwriters, which is equal to 3.0% of the number of shares sold in the Underwritten Offering, as a portion of the underwriting compensation payable to the Representatives in connection with the Underwritten Offering. The Underwriter’s Warrants will be exercisable at any time, and from time to time, in whole or in part, during the four and one-half year period commencing 180 days following the date of commencement of sales of the Underwritten Offering at an exercise price of $5.625 per share assuming a mid-point offering price of $4.50 per share (125.0% of the offering price per share in the Underwritten Offering).

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Lock-up Agreements	We and our directors, officers and certain principal shareholders have agreed with the Underwriter not to offer for sale, issue, sell, contract to sell, pledge or otherwise dispose of any of our common stock or securities convertible into common stock for a period of 180 days after the date of this prospectus. See “Underwriting – Lock-Up Agreements.”

Use of proceeds

We intend to use the net proceeds from the Underwritten Offering after deducting the estimated underwriting discounts and estimated offering expenses for sales and marketing activities, product development, and capital expenditures, and we may also use a portion of the net proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, and for working capital and general corporate purposes. See “Use of Proceeds” on page 26 of this prospectus.

We will not receive any proceeds from the sale of any shares by the selling shareholders in the Selling Shareholders Offering.

OTCQB Symbol	CETY

Proposed Nasdaq Symbol	CETY

Risk factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 9.

Unless we indicate otherwise, the number of shares of our common stock that will be outstanding immediately after the Underwritten Offering and the Selling Shareholders Offering is based on 37,178,624 shares of common stock outstanding as of March 1, 2023, excluding

(i)	shares of common stock issuable upon the exercise of outstanding common stock purchase warrants and the conversion of outstanding convertible notes; and
(ii)	33,333 shares of common stock underlying the warrants to be issued to the Representatives in connection with this Underwritten Offering (38,333, if the underwriters exercise the over-allotment option in full).

Except as otherwise indicated herein, all information in this prospectus assumes no exercise by the underwriter of its over-allotment option to purchase additional shares.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case the trading price of our common stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business and Industry

OUR INDEPENDENT ACCOUNTANTS HAVE ISSUED A GOING CONCERN OPINION AND IF WE CANNOT OBTAIN ADDITIONAL FINANCING AND/OR REDUCE OUR OPERATING COSTS SUFFICIENTLY, WE MAY HAVE TO CURTAIL OPERATIONS AND MAY ULTIMATELY CEASE TO EXIST.

Our financial statements for the fiscal years ended December 31, 2020 and 2021 have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $1,702,653 and a working capital deficit of $4,274,383 and an accumulated deficit of $17,423,930 as of December 31, 2021 and used $2,552,547 in net cash from operating activities for the year ended December 31, 2021. Therefore, there is doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

For the year ended December 31, 2021, we had a net profit of $278,492 compared to a net loss of $3,435,764 for the same period in 2020. The increase in the net profit in 2021 was mainly due to the change in derivative liability associated with the convertible debt and lower interest expense from 2021 to 2020.

WE HAVE AN ACCUMULATED DEFICIT AND MAY INCUR ADDITIONAL LOSSES; THEREFORE, WE MAY NOT BE ABLE TO OBTAIN THE ADDITIONAL FINANCING NEEDED FOR WORKING CAPITAL, CAPITAL EXPENDITURES AND TO MEET OUR DEBT SERVICE OBLIGATIONS.

As of December 31, 2021, we had current liabilities of $6,865,123. The Company has been able to raise additional capital of approximately $4.78 million and repaid approximately $2.0 million of debt in 2021. Our outstanding debt could limit our ability to obtain additional financing for working capital, capital expenditures, debt service requirements, or other purposes in the future, as needed; to plan for, or react to, changes in technology and in our business and competition; and to react in the event of an economic downturn.

In addition, we may not be able to meet our debt service obligations. The total outstanding balance of indebtedness as of the end of September 30, 2022 was 6,372,817. Some of these outstanding debts bear a high interest rate. For example, the interest rate for debts due to Nations Interbanc with an outstanding balance of $1,058,127 is 26% per annum as of September 30, 2022. If we are unable to generate sufficient cash flow or obtain funds for required payments, or if we fail to comply with covenants in our revolving lines of credit, we will be in default.

WE ARE IN DEFAULT IN OUR OBLIGATIONS TO A MAJOR CREDITOR

Currently, we are in default of our notes payable to Cybernaut Zfounder Ventures (“Cybernaut”), which have aggregate outstanding principal and interest of approximately $317,319 as of September 30, 2022. Cybernaut has agreed to pay the prepayment amounts of certain convertible promissory notes on behalf of the company, and as a result, Cybernaut acquired the rights of the original note holder under the notes. The default interest on the notes is 14% per annum. The notes can convert into the common stock of the Company at the variable discount rate of 35%.

OUR BUSINESS, RESULTS OF OPERATIONS AND FINANCIAL CONDITION MAY BE ADVERSELY AFFECTED BY PUBLIC HEALTH EPIDEMICS, INCLUDING THE COVID-19.

A public health epidemic, including the COVID-19, poses the risk that we or our employees, contractors, suppliers, customers and other business partners may be prevented from conducting business activities for an indefinite period of time, due to factors such as shutdowns that may be requested or mandated by governmental authorities. The COVID-19 pandemic continues to rapidly evolve. At this time, there continues to be significant volatility and uncertainty relating to the full extent to which the COVID-19 pandemic and the various responses to it will impact our business, operations and financial results.

The extent to which the COVID-19 pandemic may impact our results will depend on future developments, which are highly uncertain and cannot be predicted as of the date of this prospectus, including the effectiveness of vaccines and other treatments for COVID-19, and other new information that may emerge concerning the severity of the pandemic and steps taken to contain the pandemic or treat its impact, among others. The pandemic and the current financial, economic and capital markets environment, and future developments in the global supply chain and other areas present material uncertainty and risk with respect to our performance, financial condition, results of operations and cash flows.

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To the extent the COVID-19 pandemic adversely affects our business and financial results, it may also have the effect of heightening many of the other risks described in this “Risk Factors” section.

WE HAVE NOT MADE A PAYMENT UNDER A MATERIAL CONTRACT, WHICH COULD RESULT IN ADVERSE IMPACTS ON OUR OPERATIONS AND FINANCIAL RESULTS.

As of the date of this prospectus, we have not made a payment of the principal of $1,200,000 with the accrued interest of $325,843 which comprised the balance of the purchase price pursuant to our asset purchase agreement with General Electric International (“GE”), under which we acquired all assets of Heat Recovery Solutions business unit from General Electric International. In addition, we have not paid GE an amount of $972,233 in accrued transitional fees. We believe that the outstanding amounts should have been an offset to purchase price we paid due to a misrepresentation of the values of the disclosed assets as reflected in the principal amount of the outstanding note and in the transition agreements. CETY stopped making payments and informed GE that it had encountered difficulties because of the valuations of the assets that were acquired from GE. Given that the values of the assets were different than GE’s internal reports and as we discussed at the time of the transaction with GE’s management, we proposed a change in the amount the Company owes GE under the purchase agreement, but GE was non-responsive and GE’s entire distributed power vertical has been divested.

Based on the California Statute of Limitations, the Nevada Statute of Limitations, and the New York Statute of Limitations it is the view of our legal counsel that the above referenced debt is no longer an enforceable obligation. under California law, Nevada law, and New York law, as it became past due no later than November 3, 2016, more than Six (6) years ago and last payment made on the debt was on November 3, 2016, which is more than Six (6) years ago.

IF DEMAND FOR THE PRODUCTS AND SERVICES THAT THE COMPANY OFFERS SLOWS, OUR BUSINESS WOULD BE MATERIALLY AFFECTED.

Demand for products which it intends to sell depends on many factors, including:

●	the economy, and in periods of rapidly declining economic conditions, customers may defer purchases or may choose alternate products;

●	the cost of oil, gas and solar energy;

●	the competitive environment in the heat to power sectors may force us to reduce prices below our desired pricing level or increase promotional spending; and

●	our ability to maintain efficient, timely and cost-effective production and delivery of the products and services.

All of these factors could result in immediate and longer term declines in the demand for the products and services that we offer, which could adversely affect our sales, cash flows and overall financial condition.

WE OPERATE IN A HIGHLY COMPETITIVE MARKET. IF WE DO NOT COMPETE EFFECTIVELY, OUR PROSPECTS, OPERATING RESULTS, AND FINANCIAL CONDITION COULD BE ADVERSELY AFFECTED.

The markets for our products and services are highly competitive, with companies offering a variety of competitive products and services. We expect competition in our markets to intensify in the future as new and existing competitors introduce new or enhanced products and services that are potentially more competitive than our products and services. We believe many of our competitors and potential competitors have significant competitive advantages, including longer operating histories, ability to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services, larger and broader customer bases, more established relationships with a larger number of suppliers, contract manufacturers, and channel partners, greater brand recognition, and greater financial, research and development, marketing, distribution, and other resources than we do and the ability to offer financing for projects. Our competitors and potential competitors may also be able to develop products or services that are equal or superior to ours, achieve greater market acceptance of their products and services, and increase sales by utilizing different distribution channels than we do. Some of our competitors may aggressively discount their products and services in order to gain market share, which could result in pricing pressures, reduced profit margins, lost market share, or a failure to grow market share for us. If we are not able to compete effectively against our current or potential competitors, our prospects, operating results, and financial condition could be adversely affected.

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WE MAY LOSE OUT TO LARGER AND BETTER-ESTABLISHED COMPETITORS.

The alternative power industry is intensely competitive. Most of our competitors have significantly greater financial, technical, marketing and distribution resources as well as greater experience in the industry than we have. Our products may not be competitive with other technologies, both existing at the current time and in the future. If this happens, our sales and revenues will decline, or fail to develop at all. In addition, our current and potential competitors may establish cooperative relationships with larger companies to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

OUR INTERNATIONAL OPERATIONS SUBJECT US TO RISKS, WHICH COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

Our international operations are exposed to the following risks, several of which are out of our control:

●	political and economic instability, international terrorism and anti-American sentiment, particularly in emerging markets;
●	preference for locally branded products, and laws and business practices favoring local competition;
●	unusual or burdensome foreign laws or regulations, and unexpected changes to those laws or regulations;
●	|import and export license requirements, tariffs, taxes and other barriers;
●	costs of customizing products for foreign countries;
●	increased difficulty in managing inventory;
●	less effective protection of intellectual property; and
●	difficulties and costs of staffing and managing foreign operations.

Any or all of these factors could adversely affect our ability to execute any geographic expansion strategies or have a material adverse effect on our business and results of operations.

OUR PRODUCTS MAY BE DISPLACED BY NEWER TECHNOLOGY.

The alternative power industry is undergoing rapid and significant technological change. Third parties may succeed in developing or marketing technologies and products that are more effective than those developed or marketed by us, or that would make our technology obsolete or non-competitive. Accordingly, our success will depend, in part, on our ability to respond quickly to technological changes. We may not have the resources to do this.

WE MUST HIRE QUALIFIED ENGINEERING, DEVELOPMENT AND PROFESSIONAL SERVICES PERSONNEL.

We cannot be certain that we can attract or retain a sufficient number of highly qualified mechanical engineers, industrial technology and manufacturing process developers and professional services personnel. To deploy our products quickly and efficiently, and effectively maintain and enhance them, we will require an increasing number of technology developers. We expect customers that license our technology will typically engage our professional engineering staff to assist with support, training, consulting and implementation. We believe that growth in sales depends on our ability to provide our customers with these services and to attract and educate third-party consultants to provide similar services. As a result, we plan to hire professional services personnel to meet these needs. New technical and professional services personnel will require training and education and it will take time for them to reach full productivity. To meet our needs for engineers and professional services personnel, we also may use costlier third-party contractors and consultants to supplement our own staff. Competition for qualified personnel is intense, particularly because our technology is specialized and only a limited number of individuals have acquired the needed skills. Our business may be harmed if we are unable to attract or retain an adequate number of qualified personnel.

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WE MAY BE ADVERSELY AFFECTED BY SHORTAGES OF REQUIRED COMPONENTS. IN ADDITION, WE DEPEND ON A LIMITED NUMBER OF SUPPLIERS TO PROCURE OUR PARTS FOR PRODUCTION WHICH IF AVAILABILITY OF PRODUCTS BECOMES COMPROMISED IT COULD ADD TO OUR COST OF GOODS SOLD AND AFFECT OUR REVENUE GROWTH.

At various times, there have been shortages of some of the components that we use, as a result of strong demand for those components or problems experienced by suppliers. These unanticipated component shortages have resulted in curtailed production or delays in production, which prevented us from making scheduled shipments to customers in the past and may do so in the future. Our inability to make scheduled shipments could cause us to experience a reduction in our sales and an increase in our costs and could adversely affect our relationship with existing customers as well as prospective customers. Component shortages may also increase our cost of goods sold because we may be required to pay higher prices for components in short supply and redesign or reconfigure products to accommodate substitute components.

OUR PRINCIPAL SHAREHOLDERS, DIRECTORS AND EXECUTIVE OFFICERS, IN THE AGGREGATE, BENEFICIALLY OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK AND THESE SHAREHOLDERS, IF ACTING TOGETHER, WILL BE ABLE TO EXERT SUBSTANTIAL INFLUENCE OVER ALL MATTERS REQUIRING APPROVAL OF OUR SHAREHOLDERS.

Our principal shareholders, directors and executive officers in the aggregate, beneficially own more than 50% our outstanding common stock on a fully diluted basis. These shareholders, if acting together, will be able to exert substantial influence over all matters requiring approval of our shareholders, including amendments to our Articles of Incorporation, fundamental corporate transactions such as mergers, acquisitions, the sale of the company, and other matters involving the direction of our business and affairs and specifically the ability to determine the members of our board of directors. (See “Security Ownership of Certain Beneficial Owners and Managements”).

IF WE LOSE KEY SENIOR MANAGEMENT PERSONNEL OUR BUSINESS COULD BE NEGATIVELY AFFECTED. FURTHER, WE WILL NEED TO RECRUIT AND RETAIN ADDITIONAL SKILLED MANAGEMENT PERSONNEL AND IF WE ARE NOT ABLE TO DO SO, OUR BUSINESS AND OUR ABILITY TO CONTINUE TO GROW COULD BE HARMED.

Our success depends to a large extent upon the continued services of our executive officers. We could be seriously harmed by the loss of any of our executive officers. In order to manage our growth, we will need to recruit and retain additional skilled management personnel and if we are not able to do so, our business and our ability to continue to grow could be harmed. Although a number of companies in our industry have implemented workforce reductions, there remains substantial competition for highly skilled employees.

WE ARE SUBJECT TO ENVIRONMENTAL COMPLIANCE RISKS AND UNEXPECTED COSTS THAT WE MAY INCUR WITH RESPECT TO ENVIRONMENTAL MATTERS MAY RESULT IN ADDITIONAL LOSS CONTINGENCIES, THE QUANTIFICATION OF WHICH CANNOT BE DETERMINED AT THIS TIME.

We are subject to various federal, state, local and foreign environmental laws and regulations, including those governing the use, storage, discharge and disposal of hazardous substances in the ordinary course of our manufacturing process. If more stringent compliance or cleanup standards under environmental laws or regulations are imposed, or the results of future testing and analyses at our current or former operating facilities indicate that we are responsible for the release of hazardous substances, we may be subject to additional remediation liability. Further, additional environmental matters may arise in the future at sites where no problem is currently known or at sites that we may acquire in the future. Currently unexpected costs that we may incur with respect to environmental matters may result in additional loss contingencies, the quantification of which cannot be determined at this time.

OUR SALES AND CONTRACT FULFILLMENT CYCLES CAN BE LONG, UNPREDICTABLE AND VARY SEASONALLY, WHICH CAN CAUSE SIGNIFICANT VARIATION IN REVENUES AND PROFITABILITY IN A PARTICULAR QUARTER.

The timing of our sales and related customer contract fulfillment is difficult to predict. Many of our customers are large enterprises, whose purchasing decisions, budget cycles and constraints and evaluation processes are unpredictable and out of our control. Further, the timing of our sales is difficult to predict. The length of our sales cycle, from initial evaluation to payment for our products and services, can range from several months to well over a year and can vary substantially from customer to customer. Our sales efforts involve significant investment in resources in field sales, marketing and educating our customers about the use, technical capabilities and benefits of our products and services. Customers often undertake a prolonged evaluation process. As a result, it is difficult to predict exactly when, or even if, we will make a sale to a potential customer or if we can increase sales to our existing customers. Large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. In addition, the fulfillment of our customer contracts is partially dependent on other factors related to our customers’ businesses that are not in our control. as with the sales cycle, this can also cause revenues and earnings to fluctuate from quarter to quarter. If our sales and/or contract fulfillment cycles lengthen or our substantial upfront investments do not result in sufficient revenue to justify our investments, our operating results could be adversely affected.

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We have experienced seasonal and end-of-quarter concentration of our transactions and variations in the number and size of transactions that close in a particular quarter, which impacts our ability to grow revenue over the long term and plan and manage cash flows and other aspects of our business and cost structure. Our transactions vary by quarter, with the fourth quarter typically being our largest. If expectations for our business turn out to be inaccurate, our revenue growth may be adversely affected over time and we may not be able to adjust our cost structure on a timely basis and our cash flows may suffer.

OUR OPERATING MARGINS MAY DECLINE AS A RESULT OF INCREASING PRODUCT COSTS.

Our business is subject to significant pressure on pricing and costs caused by many factors, including competition, the cost of components used in our products, labor costs, constrained sourcing capacity, inflationary pressure, pressure from customers to reduce the prices we charge for our products and services, and changes in consumer demand. Costs for the raw materials used in the manufacture of our products are affected by, among other things, energy prices, consumer demand, fluctuations in commodity prices and currency, and other factors that are generally unpredictable and beyond our control. Increases in the cost of raw materials used to manufacture our products or in the cost of labor and other costs of doing business in the United States and internationally could have an adverse effect on, among other things, the cost of our products, gross margins, operating results, financial condition, and cash flows.

OUR PROPOSED JOINT VENTURE WITH SHENZHEN GAS MAY NOT BE SUCCESSFUL.

Our proposed joint venture with Shenzhen Gas (as defined below) is subject to risks that we may not be able to control and therefor may not be successful. CETY Hong Kong has entered into a framework agreement for a future joint venture with the overseas investment arm of Shenzhen Gas. CETY Hong Kong will hold a 49% interest in the joint venture in accordance with the framework agreement. Once established, the joint venture will acquire municipal natural gas operators in China with funds provided by Shenzhen Gas. The framework agreement is not binding upon the parties until definitive agreements are executed, there is no guarantee the joint venture will be established. Further, the joint venture is dependent on both CETY and Shenzhen Gas contributing funds to the joint venture. Shenzhen Gas will be required to loan funds to the joint venture once established. If Shenzhen Gas does not provide capital for the acquisitions of the natural gas operators as planned, we will not be able to execute the business plan and it may result in a loss of our capital investment, if any. The acquisitions are dependent upon the price of gas, our ability to source acquisition targets for the joint venture, successful price negotiations and the profitable operations of the acquired companies. There can be no assurances that we will be able to successfully acquire companies through the joint venture and execute on its business plan.

OUR WASTE TO ENERGY BUSINESS, INCLUDING OUR BIOMASS PROJECT IN THE U.S., IS IN AT AN EARLY STAGE AND WE DO NOT MAKE ANY ASSURANCES OF ITS SUCCESS OR ABILITY TO OPERATE PROFITABLY.

We are entering into the waste to energy business based on new technology. While the HTAP has not been installed and qualified by an independent engineering study by an engineering, procurement and construction organization for an existing facility in United States or Europe. As a result, we cannot be assured that the equipment or technology will be accepted or adopted by the firms who are typically responsible for developing and building locally based waste to energy facilities. In addition, it is more difficult to obtain standard financing for our projects using HTAP technology until qualified. While we have established our first pilot project for our proposed biomass facility, there can be no assurances we will be able to obtain sufficient financing to complete the project or that once established it will operate profitably.

OUR NEW OPERATIONS FOR HTAP TECHNOLOGY HAVE BEEN RELOCATED TO A NEW OFFICE IN TURKEY FOR SALES AND ENGINEERING AND FOR MANUFACTURING OUTSIDE OF RUSSIA. WE CAN NOT MAKE ANY ASSURANCES THAT THE OPERATIONS FOR THE SALES AND MANUFACTURING OF THE HTAP TECHNLOGY WILL BE SUCCESSFUL.

As a result of the recent war between Russia and the Ukraine, we have terminated our agreements with ENEX and have established an office in Turkey to run the engineering and sales efforts for the HTAP waste to energy products in Europe. The inventor and owner of ENEX has moved out of Russia, purchased an apartment in Antalya, Turkey, and has applied for permanent citizenship in Turkey. In addition, ENEX is in the process of redomiciling to Turkey and will run its operations out of Antalya to complete its remaining projects in Kazakhstan at which time the operations of ENEX are expected to be wound down. Upon the ENEX owner’s receipt of Turkish citizenship, CETY plans to retain the former owner of ENEX to develop and patent new technology relating the ablative processing of waste material and, after ENEX redomiciles to Turkey, transfer any requisite intellectual property rights to CETY in order to develop new patents on the technology. The former operations in Russia primarily consisted of assembling third party components and engineering modifications on the system required to meet our customer’s needs. We will need to relocate personnel and equipment and obtain an office and manufacturing facility in Turkey to properly establish new manufacturing operations. In addition, we will need to establish relationships with third party manufacturers who are not located in Russia in order to obtain components for the HTAP systems. We cannot assure you that the transition of ENEX from Russia to Turkey will be successful as will require adding new engineers from outside of Russia and developing new material sources and supply chains.

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WE CAN NOT ASSURE THAT OUR HTAP TECHNOLOGY WILL BE ABLE TO BE MODIFIED TO ACCOMMODATE THE NEEDS OF OUR CUSTOMERS OR TO PRODUCE ALL OF THE BIOFULES WHICH WE BELIEVE IT IS CAPABLE OF PRODUCING.

Our HTAP Technology will need to be modified to burn certain types of fuels, depending on our customer’s needs, and to produce certain types of biofuels that we expect to produce, such as hydrogen. We cannot assure you that we will be able to successfully modify our HTAP systems to accommodate the needs of our customers or to produce all of the biofuels we believe it is capable of producing. While HTAP technology has been used in various waste to energy projects using high temperature ablative technology clients have varying needs with respect to their waste products. For example, some types of sewage waste require pre-treatment and processing before it can be incinerated at high temperatures under pressurized conditions. Additionally, some customers will want to produce different types of biofuels based on their needs and the market. While our HTAP technology has produced biogas and biofuel, we cannot assure you that we will be able to modify and produce equipment that will provide output products that our customers desire. For example, we believe that hydrogen will be used in the future to power electrical generators feeding the grid. Our HTAP system will need to be modified to produce hydrogen and we can make no assurances that we will be able to successfully make such modifications.

OUR HTAP TECHNOLOGY FACES MANY COMPETING NEW AND EXISTING TECHNOLOGIES, AND WE CANNOT ASSURE YOU THAT OUR HIGH TEMPERATURE ABLATIVE PROCESS WILL BE ADOPTED BY THE MARKET.

Our HTAP technology is an alternative to existing incineration technology which we believe is more efficient and will produce a wider variety of biofuels than existing methods at a more cost-effective price. While processes such as thermal on grate are widespread, we believe that they produce more damaging pollution than our ablative pressurized incineration technology. Systems using thermal on grate have implemented pollution remediation systems reducing the environmental impact of their byproducts. These remediation technologies may improve and become more cost effective thereby reducing the competitiveness of our product. There are also many new technologies that will compete with our HTAP process at a lower cost or with more efficiency that could become the new standard for waste to energy productions. For example, some technologies produce energy by using enzymes to break down organic wastes. Others will grow biological materials that when exposed to sunlight create energy. While these and other technologies are at early stages, we cannot assure you that they will not be developed into commercially viable products that can produce clean energy more efficiently than our product and, in fact, become an industry standard making our technology less attractive.

IF WE FAIL TO DEVELOP AND MAINTAIN AN EFFECTIVE SYSTEM OF INTERNAL CONTROL OVER FINANCIAL REPORTING, WE MAY BE UNABLE TO ACCURATELY REPORT OUR FINANCIAL RESULTS OR PREVENT FRAUD.

As a public company, we have been subject to the Section 404 of the Sarbanes-Oxley Act, or SOX 404, which requires that we include a report from management on the effectiveness of our internal control over financial reporting in our annual report on Form 10-K.

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Our reporting obligations as a public company place a significant strain on our management and operational and financial resources and systems. Effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to prevent fraud. As a result, our failure to achieve and maintain effective internal controls over financial reporting may result in the loss of investor confidence in the reliability of our financial statements, which in turn may harm our business and negatively impact the trading price of our stock. Furthermore, we anticipate that we will continue to incur considerable costs and use significant management time and other resources in an effort to comply with Section 404 and other requirements of the Sarbanes-Oxley Act.

In connection with the auditing of our consolidated financial statements as of and for the years ended December 31, 2020 and 2021, we identified the following material weaknesses in our internal control over financial reporting:

●	Inadequate segregation of duties consistent with control objectives due to a small number of employees;
●	Lack of formal policies and procedures, but there are integrated systems in place and the procedure are being documented;
●	Lack of a functioning audit committee to oversee financial reporting responsibilities, which is being addressed by adding qualified CPA board members; and
●	Lack of risk assessment procedures on internal controls to detect financial reporting risks on a timely manner, currently being implemented as part of new procedures and policies.

As defined in the rules and regulations adopted by the SEC, a “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis.

Management has been implementing and will continue to implement measures designed to ensure that control deficiencies contributing to the material weakness are remediated, such that these controls are designed, implemented, and operating effectively. The remediation actions planned include:

●	Continue to search for and evaluate qualified independent outside directors;
●	Identify gaps in our skills base and the expertise of our staff required to meet the financial reporting requirements of a public company; and
●	Continue to develop policies and procedures on internal control over financial reporting and monitor the effectiveness of operations on existing controls and procedures.

We have also engaged a third-party financial consulting firm during the year to assist with the preparation of SEC reporting. We are committed to maintaining a strong internal control environment and believe that these remediation efforts will deliver improvements in our control environment. Our management will continue to monitor and evaluate the relevance of our risk-based approach and the effectiveness of our internal controls and procedures over financial reporting on an ongoing basis and is committed to taking further action and implementing additional enhancements or improvements, as necessary and as funds allow.

However, the implementation of these measures may not fully address these weaknesses in our internal control over financial reporting, and we cannot conclude that they have been fully remedied. Our failure to correct these weakness and deficiencies or our failure to discover and address any other weakness and deficiencies could result in our inability to accurately report our financial results, prevent or detect fraud or provide timely and reliable financial and other information pursuant to the reporting obligations we have as a public company, which could have a material adverse effect on our business, financial condition and results of operations. Further, it could cause our investors to lose confidence in the information we report, which could adversely affect the price of our shares.

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WE HAVE ENGAGED IN TRANSACTIONS WITH RELATED PARTIES, AND SUCH TRANSACTIONS PRESENT POSSIBLE CONFLICTS OF INTEREST THAT COULD HAVE AN ADVERSE EFFECT ON OUR BUSINESS AND RESULTS OF OPERATIONS.

We have entered into certain transactions with our officers, directors and certain shareholders. See “Certain Relationships and Related Party Transactions.” We believe the terms obtained or consideration that we paid or received, as applicable, in connection with these transactions were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

We may in the future enter into additional transactions in which any of our directors, officers or certain shareholders, or any members of their immediate family, have a direct or indirect material interest. Such transactions present potential for conflicts of interest, as the interests of these entities and their shareholders may not align with the interests of the Company and our unaffiliated shareholders with respect to the negotiation of, and certain other matters related to, our purchases from and other transactions with such entities. Conflicts of interest may also arise in connection with the exercise of contractual remedies under these transactions, such as for events of default.

Our Board of Directors intends to authorize the Audit Committee consisting of independent directors upon its formation to review and approve all material related party transactions. Nevertheless, we may have achieved more favorable terms if such transactions had not been entered into with related parties. These transactions, individually or in the aggregate, may have an adverse effect on our business and results of operations or may result in litigation or enforcement actions by the SEC or other agencies.

OUR CFO AND DIRECTOR, MR. CALVIN PANG, HOLDS A CONTROLLING INTEREST IN US THROUGH AN ENTITY HE CONTROLS WHICH MAY POSE CONFLICTS OF INTERESTS AS A RELATED PARTY.

Mr. Calvin Pang is the beneficial owner of 64.7% of our common stock, or 24,044,101 shares, as of March 1, 2023. While many of Mr. Pang’s interests are aligned with our business and operations, we cannot assure you that the interests of the Company and Mr. Pang will always be the same. Under Nevada laws, all directors, including Mr. Pang as a director, owe fiduciary duties to our corporation. In addition, the Company has taken steps to exclude Mr. Pang from voting as a director on issues that he may be a related party. Further, our Board of Directors intends to authorize the Audit Committee upon its formation to review and approve all material related party transactions. Nevertheless, Mr. Pang can exert significant influence on the board and the actions of the Company as being a majority shareholder and your and other minority shareholders’ ability to influence significant corporate decisions will be limited.

THE COMPANY DEPENDS ON A LIMITED NUMBER OF CUSTOMERS FOR A LARGE PORTION OF ITS NET SALES.

A limited number of customers account for a large percentage of the Company’s net sales. The Company’s three largest customers, Aries Clean Energy, San Giorgio, and Greenverse and its domestic and international affiliated companies, accounted for approximately 75% of the Company’s net sales during fiscal year 2021 and the company’s three largest customers, Ekonams, CEF, and Corycos, accounted for approximately 96% of the Company’s net sales during fiscal year 2020. The Company expects that a significant portion of its revenues will continue to be derived from a small number of customers and that these percentages may increase with the growth of its waste to energy products and services. In addition, the Company’s business is based primarily upon individual sales orders, and the Company typically does not enter into long-term contracts with its customers. Accordingly, these customers could reduce their purchasing levels or cease buying products from the Company at any time and for any reason. In addition, since the Company is project driven, the Company’s sales can be delayed due to the time it takes for its customers with the approval and financing process of their project which can reduce the sales of the Company’s products and it may have a material adverse effect on the Company’s business, financial condition and results of operations.

WE MAY INCUR LIABILITIES THAT ARE NOT COVERED BY INSURANCE.

While we seek to maintain appropriate levels of insurance, not all claims are insurable and we may experience major incidents of a nature that are not covered by insurance or not covered adequately by insurance. Furthermore, insurance companies in China currently do not offer as extensive an array of insurance products for our PRC subsidiaries as insurance companies in more developed economies. In some cases, we have determined that the costs of insuring for these risks and the difficulties associated with acquiring such insurance on commercially reasonable terms make it impractical for us to have such insurance. We maintain an amount of insurance protection that we believe is adequate, but there can be no assurance that such insurance will continue to be available on acceptable terms or that our insurance coverage will be sufficient or effective under all circumstances and against all liabilities to which we may be subject. If we were to incur substantial losses or liabilities due to fire, explosions, floods, other natural disasters or accidents or business interruption, our results of operations could be materially and adversely affected. We could, for example, be subject to substantial claims for damages upon the occurrence of several events within one calendar year. In addition, our insurance costs may increase over time in response to any negative development in our claims history or due to material price increases in the insurance market in general.

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A SIGNIFICANT INTERRUPTION IN THE OPERATIONS OF OUR THIRD-PARTY SUPPLIERS COULD POTENTIALLY DISRUPT OUR OPERATIONS.

We have limited control over the operations of our third-party suppliers and other business partners and any significant interruption in their operations may have an adverse impact on our operations. For example, a significant interruption in the operations of our supplier’s manufacturing facilities could cause delay or termination of shipment of the raw materials to our subsidiaries, which may cause delay or termination of shipment of our products to our customers, thus resulting in penalties or fines due to our breach of contract. If we could not solve the impact of the interruptions of operations of our third-party suppliers, our business operations and financial results may be materially and adversely affected.

WE HAVE A SIGNIFICANT AMOUNT OF ACCOUNTS RECEIVABLE, WHICH COULD BECOME UNCOLLECTIBLE.

As of December 31, 2021, we had approximately $693,032 in accounts receivable and $684,770 in long term financing receivables. Our accounts receivable primarily include balance due from customers when our products are sold and delivered to customers. Our customers are required to make full payment within three to five months from delivery date, although our industry typical payment term is 180 days from delivery. As a result of the COVID-19 outbreak in January 2020, collection activities from some of our customers affected by the pandemic resulted in longer payment terms. We impliedly granted extended payment terms until their projects are commissioned and they collect from their end users. Deteriorating conditions in, bankruptcies, or financial difficulties of a customer or within their industries generally may impair the financial condition of our customers and hinder their ability to pay us on a timely basis or at all, and accounts receivable are written off against allowances only after exhaustive collection efforts. The failure or delay in payment by one or more of our customers could reduce our cash flows and adversely affect our liquidity and results of operations.

OUR SALES AND PROFITABILITY ARE DEPENDENT ON THE PRICE OF OIL, NATURAL GAS AND ELECTRICITY, WHICH HAS BEEN SIGNIFICANTLY VOLATILE RECENTLY.

Our Waste Heat Recovery products and Waste to Energy products are dependent on the prices of traditional energy sources. We believe our products reuse wasted heat and create electricity with zero emission and have potential for receiving clean energy incentives. The process of converting waste heat to power is referred to as organic Rankine cycle. Our waste to energy products converts organic waste into power and biochar through a process referred to pyrolysis. As the price of energy increases, the economic justification for our products increases. At the same time, as the price for traditional fuel decreases, there is less incentive for customers to purchase our products and it may impair our ability to sell our products.

IF THE SPOT PRICE OF NG IN CHINA DROPS BELOW THE PURCHASE PRICE OUR TRADERS NEGOTIATE WITH OUR SUPPLIERS, WE MAY NOT BE ABLE TO SELL OUR NG OR MAY HAVE TO SELL IT AT A LOSS.

Our traders at JHJ purchase NG at a fixed price in large volumes. If the spot prices for NG in China drop below our purchase price, we may not be able to sell our NG to our customers or may have to sell the NG at a substantial loss. We do not purchase a sufficient volume of NG to be able to hedge against price declines of this commodity. If we believe that NG prices are too high and we are unable to purchase because we believe that prices will drop, we will not have sufficient supply of NG to conduct trading operations until the market pricing returns to a level at which we can conduct operations.

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WE MAY NOT HAVE SUFFICIENT FUNDS TO CONDUCT OUR TRADING OPERATIONS IN THE PRC.

We are funding our trading operations through cash flow generated by JHJ and from funds provided by our parent. If we or JHJ does not have sufficient funds, we may not be able to conduct trading operations.

OUR WASTE TO ENERGY PRODUCTS FROM ENEX HAVE NOT BEEN TESTED IN THE UNITED STATES.

ENEX’s HTAP 5 and 10 have not been installed in the United States. In order to commence sales, our purchasers will need to review data that they may not deem reliable. As a result, we may be required to post large bonds or find an EPC that will guarantee performance of the ENEX systems. We can not give any assurances that we will be able to finance the bonds or find an EPC willing to guaranty performance.

THE IMPLEMENTATION OF OUR WASTE TO ENERGY JOINT VENTURES DEPENDS ON US FINDING FUNDING FOR THE PROJECTS.

In order to implement the ENEX system in our waste to energy joint ventures, we will need to finance directly or obtain third party financing for these projects. We cannot give any assurances that we will be able to directly finance these projects or be able to find a third party to provide financing to them. If we are not able to finance the projects we will not be able to implement our business plan in this sector.

WE MAY NEED TO RAISE ADDITIONAL CAPITAL REQUIRED TO GROW OUR BUSINESS, AND WE MAY NOT BE ABLE TO RAISE CAPITAL ON TERMS ACCEPTABLE TO US OR AT ALL.

Growing and operating our business will require significant cash outlays and capital expenditures and commitments. We have utilized cash on hand and cash generated from operations as sources of liquidity. If such cash is not sufficient to meet our cash requirements, we will need to seek additional capital, potentially through equity or debt financing, to fund our growth. Our ability to access the credit and capital markets in the future as a source of liquidity, and the borrowing costs associated with such financing, are dependent upon market conditions.

In addition, any equity securities we issue, including any preferred stock, may be on terms that are dilutive or potentially dilutive to our stockholders, and the prices at which new investors would be willing to purchase our securities may be lower than the offering price per share of our Common Stock. The holders of any equity securities we issue, including any preferred stock, may also have rights, preferences or privileges which are senior to those of existing holders of Common Stock. If new sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans based on available funding, if any, which would harm our ability to grow our business.

OUR REVENUE GROWTH RATE DEPENDS PRIMARILY ON OUR ABILITY TO EXECUTE OUR BUSINESS PLAN.

We may not be able to identify and maintain the necessary relationships with customers and labor within our industry. Our ability to execute our business plan also depends on other factors, including the ability to:

●	Negotiate and maintain contracts and agreements with acceptable terms;
●	Hire and train qualified personnel;
●	Maintain marketing and development costs at affordable rates; and
●	Maintain an affordable labor force.

CHINA’S ECONOMIC, POLITICAL AND SOCIAL CONDITIONS, AS WELL AS GOVERNMENTAL POLICIES, COULD AFFECT THE BUSINESS ENVIRONMENT IN CHINA AND OUR ABILITY TO OPERATE OUR BUSINESS.

A portion of our operations are conducted in China. Accordingly, our business, results of operations, financial condition and prospects may be influenced to a degree by economic, political, legal and social conditions in China. China’s economy differs from the economies of other countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. In recent years, the Chinese government has implemented measures emphasizing market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises. However, a significant portion of productive assets in China are still owned by the Chinese government. The Chinese government continues to play a significant role in regulating industrial development. It also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policies, restricting the inflow and outflow of foreign capital and providing preferential treatment to particular industries or companies. More generally, if the business environment in China deteriorates from the perspective of domestic or international investment, the portion of our operations in China may also be adversely affected.

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As the Chinese economy has become increasingly linked with the global economy, China is affected in various respects by downturns and recessions of major economies around the world. The various economic and policy measures enacted by the Chinese government to forestall economic downturns or bolster China’s economic growth could materially affect our business. Any adverse change in the economic conditions in China, policies of the Chinese government or laws and regulations in China could have a material adverse effect on the overall economic growth of China and, in turn, the portion of our business in China.

UNCERTAINTIES IN THE CHINA LEGAL SYSTEM COULD MATERIALLY AND ADVERSELY AFFECT US.

In 1979, the Chinese government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past four decades has significantly enhanced the protections afforded to various forms of foreign investments in China. However, China has not developed a fully integrated legal system, and recently enacted laws and regulations may not sufficiently cover all aspects of economic activities in China. In particular, the China legal system is based on written statutes and prior court decisions have limited value as precedents. Since these laws and regulations are relatively new and the China legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules may not be uniform and enforcement of these laws, regulations and rules involves uncertainties. These uncertainties may affect our judgment on the relevance of legal requirements and our ability to enforce our contractual rights or tort claims. In addition, the regulatory uncertainties may be exploited through unmerited or frivolous legal actions or threats in attempts to extract payments or benefits from us. Furthermore, the China legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all and may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. In addition, any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention.

PRC REGULATION OF LOANS TO AND DIRECT INVESTMENT IN PRC ENTITIES BY OFFSHORE HOLDING COMPANIES AND GOVERNMENTAL CONTROL OF CURRENCY CONVERSION MAY DELAY OR PREVENT US FROM MAKING LOANS OR ADDITIONAL CAPITAL CONTRIBUTIONS TO OUR CHINESE SUBSIDIARIES.

We are a U.S. based company conducting a portion of our operations in China. We may make loans to our PRC subsidiaries subject to the approval, registration, and filing with governmental authorities and limitation of amount, or we may make additional capital contributions to our subsidiaries in China and Hong Kong. Any loans to our wholly foreign-owned subsidiaries in mainland China, which are treated as foreign-invested enterprises under PRC law, are subject to foreign exchange loan registrations

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals or filings on a timely basis, if at all, with respect to future loans by us to our Hong Kong or PRC subsidiaries or with respect to future capital contributions by us to our Hong Kong or PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds from this Underwritten Offering and to capitalize or otherwise fund our Chinese operations may be negatively affected.

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FLUCTUATIONS IN EXCHANGE RATES COULD HAVE AN EFFECT ON THE RESULTS OF OPERATIONS OF OUR HONG KONG AND CHINA SUBSIDIARIES.

The value of the Renminbi against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions in China and by China’s foreign exchange policies. Since June 2010, the Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. In the fourth quarter of 2016, the Renminbi has depreciated significantly in the backdrop of a surging U.S. dollar and persistent capital outflows of China. This depreciation halted in 2017, and the RMB appreciated approximately 7% against the U.S. dollar during this one-year period. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system, and we cannot assure you that the Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future which may impact the profitability of our operations in China.

WE MAY BE SUBJECT TO GOVERNMENT LAWS AND REGULATIONS PARTICULAR TO OUR OPERATIONS WITH WHICH WE MAY BE UNABLE TO COMPLY.

We may not be able to comply with all current and future government regulations which are applicable to our business. Our business operations are subject to all government regulations normally incident to conducting business (e.g., occupational safety and health acts, workmen’s compensation statutes, unemployment insurance legislation, income tax, and social security laws and regulations, environmental laws and regulations, consumer safety laws and regulations, etc.) as well as to governmental laws and regulations applicable to small public companies and their capital formation efforts. Although we will make every effort to comply with applicable laws and regulations, we can provide no assurance of our ability to do so, nor can we predict the effect of those regulations on our proposed business activities. Our failure to comply with material regulatory requirements would likely have an adverse effect on our ability to conduct our business and could result in our cessation of active business operations.

COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE WILL RESULT IN ADDITIONAL EXPENSES.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Risks Related to This Offering and Ownership of Our Common Stock

OUR OPERATING RESULTS AND SHARE PRICE MAY BE VOLATILE AND THE MARKET PRICE OF OUR COMMON STOCK AFTER THIS OFFERING MAY DROP BELOW THE PRICE YOU PAY.

Our quarterly operating results have in the past fluctuated and are likely to do so in the future. As a result, the trading price of the shares of our common stock following this offering is likely to be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this prospectus, these factors include:

●	the success of competitive products or technologies;
●	actual or anticipated changes in our growth rate relative to our competitors;
●	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures, collaborations or capital commitments;
●	regulatory or legal developments in the United States and other countries in which we operate;
●	the recruitment or departure of key personnel;
●	the level of expenses;
●	changes in our backlog in a given period;

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●	actual or anticipated changes in estimates as to financial results, development timelines or recommendations by securities analysts;
●	variations in our financial results or those of companies that are perceived to be similar to us;
●	fluctuations in the valuation of companies perceived by investors to be comparable to us;
●	inconsistent trading volume levels of our shares;
●	announcement or expectation of additional financing efforts;
●	sales of our common stock by us, our insiders or our other stockholders;
●	market conditions in the clean energy sector; and
●	general economic, industry and market conditions.

These and other factors, many of which are beyond our control, may cause our operating results and the market price and demand for our shares to fluctuate substantially. While we believe that operating results for any particular quarter are not necessarily a meaningful indication of future results, fluctuations in our quarterly operating results could limit or prevent investors from readily selling their shares and may otherwise negatively affect the market price and liquidity of our shares. In addition, the stock market in general, and companies in our markets in particular, have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Broad market and industry factors may negatively affect the market price of our common stock, regardless of our actual operating performance. The realization of any of these risks or any of a broad range of other risks, including those described in these “Risk Factors,” could have a dramatic and material adverse impact on the market price of the shares of our common stock.

WE HAVE ISSUED A SUBSTANTIAL AMOUNT OF CONVERTIBLE SECURITIES WHICH IF CONVERTED WILL SUBSTANTIALLY DILUTE ALL OF OUR STOCKHOLDERS.

So far we have issued a substantial number of convertible securities, including warrants, which, if converted or exercised, would result in substantial dilution to our stockholders. See Note 9 of the Notes to the consolidated financial statements for the three and nine months ended September 30, 2022 included in this prospectus for further information on our outstanding convertible notes. Our ability to meet pay interest and repay principal for our substantial level of outstanding convertible notes depends on, among other things, our operating results and financial market conditions. Our cash flow may not be sufficient to allow us to pay principal and interest on our outstanding convertible notes and meet our other obligations. Our level of indebtedness could have other important consequences. In addition, conversion of our convertible notes and exercise of warrants could result in significant dilution to our existing stockholders and cause the market price of our common stock to decline.

WE HAVE CONSIDERABLE DISCRETION AS TO THE USE OF THE NET PROCEEDS FROM THIS UNDERWRITTEN OFFERING AND WE MAY USE THESE PROCEEDS IN WAYS WITH WHICH YOU MAY NOT AGREE.

Our management will have broad discretion in the way that we use the net proceeds of this Underwritten Offering. Pending the final application of the net proceeds of this Underwritten Offering, we intend to use the net proceeds of this Underwritten Offering primarily to enhance and expand our business operations and for general corporate purposes. However, the proceeds may not be invested effectively or in a manner that yields a favorable or any return, and consequently, this could result in financial losses that could have a material adverse effect on our business, financial condition and results of operations. There can be no assurance that the Company will utilize the net proceeds in a manner that enhances value of the Company. If the Company fails to spend the proceeds effectively, the Company’s business and financial condition could be harmed, and there may be the need to seek additional financing sooner than expected.

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WE ARE A SMALLER REPORTING COMPANY, AND WE CANNOT BE CERTAIN IF THE REDUCED REPORTING REQUIREMENTS APPLICABLE TO US WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a smaller reporting company, we may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our annual report on Form 10-K and we have reduced disclosure obligations regarding executive compensation. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock, and our stock price may be more volatile.

CERTAIN PROVISIONS OF NEVADA LAW AND IN THE COMPANY’S CHARTER AND BYLAWS MAY HAVE A NEGATIVE EFFECT ON ACQUISITION OF OUR COMPANY.

Certain provisions of Nevada law and our bylaws, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares. These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

OUR ISSUANCE OF ADDITIONAL CAPITAL STOCK IN CONNECTION WITH FINANCINGS, ACQUISITIONS, INVESTMENTS, OUR EQUITY INCENTIVE PLANS, OR OTHERWISE WILL DILUTE ALL OTHER STOCKHOLDERS.

We expect to issue additional capital stock in the future that will result in dilution to all other stockholders. We expect to grant equity awards to employees, directors, and consultants under our equity incentive plans. We may also raise capital through equity financings in the future. As part of our business strategy, we may acquire or make investments in complementary companies, products, or technologies, and issue equity securities to pay for any such acquisition or investment. Any such issuances of additional capital stock may cause stockholders to experience significant dilution of their ownership interests and the per share value of our common stock to decline.

WE MAY MAKE ACQUISITIONS THAT ARE DILUTIVE TO EXISTING STOCKHOLDERS. IN ADDITION, OUR LIMITED EXPERIENCE IN ACQUIRING OTHER BUSINESSES, PRODUCT LINES AND TECHNOLOGIES MAY MAKE IT DIFFICULT FOR US TO OVERCOME PROBLEMS ENCOUNTERED IN CONNECTION WITH ANY ACQUISITIONS WE MAY UNDERTAKE.

We intend to evaluate and explore strategic opportunities as they arise, including business combinations, strategic partnerships, and the purchase, licensing or sale of assets. In connection with any such future transaction, we could issue dilutive equity securities, incur substantial debt, reduce our cash reserves or assume contingent liabilities.

Our experience in acquiring other businesses, product lines and technologies is limited. Our inability to overcome problems encountered in connection with any acquisitions could divert the attention of management, utilize scarce corporate resources and otherwise harm our business. Any potential future acquisitions also involve numerous risks, including:

●	problems assimilating the purchased operations, technologies or products;
●	costs associated with the acquisition;
●	adverse effects on existing business relationships with suppliers and customers;
●	risks associated with entering markets in which we have no or limited prior experience;
●	potential loss of key employees of purchased organizations; and
●	potential litigation arising from the acquired company’s operations before the acquisition.

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Furthermore, acquisitions may require material charges and could result in adverse tax consequences, substantial depreciation, deferred compensation charges, in-process research and development charges, the amortization of amounts related to deferred compensation and identifiable purchased intangible assets or impairment of goodwill, any of which could negatively affect our results of operations.

WE MAY BE SUBJECT TO SECURITIES LITIGATION, WHICH IS EXPENSIVE AND COULD DIVERT MANAGEMENT ATTENTION.

The market price of the shares of our common stock may be volatile, and in the past companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Securities litigation against us could result in substantial costs and divert our management’s attention from other business concerns, which could seriously harm our business.

IF YOU PURCHASE SHARES OF COMMON STOCK IN THIS Underwritten OFFERING, YOU WILL INCUR IMMEDIATE AND SUBSTANTIAL DILUTION IN THE BOOK VALUE OF THE SHARES OF OUR COMMON STOCK.

The proposed public offering price of the shares of our common stock in the Underwritten Offering is substantially higher than the net tangible book value per share of our common stock after giving effect to the Underwritten Offering. Investors purchasing shares of common stock in this Underwritten Offering will pay a price per share that substantially exceeds the book value of our tangible assets after subtracting our liabilities. As a result, investors purchasing shares of common stock in this Underwritten Offering will incur immediate dilution.

Further, because we may need to raise additional capital to fund our anticipated level of operations, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock. These future issuances of equity or equity-linked securities, together with the exercise of outstanding convertible notes and warrants and any additional shares issued in connection with future acquisitions, if any, may result in further dilution to investors. See “Dilution”.

WE DO NOT INTEND TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE; THEREFORE, YOU MAY NEVER SEE A RETURN ON YOUR INVESTMENT.

We do not anticipate the payment of cash dividends on our common stock in the foreseeable future. We anticipate that any profits from our operations will be devoted to our future operations. Any decision to pay dividends will depend upon our profitability at the time, cash available and other factors.

General Risk Factors

NATURAL DISASTERS AND OTHER CATASTROPHIC EVENTS BEYOND OUR CONTROL COULD ADVERSELY AFFECT OUR BUSINESS OPERATIONS AND FINANCIAL PERFORMANCE.

The occurrence of one or more natural disasters, such as fires, hurricanes, tornados, tsunamis, floods and earthquakes; geo-political events, such as civil unrest in a country in which our suppliers are located or terrorist or military activities disrupting transportation, communication or utility systems; or other highly disruptive events, such as nuclear accidents, pandemics, unusual weather conditions or cyber-attacks, could adversely affect our operations and financial performance. Such events could result, among other things, in operational disruptions, physical damage to or destruction or disruption of one or more of our properties or properties used by third parties in connection with the supply of products or services to us, the lack of an adequate workforce in parts or all of our operations and communications and transportation disruptions. These factors could also cause consumer confidence and spending to decrease or result in increased volatility in the United States and global financial markets and economy. Such occurrences could have a material adverse effect on us and could also have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage.

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INCREASES IN COSTS, DISRUPTION OF SUPPLY OR SHORTAGE OF MATERIALS COULD HARM OUR BUSINESS.

We may experience increases in the cost or a sustained interruption in the supply or shortage of materials. Any such increase, supply interruption or shortage could materially and negatively impact our business, prospects, financial condition and operating results. We use various materials in our business from suppliers.

The prices for these materials fluctuate, and their available supply may be unstable, depending on market conditions and global demand for these materials, and could adversely affect our business and operating results.

These risks include:

●	an increase in the cost, or decrease in the available supply, of materials used;

●	disruption in the supply of materials due to quality issues or recalls by manufacturers;

●	tariffs on the materials we source; and

●	increases in global shipping costs have gone up due to shipping container shortages and delays at both shipping and receiving ports due to COVID and lack of appropriate workforce.

Substantial increases in the prices for our materials or prices charged to us would increase our operating costs, and could reduce our margins if we cannot recoup the increased costs through increased prices. Any attempts to increase prices in response to increased material costs could result in cancellations of orders for our products and services and therefore materially and adversely affect our brand, image, business, prospects and operating results.

Any of the above-mentioned factors could affect our business, prospects, financial condition, and operating results. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions may also magnify the impact of other risks described in this registration statement.

WE MAY EXPERIENCE IN THE FUTURE, DELAYS OR OTHER COMPLICATIONS IN THE MANUFACTURE AND SUPPLY OF PRODUCTS WE USE IN OUR SYSTEMS WHICH COULD HARM OUR BRAND, BUSINESS, PROSPECTS, FINANCIAL CONDITION AND OPERATING RESULTS.

We may encounter unanticipated challenges, such as supply chain or logistics constraints, that lead to delays in producing products we use in our projects. Any significant delay or other complication in the production of such products, including complications associated with expanding our supply chain or obtaining or maintaining regulatory approvals, and/or coronavirus impacts, could materially damage our brand, business, prospects, financial condition and operating results.

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CHANGES IN OUR SUPPLY CHAIN MAY RESULT IN INCREASED COST. IF WE ARE UNSUCCESSFUL IN OUR EFFORTS TO CONTROL SUPPLIER COSTS, OUR OPERATING RESULTS MAY SUFFER.

There is no assurance that our suppliers will ultimately be able to meet our cost, quality and volume needs, or do so at the times needed. Furthermore, as the scale of our business increases, we will need to accurately forecast, purchase, warehouse and transport components at much higher volumes than we have experience with. If we are unable to accurately match the timing and quantities of components purchases to our actual needs, or successfully implement automation, inventory management and other systems to accommodate the increased complexity in our supply chain, we may incur unexpected disruption, storage, transportation and write-off costs, which could have a material adverse effect on our financial condition and operating results.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this prospectus, including statements regarding our strategy, future financial position, projected costs, prospects, plans and objectives of management, are forward-looking statements. The words “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” ‘will” “would,” or the negative of these words or other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these words. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties.

The forward-looking statements in this prospectus include, among other things, statements relating to:

●	Our independent accountants have issued a going concern opinion,

●	Intense competition, which may reduce our sales, operating profits, or both,

●	Our ability to obtain future financing,

●	Our ability to execute our strategic plan,

●	Dilution due to exercise of Convertible notes

●	We are in default of our agreements with General Electric and Cybernaut Zfounder Ventures,

●	Our products may be displaced by newer technology,

●	Our expectations related to the use of proceeds from this Underwritten Offering;

●	The effects of increased competition in our markets and our ability to successfully compete with companies that are currently in, or may in the future enter, the markets in which we operate;

●	Our ability to maintain, protect, and enhance our brand and intellectual property;

●	Our estimated market opportunity;

●	The potential impact of the COVID-19 outbreak on our business plans; and

●	Failure to maintain effective internal controls,

We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Actual results or events could differ materially from the plans, intentions, and expectations disclosed in the forward-looking statements we make. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factor” section, that we believe could cause actual results or events to differ materially from the forward-statements that we make. Furthermore, we operate in a competitive and rapid changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus.

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You should read this prospectus and the documents we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. The forward-looking statements contained in this prospectus are made as of the date of this prospectus, and we do not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

MARKET AND INDUSTRY DATA

This prospectus contains estimates, projections and other information concerning our industry, our business and the markets for our products, including data regarding the estimated size of such markets. We obtained the industry, market and similar data set forth in this prospectus from our internal estimates and research and from industry research, publications, surveys and studies conducted by third parties. In some cases, we do not expressly refer to the sources from which this data is derived. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe our internal research is reliable, such research has not been verified by any third party. You are cautioned not to give undue weight to any such information, projections and estimates.

USE OF PROCEEDS

We estimate that we will receive net proceeds from this Underwritten Offering of approximately $4,324,863, or approximately $5,022,363 if the underwriters exercise their option to purchase additional shares in full, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us. These estimates are based upon an assumed public offering price of $4.5 per share, which is the midpoint of the estimated public offering price range set forth on the cover page of this prospectus. A $1.00 increase (decrease) in the assumed public offering price of $4.50 per share would increase (decrease) the net proceeds to us from this offering by approximately $1.011 million, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts and commissions and estimated expenses payable by us.

We currently plan to use the net proceeds of this Underwritten Offering as follows:

● approximately 64.5%, or $2,789,537, for expanding our current businesses, such as promoting our sales and marketing activities, strengthening supply chain and distribution channels, conducting strategic acquisitions or investment in complementary businesses, or

● approximately 10.75%, or $432,486, for research and development activities; and

● approximately 25.25%, or $1,092,027, for working capital and general corporate purposes.

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The foregoing represents our current intentions to use and allocate the net proceeds of this Underwritten Offering based upon our present plans and business conditions. Our management, however, will have broad discretion in the way that we use the net proceeds of this Underwritten Offering. Pending the final application of the net proceeds of this Underwritten Offering, we intend to use the net proceeds of this Underwritten Offering primarily to enhance and expand our business operations and for general corporate purposes. See “Risk Factors—Risks Related to Our Common Stock—We have considerable discretion as to the use of the net proceeds from this Underwritten Offering and we may use these proceeds in ways with which you may not agree.”

We will not receive any proceeds from the sales of shares of our common stock by the selling shareholders in the Selling Shareholders Offering.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We do not anticipate declaring or paying, in the foreseeable future, any cash dividends on our capital stock. We intend to retain all available funds and future earnings, if any, to fund the development and expansion of our business. Any future determination regarding the declaration and payment of dividends, if any, will be at the discretion of our board of directors and will depend on then-existing conditions, including our financial condition, operating results, contractual restrictions, capital requirements, business prospects and other factors our board of directors may deem relevant.

We are obligated to pay dividends to certain holders of our preferred stock which we pay out of legally available funds from time to time or reach arrangements with our holders of preferred stock to convert limited quantities of preferred stock at favorable conversion prices in lieu of dividend payments.

See also “Risk Factors—We Do Not Intend To Pay Dividends In The Foreseeable Future; Therefore, You May Never See A Return On Your Investment.”

MARKET PRICE

Market Information

Our shares of our common stock are quoted on the OTCQB under the symbol “CETY.” Such quotations reflect inter-dealer prices, without retail mark-up, mark-down, or commission and do not necessarily represent actual transactions.

The last reported sales price of our common stock which trades under the symbol “CETY” on the OTCQB on February 28, 2023, was $4.80.

Holders

As of February 28, 2023, there were 116 stockholders of record of our common stock.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2022:

●	on an actual basis;

●	on an as adjusted basis to give effect to the sale by us of 1,111,112 shares of our common stock in this Underwritten Offering at a public offering price of $4.50 per share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option);

●	on an pro forma as adjusted basis to give effect to (i) the sale by of 1,111,112 shares of our common stock in this Underwritten Offering at a public offering price of $4.50 per share, the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting underwriting discounts and estimated offering expenses payable by us (assuming no exercise of the underwriter’s over-allotment option), and (ii) the debt write-off as of December 31, 2022 as described in more detail below.

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You should read this information together with our consolidated financial statements and related notes, as well as the information set forth under the headings “Use of Proceeds” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this prospectus.

	September 30, 2022		Pro Forma
	Actual	As Adjusted	As Adjusted
Cash and cash equivalents	$175,772	$4,825,772	4,825,772

Stockholders’ equity:
Common stock, $0.001 par value, 2,000,000,000 shares authorized, 37,074,432(iv) and 23,589,229 issued and outstanding as of September 30, 2022 and December 31, 2021, respectively (presented on a post-split basis). The company effected a 1-for-40 reverse split on Jan 19, 2023.	37,075	41,909	41,909
Additional paid-in capital	19,136,172	24,131,338	24,131,338
Subscription Receivables	0	0
Accumulated other comprehensive income	(243,135)	(243,135)	(243,135)
Gain / (Loss) on debt settlement and write down			*2,540,016
Accumulated deficit	(18,763,939)	(19,463,939)	(19,463,939)
Total stockholders’ equity (Deficit)	166,173	9,466,173	7,356,189
Total Liabilities and Stockholders’ Deficit	$7,964,334	$17,264,334	15,154,350

*As of the date of this prospectus, we have not made a payment of the principal of $1,200,000 with the accrued interest of $325,843 which comprised the balance of the purchase price pursuant to our asset purchase agreement with General Electric International (“GE”), under which we acquired all assets of Heat Recovery Solutions business unit from General Electric International. In addition, we have not paid GE an amount of $972,233 in accrued transitional fees. We believe that the outstanding amounts should have been an offset to purchase price we paid due to a misrepresentation of the values of the disclosed assets as reflected in the principal amount of the outstanding note and in the transition agreements. CETY stopped making payments and informed GE that it had encountered difficulties because of the valuations of the assets that were acquired from GE. Given that the values of the assets were different than GE’s internal reports and as we discussed at the time of the transaction with GE’s management, we proposed a change in the amount the Company owes GE under the purchase agreement, but GE was non-responsive and GE’s entire distributed power vertical has been divested.

Based on the California Statute of Limitations, the Nevada Statute of Limitations, and the New York Statute of Limitations it is the view of our legal counsel that the above referenced debt is no longer an enforceable obligation under California law, Nevada law, and New York law, as it became past due no later than November 3, 2016, more than Six (6) years ago and last payment made on the debt was on November 3, 2016, which is more than Six (6) years ago. As of December 31, 2022, this debt was written off.

The table above excludes:

(i)	up to 2,916,910 shares of common stock issuable upon the exercise of outstanding common stock purchase warrants and the conversion of outstanding convertible notes offered by the Selling Shareholders;

(ii)	shares of common stock issuable upon the conversion of outstanding convertible notes issued to 1800 Diagonal Lending, LLC in the total principal amount of $373,371.

(iii)	33,333 shares of common stock underlying the warrants to be issued to the Representatives in connection with this Underwritten Offering (38,333, if the underwriters exercise the over-allotment option in full).

(iv)	Excludes 100,446 shares of common stock issued on December 28, 2022 upon the exercise of the warrant that the Company issued to Mast Hill on May 6, 2022, and excludes 33,114 shares of common stock issued on March 1, 2023 upon the exercise of the warrant that the Company issued to First Fire Global Opportunities Fund, LLC on August 17, 2022. An additional 56 shares of common stock were issued as a result of rounding up fractional shares in the reverse stock split effective January 19, 2023.

DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this Underwritten Offering and the adjusted net tangible book value per share of our common stock after this Underwritten Offering.

The historical net tangible book value of our common stock as of September 30, 2022 was approximately $(2,729,358), or ($0.073) per share based upon 37,074,432 shares of common stock outstanding on such date. Historical net tangible book value per share represents the amount of our total tangible assets reduced by the amount of our total liabilities, divided by the total number of shares of common stock outstanding.

Following the Underwritten Offering, our adjusted net tangible book value of our common stock will be $0.12 per share. Adjusted net tangible book value per share represents adjusted net tangible book value divided by the total number of shares outstanding after giving effect to the sale of the shares in this Underwritten Offering at the assumed public offering price of $4.50 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting underwriting discounts and commissions and other estimated offering expenses payable by us. This represents an immediate increase in as adjusted net tangible book value of $0.14 per share to existing stockholders and an immediate dilution of $4.38 per share to investors purchasing shares of common stock in the Underwritten Offering at the assumed public offering price.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share	$4.50
Net tangible book value per share as of September 30, 2022	$(0.02)
Increase in net tangible book value per share attributable to this Underwritten Offering	$0.14
As adjusted net tangible book value per share after giving effect to this Underwritten Offering	$0.12
Dilution in net tangible book value per share to purchasers in this Underwritten Offering	$4.38

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If the underwriters’ over-allotment option is exercised in full, our adjusted net tangible book value following the Underwritten Offering will be $0.14 per share, and the dilution to investors purchasing shares of common stock in the Underwritten Offering will be $4.36 per share.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis should be read in conjunction with our financial statements and the related notes thereto. The management’s discussion and analysis contain forward-looking statements, such as statements of our plans, objectives, expectations, and intentions. Any statements that are not statements of historical fact are forward-looking statements. When used, the words “believe,” “plan,” “intend,” “anticipate,” “target,” “estimate,” “expect” and the like, and/or future tense or conditional constructions (“will,” “may,” “could,” “should,” etc.), or similar expressions, identify certain of these forward-looking statements. These forward-looking statements are subject to risks and uncertainties, including those under “Risk Factors,” that could cause actual results or events to differ materially from those expressed or implied by the forward-looking statements. Our actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of several factors. We do not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Description of the Company

We specialize in renewable energy & energy efficiency systems design, manufacturing and project implementation. We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We provided engineering and manufacturing electronics services to original equipment manufacturers (OEMs) of clean energy, industrial, automotive, semiconductor, medical, communication, military, and high technology products.

With the vision to combat climate change and creating a better, cleaner and environmentally sustainable future, we formed Clean Energy HRS, LLC a wholly owned subsidiary and acquired the assets of Heat Recovery Solutions from General Electric International on September 11, 2015. In November 2015, we changed our name to Clean Energy Technologies, Inc. We have 11 full time employees. All employees and overhead are shared between Clean Energy Technologies, Inc. (which still provides the contract electronic manufacturing services) and Clean Energy HRS, LLC.

Clean Energy Technologies, Inc. established CETY Europe, SRL (CETY Europe) as a wholly owned subsidiary in 2017. CETY Europe is a sales and service center located in Silea (Treviso), Italy, which became operational in November 2018. Their offices are located at Alzaia Sul Sile, 26D, 31057 Silea (TV) and have 1 full time employee.

Clean Energy Technologies, Inc. established a wholly owned subsidiary called CETY Capital, a financing arm of CETY to fund captive renewable energy projects producing low carbon energy. CETY Capital will add flexibility to the capacity CETY offers its customers and fund projects utilizing its products and clean energy solutions.

Clean Energy Technologies (H.K.) Limited., a wholly owned subsidiary of Clean Energy Technologies Inc. acquired 100% ownership of Leading Wave Limited a liquid natural gas trading company in China.

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Business Overview

General

The Company’s business and operating results are directly affected by changes in overall customer demand, operational costs and performance and leverage of our fixed cost and selling, general and administrative (“SG&A”) infrastructure.

Product sales fluctuate in response to several factors including many that are beyond the Company’s control, such as general economic conditions, interest rates, government regulations, consumer spending, labor availability, and our customers’ production rates and inventory levels. Product sales consist of demand from customers in many different markets with different levels of cyclicality and seasonality.

Operating performance is dependent on the Company’s ability to manage changes in input costs for items such as raw materials, labor, and overhead operating costs. Performance is also affected by manufacturing efficiencies, including items such as on time delivery, quality, scrap, and productivity. Market factors of supply and demand can impact operating costs

In December 2019, a novel strain of coronavirus (COVID-19) was reported in Wuhan, China and has spread throughout the United States and the rest of the world. The World Health Organization has declared the outbreak to constitute a “Public Health Emergency of International Concern.” This contagious disease outbreak, which has not been contained, and is disrupting supply chains and affecting production and sales across a range of industries in United States and other companies as a result of quarantines, facility closures, and travel and logistics restrictions in connection with the outbreak, as well as the worldwide adverse effect to workforces, economies and financial markets, leading to a global economic downturn. Therefore, the Company expects this matter to negatively impact its operating results. However, the related financial impact and duration cannot be reasonably estimated at this time.

Who We Are

We develop renewable energy products and solutions and establish partnerships in renewable energy that make environmental and economic sense. Our mission is to be a leader in the Zero Emission Revolution by offering recyclable energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We target sustainable energy solutions that are profitable for us, profitable for our customers and represent the future of global energy production.

Our principal businesses

Waste Heat Recovery Solutions – we recycle wasted heat produced in manufacturing, waste to energy and power generation facilities using our patented Clean CycleTM generator to create electricity which can be recycled or sold to the grid.

Waste to Energy Solutions - we convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity, renewable natural gas (“RNG”), hydrogen and bio char which are sold or used by our customers.

Engineering, Consulting and Project Management Solutions – We have expanded our legacy electronics and manufacturing business and plan to manufacture component parts for our Waste Heat Recovery and Waste to Energy business and to provide consulting services to municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies so they can identify, design and incorporate clean energy solutions in their projects.

CETY HK

CETY HK consists of two business ventures in mainland China:(i) our NG trading operations sourcing and suppling NG to industries and municipalities. The NG is principally used for heavy truck refueling stations and urban or industrial users. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts; and (ii) our planned joint venture with Shenzhen Gas, acquiring natural gas pipeline operator facilities, primarily located in the southwestern part of China. Our planned joint venture with Shenzhen Gas plans to acquire, with financing from Shenzhen Gas, natural gas pipeline operator facilities with the goal of aggregating and selling the facilities to Shenzhen Gas in the future. According to our Framework Agreement with Shenzhen Gas, we will be required to contribute $8 million to the joint venture which the Company expects to raise in future financings. The terms of the joint venture are subject to the execution of definitive agreements.

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Segment Information

We design, produce and market clean energy products and integrated solutions focused on energy efficiency and renewable energy. Our aim is to become a leading provider of renewable and energy efficiency products and solutions by helping commercial companies and municipalities reduce energy waste and emissions, lower energy costs and generate incremental revenue by providing electricity, renewable natural gas and biochar to the grid.

Our four segments for accounting purposes are:

Clean Energy HRS (HRS) – which engages in engineering, manufacturing and installing waste heat recovery solutions incorporating our Clean Cycle Generator.

CETY Europe – our subsidiary established in Italy for the purposes of servicing our customers in the EU that we are required to report as a separate accounting entity.

Engineering and Manufacturing Business – our legacy electronics manufacturing business that do not contribute significantly to our revenues or business plan that we are required to report as a separate accounting entity.

CETY HK – which is the parent company of our NG trading operations in China that source and supply NG and our planned joint venture to acquire NG distribution systems depots and transmission systems. Prior to the first quarter of 2022, the Company had three reportable segments but added the CETY HK segment to reflect its recent new businesses in China.

Principal Factors Affecting Our Financial Performance

Our business requires significant capital for inventory and equipment associated with manufacturing our waste to energy and waste heat recover products, As a result, the availability of debt and equity capital to finance the sales of our products at reasonable rates is key determinate of our financial performance. In addition, the financial stability of our clients who purchase our equipment will impact our sales and ability to price our products at competitive rates. Our business is strongly dependent on federal and state tax and investment incentive programs for clean energy. If the U.S. and foreign governments reduce these incentives, it will become difficult for us to price our product at competitive rates. In addition, the price of traditional energy will determine how profitable it is to install our equipment. As prices rise, the demand for our equipment increases. As they decline, the financial justification for clean energy technology decreases. Finally, our business is dependent on the global supply chain for parts. If there are disruptions in the supply of our components or if the prices increase, our margins decrease and our ability to provide clean energy products at competitive prices decrease. The price of gas and our ability to forecast the future prices when purchasing natural for our gas trading operation in the PRC impact our margins and ability to operate profitable.

Results of the Nine Months Ended September 30, 2022 Compared to the Nine Months Ended September 30, 2021

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s equity of $166,173 and a working capital deficit of $4,000,686 as of September 30, 2022 The company also had an accumulated deficit of $18,763,939 as of September 30, 2022 and used $1,016,545 in net cash from operating activities for the three months ended September 30, 2022. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

The three months ended September 30, 2022; we had a net loss of $540,986 compared to a net loss of $277,664 for the same period in 2021. The increase in the net loss in 2022 was mainly due to the increase in professional fees including legal & accounting due to the expenses associated with the IPO up listing to NASDAQ and lower sales in the quarter. The three months ended September 30, 2022; our revenue was $44,629 compared to $575,545 for the same period in 2021. For the three months ended September 30, 2022, our gross margin was 58% compared to 52% for the same period in 2021. For the three months ended September 30, 2022, our operating expense was $566,899 compared to $578,808 for the same period in 2021.

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Net Sales

The Company has four reportable segments: Clean Energy HRS (HRS), CETY Europe srl, Engineering and Manufacturing Business and CETY HK.

Segment breakdown

The nine months ended September 30, 2022, our revenue from Engineering and Manufacturing was $132,316 compared to $91,262 for the same period in 2021.

The nine months ended September 30, 2022, our revenue from HRS was $461,292 compared to $602,207 for the same period in 2021. This decrease was mainly because of delay with the passing of inflation reduction act and the incentives associated with heat recovery solution.

The nine months ended September 30, 2022, our revenue from CETY Europe was $48,138 compared to $173,234 for the same period in 2021. This decrease was a result of a sell of an equipment in 2021 vs. just the service revenue.

The nine months ended September 30, 2022, our revenue from our wholly owned subsidiary CETY HK was $1,925,950 compared to $0 for the same period in 2021. This is a s a result of the acquisition of JHJ gas company made in November of 2021. We started to generate revenue from this entity in the 1st quarter of 2022.

Gross Profit

The nine months ended September 30, 2022; our gross profits were $1,151,903 compared to $519,683 for the same period in 2021. The increase in gross profit was due to higher revenues.

Segment breakdown

The nine months ended September 30, 2022, our gross profit from Engineering and Manufacturing was $85,352 compared to $72,853 for the same period in 2021.

The nine months ended September 30, 2022, our gross profit from HRS was $427,219 compared to $312,118, for the same period in 2021. The increase from the HRS segment was mainly due to higher revenue in the first quarter of 2022.

The nine months ended September 30, 2022, our gross profit from CETY Europe was $40,315 compared to $134,712 for the same period in 2021. The decrease in gross profit was due to revenue generated from the sale of a clean cycle waste heat recovery system.

The nine months ended September 30, 2022, our gross profit from our wholly owned subsidiary CETY HK was $631,082 compared to $0 for the same period in 2021. We had zero revenue from CETY HK in 2021.

Selling, General and Administrative (SG&A) Expenses

The nine months ended September 30, 2022; our SG&A expense was $284,025 compared to $529,335, for the same period in 2021. The decrease was a result of separating the subcontractor category from SG&A and lower cost of repair.

Salaries Expense

The nine months ended September 30, 2022; our Salaries expense was $587,928 compared to $661,634 for the same period in 2021. The decrease in the quarter ending in September 30, 2022 was due to less number of employees.

Travel Expense

The nine months ended September 30, 2022; our travel expense was $126,388 compared to $66,735 for the same period in 2021. The increase in the quarter ending in September 30, 2022 was due to additional site assessment surveys of multiple facilities in Europe and global commissioning.

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Professional fees Expense

The nine months ended September 30, 2022; our Professional fees expense was $359,636 compared to $123,383 for the same period in 2021. The increase in legal fees was due to higher expenses related to a proposed IPO and up listing to NASDAQ.

Facility Lease and Maintenance Expense

The nine months ended September 30, 2022; our Facility Lease and maintenance expense was $260,262 compared to $254,708 for the same period in 2021.

Depreciation and Amortization Expense

The nine months ended September 30, 2022, our depreciation and amortization expense was $22,557 compared to $24,219 for the same period in 2021, which remained relatively unchanged.

Change in Derivative Liability

The nine months ended September 30, 2022; we had a gain on derivative liability of $12,980, compared to a gain of $1,734,624 for the same period in 2021. The gain in derivative liability was due to paying off several convertible notes in the six months ended June 30, 2021.

Gain on debt settlement

The nine months ended September 30, 2022, we recognized a gain on debt settlement in the amount of $2920 compared to $828,666 for the nine months ended September 30, 2021.

Interest and Finance Fees

The nine months ended September 30, 2022 interest and finance fees were $747,451 compared to $603,240 for the same period in 2021.

Net Income / Loss

The nine months ended September 30, 2022; our loss was $1,341,920 compared to net profit of $819,719 for the same period in 2021. The higher profits was primarily due to the gain on derivative liability in 2021.

Liquidity and Capital Resources

Clean Energy Technologies, Inc.

Condensed Consolidated Statements of Cash Flows

for the nine months ended September 30, 2022

(unaudited)

	2022	2021
Net Cash provided / (Used) In Operating Activities	$(1,929,678)	$(1,964,231)
Cash Flows Used In Investing Activities	(1,388,734)	-
Cash Flows Provided / (used) By Financing Activities	2,545,003	3,104,503
Net (Decrease) Increase in Cash and Cash Equivalents	$(1,016,545)	$1,140,272

On February 21, 2022 the Company completed public and private financing of an aggregate of $1,202,800.

Cash Flow from Operating Activities

Net cash used in operating activities was $1,929,678 during the nine months ended September 30, 2022, compared to net cash used in operating activities of $1,964,231 during the nine months ended September 30, 2021, a slight decrease on cash outflow of $34,553. The decrease in cash outflow was mainly due to decreased cash outflow on inventory by $101,982, decreased cash outflow on accounts payable by $718,191, and increased cash inflow on accrued expenses by $29,650, which was partly offset by increased cash outflow on accounts receivable by $602,342, decreased cash inflow on customer deposits by $135,810, and decreased cash inflow on long-term financing receivable by $67,630.

Cash Flow from Investing Activities

Net cash used in investing activities totaled $1,388,734 for the nine months ended September 30, 2022, which consists of short-term loan to Heze Hongyuan Natural Gas Co of $838,090 and capital contribution to our 49% owned subsidiary Shuya. Net cash used in investing activities was $0 for the nine months ended September 30, 2021.

Cash Flow from Financing Activities

Net cash provided by financing activities was $2,545,003 during the nine months ended September 30, 2022, which was $1,677,300 proceeds from notes payable, and proceeds from stock issuance of $1,493,945, but partly offset with payment on credit line of $219,656, and payment on notes payable of $406,586. Net cash provided by financing activities was $3,104,503 during the nine months ended September 30, 2021, which was $414,200 proceeds from notes payable, and proceeds from stock issuance of $3,584,511, but partly offset with payment on credit line of $894,208.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

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We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Future Financing

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund planned acquisitions and exploration activities.

Off-Balance Sheet Arrangements

We have no significant off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to stockholders.

Recently Issued Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies that are adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our consolidated financial position or results of operations upon adoption.

Results for the Year Ended December 31, 2021, compared to the Year Ended December 31, 2020

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $1,702,653 excluding none controlling interest and a working capital deficit of $4,274,383 and an accumulated deficit of $17,423,930 as of December 31, 2021 and used $2,552,547 in net cash from operating activities for the year ended December 31, 2021. Therefore, there is doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

For the year ended December 31, 2021, we had a net profit of $278,492 compared to a net loss of $3,435,764 for the same period in 2020. The increase in the net profit in 2021 was mainly due to the change in derivative liability associated with the convertible debt and lower interest expense from 2021 to 2020.

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The following table shows key components of our results of operations during the years ended December 31, 2021 and 2020.

	For the Year Ended December 31, 2021	For the Year Ended December 31, 2020
Sales	$1,300,439	$1,406,005
Cost of Goods Sold	690,032	654,937
Gross Profit	610,407	751,068

General and Administrative
General and Administrative expense	488,177	480,812
Salaries	772,463	495,269
Travel	145,170	86,292
Professional Fees	155,241	111,318
Facility lease and Maintenance	346,454	363,643
Consulting	243,371	157,149
Bad Debt Expense	-	259,289
Depreciation and Amortization	32,292	32,912
Total Expenses	2,183,167	1,986,684
Net Profit / (Loss) From Operations	(1,572,760)	(1,235,616)

Change in derivative liability	1,752,119	(1,270,099)
Gain / (Loss) on debt settlement and write down	868,502	399,181
Interest and Financing fees	(769,369)	(1,329,230)
Net Profit / (Loss) Before Income Taxes	278,492	(3,435,764)
Income Tax Expense	-	-
Net Profit / (Loss)	278,492	(3,435,764)

Non-controlling interest	(19,059)	-

Net Profit / (Loss) attributable to Clean Energy Technologies, Inc.	297,551	(3,435,764)

Per Share Information:
Basic weighted average number of common shares outstanding and diluted	22,519,352	19,196,529

Net Profit / (Loss) per common share basic and dilluted	$0.00	$(0.00)

Net Sales

For the year ended December 31, 2021, our total revenue was $1,300,439 compared to $1,406,005 for the same period in 2020. For the years ended December 31, 2021 and 2020, the Company had three reportable segments: Clean Energy HRS (HRS), CETY Europe and the legacy engineering & manufacturing services division.

Segment breakdown

For the year ended December 31, 2021, our revenue from Engineering and Manufacturing was $93,371 compared to $422,630 for the same period in 2020. The decrease was mainly due to CETY’s transition from the legacy business to the core business of Clean Energy Technologies and solutions.

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For the year ended December 31, 2021, our revenue from HRS was $1,014,707compared to $930,882 for the same period in 2020.

For the year ended December 31, 2021, our revenue from CETY Europe was $192,361compared to $52,492 for the same period in 2020. The increase was mainly due to additional product sales.

Gross Profit

For the year ended December 31, 2021, our gross profits decreased to $610,407 from $751,068 for the same period in 2020. Our gross profits could vary from period to period and is affected by several factors, including, production and supply change efficiencies, material costs, logistics and increase in personnel.

Segment breakdown

For the year ended December 31, 2021, our gross profit from Engineering and Manufacturing was ($90,328) compared to $118,412 for the same period in 2020. This decrease from the Electronic Assembly Segment was mainly due to increase of $71,104 to the inventory reserve.

For the year ended December 31, 2021, our gross profit from HRS was $547,812compared to $581,903 for the same period in 2020. The decrease from the HRS segment was mainly due to higher cost of materials due to the supply China issues caused by the pandemic in 2021.

For the year ended December 31, 2021, our gross profit from CETY Europe was $152,923 compared to $50,753 for the same period in 2020. The decrease was due to the decrease in revenue in 2020.

Selling, General and Administrative (SG&A) Expenses

For the year ended December 31, 2021, our SG&A expense was $488,177compared to $480,812 for the same period in 2020.

Salaries Expense

For the year ended December 31, 2021, our Salaries expense was $772,463 compared to $495,269 for the same period in 2020. This increase was due to the increase of key personnel.

Travel Expense

For the year ended December 31, 2021, our travel expense was $145,170 compared to $86,292 for the same period in 2020. The increase was mainly due to less travel because of COVID 19 travel restrictions in 2020 and increase in service and commissioning of recent installations in 2020 and 2021.

Facility Lease Expense

For the year ended December 31, 2021, our Facility Lease expense was $346,454 compared to $363,643 for the same period in 2020. This increase was due to the increase as a result of the original contractual agreement in our Costa Mesa facility Lease.

Consulting Expense

For the year ended December 31, 2021, our consulting expense was $243,371 compared to $157,149 for the same period in 2020. This increase was due to the increase in engineering services.

Bad Debt

For the year ended December 31, 2021, our bad debt expense was $0 compared to $259,289 for the same period in 2020. This change from 2020 was due to the long-term impairment of accounts receivable.

Depreciation and Amortization Expense

For the year ended December 31, 2021, our depreciation and amortization expense was $32,292 compared to $32,912 for the same period in 2020.

Professional fees Expense

For the year ended December 31, 2021, our Professional fees expense was $155,241compared to $111,318 for the same period in 2020. The increase was mainly due to the increase in legal fees associated with our 1A registration and accounting fees in 2020.

Net (Loss) from operations

For the year ended December 31, 2021, our net loss from operations was $1,572,760 compared to net loss from operations of $1,235,616 for the same period in 2020. The increase in the loss in 2021 was mainly due the additional employees and cost of materials due to the pandemic.

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Change in Derivative Liability

For the year ended December 31, 2021, we had a gain on derivative liability of $1,752,119 compared to a loss of $1,270,099 for the same period in 2020.

Gain on debt settlement and write off

For the year ended December 31, 2021, we recognized a gain on debt settlement of $868,502 compared to $399,181 for the year ended December 31, 2020 due to several liabilities statute of limitations had expired.

Interest and Finance Fees

As of December 31, 2021, we had $769,369 of interest expense and financing fees and $1,329,230 for the year ending December 31, 2020.

Liquidity & Capital Resources

As of December 31, 2021, we had cash and equivalents of $1,192,316, other current assets of $1,413,188, current liabilities of $6,865,123, working capital deficit of $4,259,619, a current ratio of 0.38:1. As of December 31, 2020, we had cash and equivalents of $414,885, other current assets of $1,041,142, current liabilities of $9,785,809, working capital deficit of $8,329,782, a current ratio of 0.15:1. The following is a summary of cash provided by or used in each of the indicated types of activities during the years ended December 31, 2021, and 2020, respectively.

	2021	2020
Net cash used in operating activities	$(2,552,547)	$(1,430,395)
Net cash used in investing activities	$(1,500,000)	$-
Net cash provided by financing activities	$4,829,978	$1,837,874

Net cash used in operating activities

Net cash used in operating activities was $2,552,547 for the year ended December 31, 2021, compared to $1,430,395 in 2020. The increase of cash outflow of $1,122,152 from operating activities for the year ended December 31, 2021 was principally attributable to increased cash outflow on accrued expense by $434,905, increased cash outflow on accounts payable by $275,055, decreased cash inflow on accounts receivable by $370,324.

Net cash used in investing activities

Net cash used in investing activities was $1,500,000 for the year ended December 31, 2021, compared to $0 in 2020. For the year ended December 31, 2021, we have investment in CETY HK of $1,500,000 for acquiring 100% ownership interests in CETY HK.

Net cash provided by financing activities

Net cash provided by financing activities was $4,829,978 for the year ended December 31, 2021, compared to $1,837,874 in 2020. The net cash provided by financing activities in 2021 consisted of proceeds of $4,761,090 from stock issued, proceeds of $975,000 from loans payable and lines of credit, but partly offset by repayment of notes payable and lines of credit of 906,112. The net cash provided by financing activities in 2020 mainly consisted of proceeds of $1,171,020 from stock issued for cash, proceeds of $1,150,502 from notes payable and lines of credit, proceeds of $60,000 form notes payable from related party, but partly offset by repayment of notes payable and line of credit of $507,168, repayment of notes payable to related party of $35,000 and bank overdraft of $1,480.

Our current liabilities exceed current assets at December 31, 2021, and we incurred substantial losses and cash outflows from operating activities in the periods presented. We may have difficulty to meet upcoming cash requirements. As of December 31, 2021, our principal source of funds was from stock and notes issuance. In addition to our continuous effort to improve our sales and net profits, we have explored and continue to explore other options to provide additional financing to fund future operations as well as other possible courses of action. Such actions may include, but are not limited to, securing lines of credit, sales of debt or equity securities (which may result in dilution to existing shareholders), loans and cash advances from other third parties or banks, and other similar actions. There can be no assurance that we will be able to obtain additional funding (if needed), on acceptable terms or at all, through a sale of our common stock, loans from financial institutions, or other third parties, or any of the actions discussed above. If we cannot sustain profitable operations, and additional capital is unavailable, lack of liquidity could have a material adverse effect on our business viability, financial position, results of operations and cash flows.

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Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in the notes to our financial statements. In general, management’s estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

DESCRIPTION OF BUSINESS

Who We Are

We develop renewable energy products and solutions and establish partnerships in renewable energy that make environmental and economic sense. Our mission is to be a leader in the Zero Emission Revolution by offering recyclable energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We target sustainable energy solutions that are profitable for us, profitable for our customers and represent the future of global energy production.

Waste Heat Recovery Solutions – we recycle wasted heat produced in manufacturing, waste to energy and power generation facilities using our patented Clean CycleTM generator to create electricity which can be recycled or sold to the grid.

Waste to Energy Solutions – we convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity, renewable natural gas (“RNG”), hydrogen and bio char which are sold or used by our customers.

Engineering, Consulting and Project Management Solutions – we have expanded our legacy electronics and manufacturing business and plan to manufacture component parts for our Waste Heat Recovery and Waste to Energy business and to provide consulting services to municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies so they can identify, design and incorporate clean energy solutions in their projects.

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CETY HK – CETY HK consists of two business ventures in mainland China:(i) our NG trading operations sourcing and suppling NG to industries and municipalities. The NG is principally used for heavy truck refueling stations and urban or industrial users. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts; and (ii) our planned joint venture with Shenzhen Gas, acquiring natural gas pipeline operator facilities, located in the southwestern part of China. Our planned joint venture with Shenzhen Gas plans to acquire, with financing from Shenzhen Gas, natural gas pipeline operator facilities with the goal of aggregating and selling the facilities to Shenzhen Gas in the future. According to our Framework Agreement with Shenzhen Gas, we will be required to contribute $8 million to the joint venture which the Company plans to raise in future fiancings. The terms of the joint venture are subject to the execution of definitive agreements.

Our Business Strategy

Our strategy is focused on further developing our existing Waste Heat Recovery business while expanding into the rapidly growing markets for Waste to Energy Solutions and clean energy engineering, consulting and project management services.

Our strategy focuses on three main elements:

●	Expanding our Clean Energy HRS business’s waste heat recovery product line to include waste heat recovery ORC systems producing over 1 MW of power so we can qualify for midsized and large heat recovery projects in the United States, China, Southeast Asian and Pacific Rim countries.

●	Establishing a Waste to Energy business by selling our ablative thermal processing products based on proprietary HTAP technology and developing small and mid-sized waste to energy power plants producing electricity and RNG for the grid and methane, hydrogen and biochar for resale.

● ●

Leveraging our engineering, procurement and manufacturing experience in Waste Heat Recovery and Waste to Energy to assist companies and EPCs incorporate clean energy solutions into energy and industrial construction projects.

Expanding our NG trading operations in China by acquiring more customers and developing the planned joint venture with Shenzhen Gas by acquiring natural gas pipeline operators’ facilities.

We intend to implement this strategy through:

●	Adding a new ORC system manufactured by Enertime for Waste Heat Recovery that will enable us to implement projects in the U.S. markets producing between 1 MW and 10 MW of electricity.

●	Taking advantage of federal investment tax credits and state incentives that now include waste heat recover as a recognized clean energy source making our Clean Cycle Generator and ORC systems more profitable to install. On December 21, 2020, Congress passed the Consolidated Appropriations Act, 2021 enacted waste energy recovery Sec. 48 Investment Tax Credit, which extended Investment Tax Credit of 26% including Waste Heat to Power providing a dollar-for-dollar offset against current liability.

●	Benefiting from higher energy costs which provide higher returns on our Waste Heat Recovery and Waste to Energy products and projects.

●	Improving our balance sheet and capital position to permit us to invest in more products and projects.

●	Establishing HTAP manufacturing facilities in Turkey for our Waste to Energy products and expanding patent protection on the proprietary technology.

●	Leveraging our existing marketing channels to sell HTAP Waste to Energy products to industrial companies and government agencies.

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●	Working with clean energy project development and finance companies to establish Waste to Energy power plants producing electricity, RNG, hydrogen, methane and biochar from biomass, municipal waste, timber waste and other biomass and while retaining an equity interest in these facilities to provide re-occurring revenue.

●	Sourcing NG and selling it to privately owned pipeline companies in China through our newly formed NG Trading company to participate in the rapidly growing clean energy market.

●	Acquiring natural gas pipeline operators into our planned joint venture with Shenzhen Gas who will hold 51% of the joint venture and agreed to finance these acquisitions in a framework agreement.

●	Participate in other minority investments in medium to large clean energy projects being developed in China that may be sourced by our majority stockholder in Hong Kong.

●	Leveraging the NG trading and investment relationships to create opportunities for us to sell our Waste Recovery and Waste to Energy products in China and to provide engineering, consulting and project management services.

●	Expanding our NG trading operations in China by acquiring more customers and developing the planned joint venture with Shenzhen Gas by acquiring natural gas pipeline operators’ facilities.

In 2021, we raised $4.78 million in a Regulation A equity offering. The proceeds from this offering were used to expand and enhance our existing business, improve our balance sheet and to expand into new energy-based businesses in China.

Our principal businesses

Our Clean Energy HRS Business

Waste Heat Recovery Solutions

We provide our customers with power plants that capture wasted heat energy and produce electricity using a unique Organic Rankine Cycle (ORC) system containing our Clean CycleTM generator. Our magnetic bearing Integrated Power Modules is at the heart of our Clean CycleTM generator which can fit into a standard cargo container we call our Containerized System Module, producing 140KW per Clean Cycle generator and can be linked together for projects generating up to 1MW of power.

Our recent agreement with Enertime now permits us to sell midsized and large ORC systems (between 1 MW and 10 MW) in the United States, allowing us to offer a full range of ORC systems to our customers. We believe this new capacity will enable us to expand our product offerings into larger scale waste recovery products in the United States. Enertime is one of the leaders in producing ORC systems in Europe.

ORC waste heat recycling systems use pressurized working fluids that have a lower boiling point than water which make them ideal to repurpose waste heat into electricity. While most manufacturing processes do not produce enough heat to turn water into steam, there is enough heat to generate pressurized refrigerant in our ORC systems which is used to turn a turbine at high speeds to generate electricity.

Each Clean Cycle Generator can generate up to 1 GWh of electricity per year for every 1 MW of thermal energy from waste heat which we estimate would reduce up to 5000 metric tons of CO2 production per year in an industrial heat recovery system or the annual equivalent of the CO2 emissions of approximately 2000 cars per year.

We believe the most important component in any ORC system is the turbine generator because it converts the steam heat into electricity and accounts for approximately 60% of the cost of the system. The more efficiently the turbine generator works, the better the ORC power plant operates. The remaining components consisting of the low boiling point fluid, condensers, which cool the fluids, the feed pumps, which pressurize the fluids to reduce boiling points and the heat exchangers, which extract the heat from the heat sources. These are more commoditized products and tend to perform at similar levels of efficiencies at similar price points.

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We believe our Clean CycleTM generator is the most efficient turbine generator in its class and size available in the market for ORC systems generating up to 1 MW. We estimate that the Clean CycleTM generator has higher efficiency of approximately 15% than our competitors and its magnetic design eliminates the use of oils and lubricants, which we believe significantly reduces down time, repairs and operating costs. Our Integrated Power Module is compact and fit into a standard cargo container that can be delivered on a turnkey basis resulting in what we believe are lower installation and implementation costs than on-site assembly.

We believe these features and benefits give us an important competitive advantage when building heat recovery power plants for our customers and provide us with the opportunity to compete with and obtain market share from the dominant industrial waste heat to power systems.

Approximately 121 Clean CycleTM generators have been deployed to date with units being used in biomass and waste to energy projects, diesel electric generators, turbine electric generators and industrial electric production applications. In 2021, we sold CCII units at 3 sites generating approximately $1.2 million in revenue. We expect to raise additional funds to expand our capacity to install 6-8 units per year which should approximately double our sales on a year-to-year basis.

We have a current backlog of two units representing approximately $800,000 in sales revenues.

The patented technology used in Clean CycleTM generator was purchased from General Electric International, together with over 100 installation sites, making us one of the leading provider of small-scale industrial waste heat to power systems. We have an exclusive license from Calnetix to use their magnetic turbine for heat waste recovery applications.

Our Integrated Power Module	Our Clean Cycle TM Generator

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A complete ORC System with Integrated Power Module housed in a Containerized System Module (CSM)

Our Waste to Energy Business

Waste to Energy Solutions

We are adding a new business line in our clean energy solutions business consisting of Waste to Energy processing equipment, engineering services and Waste to Energy processing power plant joint ventures where we expect to retain an ownership interest in the project.

Waste-to-Energy technologies that process non-renewable waste can reduce environmental and health damages while generating sustainable energy. Waste-to-Energy technologies consist of waste treatment process that creates energy in the form of electricity, heat or fuels from a waste source. These technologies can be applied to several types of waste: from the biomass (e.g. woodchips) to semi-solid (e.g. thickened sludge from effluent treatment plants) to liquid (e.g. domestic sewage) and gaseous (e.g. refinery gases) waste.

Waste to Energy Solutions can be used:

●	In any town, city or province with established waste management and collection.
●	Where there is a consistent supply of solid waste.
●	Places where treatment costs increase with shortages of space to store waste.
●	In areas with high energy prices to allow for cost of recovery from waste.

Waste to Energy Solutions have many benefits:

●	Electricity from Waste to Energy plants can be generated from small amounts up to 30 MW providing for a wide range of opportunities to sell it back to the grid.
●	The synthetic renewable fuel gas produced from waste can be used for various production recyclable energy such as hot water, thermo-oil or steam, renewable natural gas or hydrogen.
●	Landfill waste is reduced and so is leachate and methane released from decomposing landfills.
●	Waste is a reliable source of energy and production is typically predictable and low cost whereas fossil fuel prices can fluctuate dramatically.

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But Traditional Incineration Methods Have Significant Downsides:

●	Air pollution can increase because scrubbing technologies are very expensive to install.
●	Many industrial, agricultural, and mixed municipal solid wastes have high moisture content at source and direct incineration of such waste requires burning fossil fuel.
●	to maintain thermal conversion process.
●	Carbon is released into the air which would otherwise be stored in landfill.
●	Ash and flue gas cleaning residues from incineration can also cause toxic leachate problems if not properly disposed of which is costly and causes downstream environmental issues.
●	Generating electricity from incineration releases more CO2, SO2, NOx and mercury than natural gas.

(Source: https://www.energyforgrowth.org/memo/waste-to-energy-one-solution-for-two-problems/)

The most common form of waste to energy systems are based on incinerators which simply burn waste using air. The Thermal Treatment on Grate is the most widespread technology being used by large waste landfills to generate electricity and heat. These systems produce substantial amounts of ash, heavy metals and carbon dioxide which need to be treated and disposed of to minimize its impact on the environment. They also require substantial amounts of pre-treatments prior to burning.

We believe the Thermal on Grate incineration process, while wide-spread, is too expensive and complex for smaller and mid-sized waste to energy projects creating, what we believe, is a significant market opportunity in small and mid-sized waste processing applications to create not only electricity but valuable renewable natural gas, bio diesel oil, hydrogen, methane, and biochar.

Our solution is a patented High Temperature Ablative Pyrolysis (HTAP) Biomass Reactor which we believe is a viable commercial solution to the costs and environmental problems posed by traditional incarnation methods. We have the exclusive license and right to sell the HTAP10 and HTAP5 and related products manufactured by Enex which has a proven installed commercial base of customers using its waste to energy solutions. We believe this is an ideal solution to process waste for small to mid-sized waste to energy generation applications needed for processing industrial and municipality solid waste, agriculture waste, and forestry waste.

Pyrolysis systems decompose waste without the use of oxygen under varying pressurized conditions and at temperatures ranging from 300 degrees Celsius and 1,300 degrees Celsius. The major advantage of pyrolysis is that it is a cost-effective technology and helps curb environmental pollution. Pyrolysis systems are gradually replacing traditional incineration and gaining momentum in the waste to energy processing market addresses many of the pre-treatment issues and, when using high temperature and high-pressure, substantially reduce or eliminates pollutant. (Source: “Life Cycle Assessment of Waste-to-Bioenergy Processes: A Review” Pooja Ghosh, ... Arunaditya Sahay, in Bioreactors, 2020)

Pyrolysis systems can produce hydrogen, renewable natural gas, bio-diesel oil, charcoal, and biochar which are used to power hydrogen, diesel, and natural gas engines or electrical turbines which can be sold and often are eligible for substantial tax and pricing benefits. When compared with the conventional incineration plant that runs in the capacity of kilotons per day, the scale of the pyrolysis plant is more flexible, and the output of pyrolysis can be integrated with other downstream technologies for product upgrading. (Source: Influential Aspects in Waste Management Practices Karthik Rajendran PhD, Jerry D. Murphy PhD, in Sustainable Resource Recovery and Zero Waste Approaches, 2019) In addition, BioChar stores and reduces atmospheric CO2 and can be used as a soil conditioner, an organic component of animal feeds, construction materials, wastewater treatment and in textiles. (Source: https://www.bioenergyconsult.com/applications-of-biochar/)

The ablative pyrolysis system is a waste to energy process that uses high pressure to generate fast pyrolysis and is designed so that the heat transferred from a hot reactor wall softens the feedstock under pressure and permits larger feedstock particles to be processed. These systems create high relative motion between the reactor wall and the feedstock. The process avoids the need of inert gas and hence the processing equipment is small and the reaction system is more intense. (Source: http://biofuelsacademy.org/index.html%3Fp=608.html)

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CETY has licensed proprietary patented ablative pyrolysis system for commercial use that has been installed in 7 sites for use in waste to energy creating applications processing including peat, coal, flax waste, sawdust and wood scrap, straw, buckwheat husks, and cardboard, tapes, films and paper machine sludge. The technology has been implemented over 1,500 onsite power generation projects in Russia working with major energy production companies such as Gazprom, Rosneft, Lukoil and Rostelecom as well as completing several projects for customers in the European Union, Middle East and United States. Due to the conflict in the Ukraine, ENEX is redomiciling and relocating key personnel to Turkey where it will complete an existing project and is expected to wind down its operations. CETY will develop additional ablative technology and expects to manufacture units in the United States. Sales and European distribution will be run out of a CETY office that has been established in Turkey.

CETY has global rights (except Russia and CIS countries) to design, build, manufacture, sell and operate renewable energy and waste recovery facilities HTAP10 and HTAP5 systems and other products and technologies we expect to develop in the future.

HTAP technology utilizes a high temperature that uses a cleaner gas for the heating process and a more efficient biogas turbine. The units can be customized to produce hydrogen and bio char in varying quantities which can be sold or used to produce electricity. We believe that the key benefits of the HTAP Biomass Reactor are:

●	Flexibility in waste sourcing and mixing.
●	Customized outputs of hydrogen, synthetic fuels, natural gas, methane, biochar, carbon black, or construction materials.
●	Better waste sourcing and mixing flexibility,
●	Near-zero emissions,
●	Modular design,
●	Zero liquid discharge,
●	Zero solid waste residue waste.
●	Modular, containerize design reducing implementation costs
●	Proven commercial implementation.

We are targeting industrial and municipality solid waste, landfill waste, agriculture waste (straw, stems, plant biomass, manure, crop wastage), and forestry waste from tree cuttings and shredded products.

We are in the process of identifying projects domestically and internationally for the HTAP Biomass Reactor. We believe the first project where we expect to implement the HTAP10 technology will be with our planned project to co-develop a biomass renewable energy processing facility

ENEX HTAP 10 Waste to Energy Processing Plant.

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We established a wholly owned subsidiary called CETY Capital that we expect will help us finance our customers renewable energy projects producing low carbon energy. CETY Capital, when implemented, should add flexibility to the capacity CETY offers its customers and fund projects utilizing its products and clean energy solutions. The in-house financing arm is expected to support our sales and build new renewable energy facilities. To date we have conducted no material operations in this subsidiary.

Our CETY HK Business

Our Clean Energy Initiatives in China

Natural gas is China’s fastest-growing primary fuel with demand quadrupling in the past decade. Developing the natural gas sector is a critical aspect China’s effort to reduce reliance on coal. According to the International Energy Agency, China is the world’s sixth-largest natural gas producer, the third-largest consumer, and the second-largest importer. In 2050, the U.S. Energy Information Administration (EIA) expects China to consume nearly three times as much natural gas as it did in 2018, which was 280.30 b/cm. China’s natural gas consumption accounted for 8.3% of its total energy mix in 2019. China anticipates boosting the share of natural gas as part of total energy consumption to 14% by 2030. Before COVID 19, China was expected to account for a third of global demand growth through 2022, thanks in part to the country’s “Blue Skies” policy and the strong drive to improve air quality. China’s relatively strong economic recovery from the COVID 19 crisis will probably increase that share. Natural gas is imported either through pipelines or as liquefied natural gas (NG) on ships. According to Reuters, in 2019, the largest sources for Chinese NG imports were Australia, Qatar, Malaysia, and Indonesia. (Source: U.S. Department of Commerce, International TradeAdministration.https://www.trade.gov/country-commercial-guides/china energy#:~:text=China%20anticipates%20boosting%20the%20share,drive%20to%20improve%20air%20quality.)

Liquid Natural Gas in the Chinese energy market produces half as much carbon dioxide, less than a third as much nitrogen oxides, and 1 percent as much sulfur oxides at the power plant compared to the average air emissions from coal-fired generation. In addition to reduced air emissions, natural gas has other environmental benefits that make it a smart fuel choice. Natural gas-fired power plants use about 60 percent less water than coal plants and 75 percent less water than nuclear power plants for the same electricity output. (Source: Conoco Phillips)

In 2021, we acquired through our subsidiary, CETY Hong Kong, a natural gas trading operation called Jiangsu Huanya Jieneng (“JHJ”) which sources NG from large NG producers and distributors and sells it to non-state-owned industries and downstream customers in mainland China. In addition, CETY Hong Kong established a framework agreement for a future joint venture with the overseas investment arm of a large state-owned gas enterprise in China called Shenzhen Gas (Hong Kong) International Co. Ltd. (“Shenzhen Gas”). CETY Hong Kong will hold a 49% interest in the joint venture. The joint venture plans to acquire municipal natural gas operators in China with funds provided by Shenzhen Gas.

CETY also plans to sell its waste heat recovery and waste to energy products in China as well as provide consulting services relating to the same to projects in China.

The JHJ team has more than 10 years of experience in the natural gas and clean energy industry and has maintained relationships and partners with many natural gas enterprises in China.

CETY HK

NG Trading Operations

JHJ’s principal service is to source and supply NG to industries and municipalities located in the southwestern part of China. The NG is principally used for heavy truck refueling stations and urban or industrial users in areas that do not have a connection to local NG pipeline systems. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts.

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Either our sources or customers arrange for delivery of the NG. Our profitability depends on our ability to purchase NG at volume discounts at the beginning of a season and sell it at a delivered price that is higher than the price we pay.

JHJ traders are experienced NG traders, familiar with the spot and future markets and have relationships with the major users of NG in the areas that we serve. Our customers may be local or may be as far as 700km from each depot.

We compete with other NG trading based on availability and price. We target our discount with our sources to partially hedge against falling spot prices and give us what we believe is a gross profit targeted at substantially higher rate than our competitors. So long as there are no major fluctuations in the spot market, we believe we can offer more competitive prices due to the discounts we receive from the large volumes purchased and the prepayments for the NG.

We are able to purchase NG at what we believe is a significant discount from our suppliers because our prepayments offer suppliers more certainty with respect to the sales of their inventory, address their cash flow issues, and allow them to better plan for production. We believe our downstream customers get better prices from us because of our bulk buying power, ease of inventory management and cash flow.

We believe that both our suppliers and customers can reduce costs by using JHJ as a centralized procurement center and establishing professional logistics distribution based on stable supply and downstream demand.

In addition, at the time of our acquisition of JHJ, JHJ had substantially completed negotiations to enter into an agreement to obtain a 15% equity stake in Heze Hongyuan Natural Gas (HHNG), a local pipeline operator in the Shandong Province, by purchasing a stake through Chengdu Rongjun Enterprise Consulting Co., Ltd. (CRE) The investment is secured via a share-pledge by the majority shareholder of HHNG, and in case of a default, JHJ can take over the majority position. JHJ has full transparency to the use of proceeds as well as supervision of the operations of HHNG. In January 2022, JHJ entered into a convertible promissory note with CRE, at 12% annual interest, in the amount of Yuan 5,000,000 (approximately USD 787,686), which was funded by, purchases of our stock by PRC investors through an offshore company under our Regulation A offering at a price of USD .08 per share. The Note is convertible into 15% of HHNG equity interests subject to dilution by additional equity investment into HHNG by third parties. We do not expect the project to require additional investment from us, JHJ or HHNG. The project is currently planning and constructing additional pipelines in the Heze area and is expected to generate cash flow by the first quarter of 2023.

Joint Venture with Shenzhen Gas

We are in the process of establishing a joint venture with Shenzhen Gas with plans to acquire natural gas utility companies in China. Shenzhen Gas is expected to provide a line of credit to the joint venture to fully cover the acquisition costs or otherwise facilitate capital infusions. We believe our participation in the joint venture will also provide our parent company, CETY and its subsidiaries, with the opportunity to sell its products and consulting services to the companies acquired by the joint venture.

We believe that Shenzhen Gas entered into the Joint Venture with us because of the expertise of JHJ in the NG market in southwest China and their ability to source and complete profitable deals for the joint ventures.

Our subsidiary, Leading Wave Limited, signed a non-binding “Strategic Cooperation Framework Agreement” with Shenzhen Gas, on August 30, 2021. According to the agreement, we expect the joint venture will invest up to RMB 3 to 5 billion which will be financed through a credit line extended by Shenzhen Gas to the joint venture at an interest rate of approximately 5% per annum. JHJ’s team will be providing the know-how on the joint venture’s acquisition strategy as well as streamlining the operations of the portfolio companies to increase the overall profitability of the investments.

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Engineering, Consulting and Project Management Services

In all of our business segments we intend to provide engineering, consulting and project management services.

Engineering. Our global engineering team supports the design, build, installation, and maintenance of our Clean CycleTM generators, supports our technology customers and innovative start-ups with a broad range of electrical, mechanical and software engineering services. CETY has assembled a team of experts from around the globe to assist customers at any point in the design cycle. These services include design processes from electrical, software, mechanical and Industrial design. Utilization of CETY’s design services will provide our customers with a complete end to end solution.

Supply Chain Management. CETY’s supply chain solution provides maximum flexibility and responsiveness through a collaborative and strategic approach with our customers. CETY can assume supply chain responsibility from component sourcing through delivery of finished product. CETY’s focus on the supply chain allows us to build internal and external systems and better our relationships with our customers, which allows us to capitalize on our expertise to align with our partners and customer’s objectives and integrate with their respective processes.

On February 3rd, 2023 we entered into a Master Services Agreement by and between RPG Global LLC, an Indiana limited liability company and Clean energy Technologies, to provide the general terms and conditions upon which CETY will provide certain energy efficiency and renewable energy consulting, engineering and other services and related products or equipment to RPG Global LLC in connection with Contractor’s business of providing green energy, energy efficiency and other energy related services and solutions for its customers, as agreed from time to time by Contractor. This Master Service Agreement with RPG Energy Group is for development of onsite applications which utilize technologies to create electricity, applicable hydrogen production, and promote decarbonization. CETY will support RPG Energy’s Fortune 100 customer with locations in Europe, the Middle East, Asia, the U.S., and Mexico. The initial sites are in Germany, the Czech Republic, Poland, the UK, and the U.S., specifically in the states of Tennessee, Ohio, Iowa, Kansas, Michigan, and Mississippi. Te project size from each location could range from $500,000 to $10,000,000.

Sales and Marketing

We utilize both a direct sales force and global distribution group with expertise in heat recovery solutions and clean energy markets.

CETY maintains an online presence through our web portal and social media. We also have established cross-sale agreements with synergistic technology providers promoting our solutions to our respective customers. We utilize email campaigns to keep the marketplace abreast of the recent developments with our solutions. We work with the municipalities to identify incentive programs that could utilize our solutions.

Our application engineers assist in converting the opportunities into projects. We provide technical support to our Clean Cycle TM generator clients and recently introduced waste to energy plants through providing maintenance and product support.

Our market focus is segmented by the engine heat recovery, waste to energy plants, engineering & procurement, and renewable energy trade, Wastewater treatment plants and boiler applications with excess heat.

Our experienced team of NG traders identify producers and customers for the NG trading business as well as originate acquisition opportunities for our Shenzhen Gas joint venture.

Suppliers

Our heat recovery solutions systems are manufactured primarily from components available from multiple suppliers and to a lesser extend from custom fabricated components available from various sources. We purchase our components from suppliers based on price and availability. Our significant suppliers in the Waste Heat Recovery business include Powerhouse, Concise Instrument, and Grainger.

Our waste to energy components are sourced globally. We are in the process of establishing an inhouse center of competence and technology development based out of Turkey to source these components in Europe and US with the ability to deploy the product globally. Although future impacts cannot be predicted the company does not foresee any negative impact from the Russa and Ukraine conflict.

The natural gas in China is obtained from various local production plants in Southeast China based on price and quality. Deliveries of the NG are made through third party trucking companies. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are discounted and prepaid for in advance at a discount to market.

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Competition

We believe ORMAT, Exergy, TAS and Turboden are the leaders in ORC system power plants.

The Waste to Energy Market is dominated by Hitachi Zosen Inova AG, Suez, Veolia, Ramboll Group A/S, Covanta Holding Corporation, China Everbright International Ltd., Abu Dhabi National Energy Company PJSC, Babcock & Wilcox Enterprises Inc., Whaleboater Technologies Inc., Xcel Energy Inc. (Source: https://www.mynewsdesk.com/brandessence/pressreleases

/at-cagr-of-7-dot-6-percent-waste-to-energy-market-is-expected-to-reach-usd-52-dot-92-billion-by-2027-3125591)

We also compete with numerous companies that are smaller than the major companies who are focused on the smaller to medium sized installations in Waste Heat Recovery and Waste to Energy. We believe our waste to energy products are more efficient for use in small and medium sized operations than our competitors and provide us with a competitive advantage on that basis.

In China, our NG trading operations compete with large state-owned NG producers and importers such as Sinopec and many smaller local energy trading companies in the PRC. We compete based on price and consistency of services. Our planned joint venture with Shenzhen Gas competes with other large state-owned gas producers and smaller operators that may seek to grow by acquiring additional natural gas operators. We believe our local relationships maintained by our local trading team and affiliation with Shenzhen Gas, a major supplier in China, enable us to identify and acquire companies more efficiently than our competitors.

Patents

We currently hold 22 patents in 5 countries and 2 pending applications in 2 countries, which were acquired from General Electric International relating to our magnetic turbine technology.

Filing Country Code	Application Number	Patent Number	Title	Application Date	Issue Date	Expiration Date
US	11/735854	8839622	FLUID FLOW IN A FLUID EXPANSION SYSTEM	4/16/2007	9/23/2014	4/16/2027
WO	PCT/US2008/060324		Fluid Flow in a Fluid Expansion	4/15/2008
EP	08745846.9	2147194	Fluid Flow in a Fluid Expansion	04/15/2008	8/5/2015	4/15/2028
IN	2024/MUMNP/2009		Fluid Flow in a Fluid Expansion System	10/29/2009		4/15/2028
DE	08745846.9	2147194	Fluid Flow in a Fluid Expansion	04/15/2008	8/5/2015	4/15/2028
IT	502015000049832	2147194	Fluid Flow in a Fluid Expansion	04/15/2008	8/5/2015	4/15/2028
US	11/735849	7841306	RECOVERING HEAT ENERGY	4/16/2007	11/30/2010	4/16/2027
US	12/859890	8146360	RECOVERING HEAT ENERGY	8/20/2010	4/3/2012	4/16/2027
US	11/735839	7638892B2	GENERATING ENERGY FROM FLUID EXPANSION	4/16/2007	12/29/2009	4/16/2027
US	12/783455	8400005	GENERATING ENERGY FROM FLUID EXPANSION	5/19/2010	3/19/2013	5/19/2030
US	12/790616	8739538		5/28/2010	6/3/2014	5/28/2030
WO	PCT/US2008/060227		GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008
EP	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	04/14/2008	3/5/2014	4/14/2028

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IN	6164/DELNP/2009	327112	GENERATING ENERGY FROM FLUID EXPANSION	9/25/2009		12/11/2019
IT	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008	3/5/2014	4/14/2028
PL	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008	3/5/2014	4/14/2028
DE	08745761.0	2140110	GENERATING ENERGY FROM FLUID EXPANSION	4/14/2008	3/5/2014	4/14/2028
US	13/343466	8984884	WASTE HEAT RECOVERY SYSTEMS	1/4/2012	3/24/2015	1/4/2032
				12/21/2012
GB	1222997.7	2498258	WASTE HEAT RECOVERY SYSTEMS	12/20/2012		9/16/20014
US	13/343483	9,018,778	WASTE HEAT RECOVERY SYSTEM GENERATOR VARNISHING	1/4/2012		4/28/2015
US	13/343490	9024460	WASTE HEAT RECOVERY SYSTEM GENERATOR ENCAPSULATION	1/4/2012	5/5/2015	1/4/2032
JP	2015-116192		SYSTEM AND METHOD FOR THERMAL MANAGEMENT	6/9/2015		6/9/2035

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Intellectual Property

As part of our asset acquisition from General Electric International we acquired an exclusive, irrevocable, sublicensable, limited transferable, royalty free, fully paid, worldwide perpetual license to develop, improve and commercialize Calnetix’s magnetic turbine in any Organic Rankine Cycle based application where heat is sourced from a reciprocating combustion engine of any type, except marine vessels, any gas or steam turbine systems for electrical power generation applications or any type of biomass boiler system.

In August 2020, we entered into a global manufacturing and sales agreement with ENEX to cooperate with each other with respect to designing, building, and operating renewable energy and waste recovery facilities. ENEX was granted the right to package and resell ORC heat recovery generators, manufactured by CETY, to customers in Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Russia, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan (the “CIS Countries”) and CETY was granted the right to package and resell the high temperature ablative fast pyrolysis reactor, called the ENEX HTAP and manufactured by ENEX, to the customers in the United States and Asia. Payment terms are handled by each purchase order and contract. Due to the conflict in the Ukraine, we terminated all agreements with ENEX and plan to absorb key members of their team and acquire key technology after the company and its personnel become citizens of Turkey.

Facilities

We operate from a 20,000 sq-ft state of the art facility in Costa Mesa, California USA. We have in-house electro-mechanical assembly and testing capabilities. Our products are compliant with American Society of Mechanical Engineers and are UL and CE approved. We also have a 5,000 sq-ft sales and service center located in Treviso, Italy. Our 5,000 sq-ft Engineering consultancy and Natural Gas Trading company is located in Chengdu, China.

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Employees

We presently have approximately 11 full time employees, including operational, engineering, accounting and marketing personnel. We utilize extensive number of consultants as well and have never experienced work stoppages and we are not a party to any collective bargaining agreement.

Government Regulation

Our operations are subject to certain foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. We believe we operate in substantial compliance with all applicable requirements. However, material costs and liabilities may arise from these requirements or from new, modified or more stringent requirements. Material cost may rise due to additional manufacturing cost of raw or made parts with the application of new regulations. Our liabilities may also increase due to additional regulations imposed by foreign, federal, state and local regulatory requirements relating to environmental, waste management, and health and safety matters. In addition, our past, current and future operations and those of businesses we acquire, may give rise to claims of exposure by employees or the public or to other claims or liabilities relating to environmental, waste management or health and safety concerns.

Our markets can be positively or negatively impacted by the effects of governmental and regulatory matters. We are affected not only by energy policy, laws, regulations and incentives of governments in the markets into which we sell, but also by rules, regulations and costs imposed by utilities. Utility companies or governmental entities could place barriers on the installation of our product or the interconnection of the product with the electric grid. Further, utility companies may charge additional fees to customers who install on-site power generation, thereby reducing the electricity they take from the utility, or for having the capacity to use power from the grid for back-up or standby purposes. These types of restrictions, fees or charges could hamper the ability to install or effectively use our products or increase the cost to our potential customers for using our systems in the future. This could make our systems less desirable, thereby adversely affecting our revenue and profitability potential. In addition, utility rate reductions can make our products less competitive which would have a material adverse effect on our future operations. These costs, incentives and rules are not always the same as those faced by technologies with which we compete. However, rules, regulations, laws and incentives could also provide an advantage to our Heat Recovery Solutions as compared with competing technologies if we are able to achieve required compliance at a lower cost when our Clean Cycle TM generators are commercialized. Additionally, reduced emissions and higher fuel efficiency could help our future customers combat the effects of global warming. Accordingly, we may benefit from increased government regulations that impose tighter emission and fuel efficiency standards.

Research and Development

We had no expenses in Research and Development costs during the years ended December 31, 2021 and 2020.

Seasonality of Business

There is no significant seasonality in our business.

Inventory

Inventory consists of raw materials, work-in-process and finished goods. Because a large percentage of the Company’s orders require products to be shipped in the same quarter in which the order was received, and because orders in the inventory may be canceled and delivery schedules may be changed, the Company’s inventory at any particular date is not necessarily indicative of actual sales for any succeeding period.

Recent Funding Events.

In addition to the funding described below in the section titled “Selling Stockholders,” on Dec 5,2022 the company entered into a promissory note with 1800 Diagonal Lending, LLC (“1800 Diagonal”) in the amount of $191,526 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on December 5,2023 and has mandatory monthly payments of $21,067.80 The note had an OID of $19,760.00 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of December 31, 2022 was $210,678.00.

On March 10, 2022 the company entered into a promissory note in the amount of $170,600, with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on March 10, 2023 and has mandatory monthly payments of $18,766. The note had an OID of $17,060 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as September 30, 2022 was $75,064. On December 6, 2022, the company paid off its promissory note with originally named Sixth Street Lending LLC dated March 10, 2022, of $170,600, together with all interest thereon.

On June 30, 2022 the company entered into a promissory note in the amount of $252,928.44 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on June 30, 2023 and has mandatory monthly payments of $27,822.13. The note had an OID of $25,293 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of December 31, 2022 was $139,111.30 On February 3, 2023 the company paid off its promissory note with 1800 Diagonal, of $252,928.44 together with all interest thereon.

On February 10, 2023 the company entered into a promissory note with 1800 Diagonal Lending, LLC (“1800 Diagonal”) in the amount of $258,521 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on February 10,2024 and has mandatory monthly payments of $28,437.30 The note had an OID of $27,698.87 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company at a conversion price equal to 70% multiplied by the lowest trading price during the five trading days prior to conversion. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of February 14, 2023 was $258,521.00.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth information regarding our current directors and executive officers:

Name	Age	Position
Kambiz Mahdi	56	President, CEO, Director
Calvin Pang	37	CFO, Director
Ted Hsu	60	Independent Director Candidate
Lauren Morrison	68	Independent Director Candidate
Mathew Graham Smith	48	Independent Director Candidate

* We intend to appoint Ted Hsu, Lauren Morrison, and Mathew Graham Smith as our independent directors, effective immediately prior to the listing of our common stock on Nasdaq.

Biographical Information

Mr. Kambiz Mahdi served as President and Chief Executive Officer of the Company from 1996 until December of 2005 and again from July 2009 until present. Mr. Mahdi also started Billet Electronics a global supply chain provider of products, services and solutions in the technology sector in 2007. Mr. Mahdi has a BS degree in Electrical Engineering from California State University of Northridge. Mr. Mahdi has not served on any other boards of public companies in the past five years.

Our Board of Directors selected Mr. Mahdi to serve as a director because he is our Chief Executive Officer and has served in various executive roles with our company for 14 years, with a focus on electrical design & manufacturing, sales and operations and his insight into the development, marketing, finance, and operations aspects of our company. He has expansive knowledge of engineering and manufacturing industry and relationships with chief executives and other senior management at technology companies. Our Board of Directors believes that Mr. Mahdi brings a unique and valuable perspective to our Board of Directors.

Mr. Calvin Pang has served as our Chief Financial Officer since March 9, 2020. Since 2015 Mr. Pang has been the Managing Director of Megawell Capital Limited. From 2007 to 2015, he was a banker at UBS AG managing portfolios of Hong Kong and China based investors. Mr. Pang graduated from the Olin School of Business at Washington University in St. Louis with a bachelor’s degree in business and finance. We believe that Mr. Pang is well qualified to serve as a member of our Board of Directors due to his extensive experience in U.S. and Asian corporate finance and may assist us in developing relationships with financial institutions.

Mr. Ted Hsu has almost 3 decades of experience as a commercial banker. He joined Preferred Bank in 1992 and currently serves as the bank’s Executive Vice President. Preferred Bank is one of the largest independent commercial banks in California. He has extensive experience in servicing clients in various sectors including real estate, construction, commercial and industrial. Recently, Mr. Hsu began to cover companies in the renewable energy sector as it is the growing trend. We believe Mr. Hsu is well qualified to serve as a member of our Board of Directors due to his experience in commercial lending.

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Ms. Lauren Morrison is an international business development consultant whose career has had a major focus in the clean energy, smart building, and sustainability sectors. She has worked with companies of all sizes and areas of specialization, from concept to early-stage and maturity, on global growth strategies, branding, and product development. Lauren is interested in the integration and optimization of technologies that measurably increase energy efficiency, and the application of monitoring and data analysis that iteratively improves building processes, practices, and net functionality. As part of a leading-edge model smart city development in Asia, Lauren saw first-hand the critical imperative for global collaboration to address climate challenges as they rapidly eclipse geographic boundaries. She is passionate about expanding the conversation on this topic to include the widest possible audience of stakeholders. Our Board of Directors believes that Ms. Morrison brings a unique and valuable international perspective and clean energy experience to our Board of Directors

Mr. Matthew Graham Smith has over a decade of experience working in a range of overseas and domestic roles with the Australian Department of Foreign Affairs and Trade (DFAT) and has held positions as Product Manager, Major Surface Ships, Department of Defense, Senior Administrative Officer, Consulate-General, Chengdu, Senior Administrative Officer, Consulate-General, Chengdu, Post Opener, Consulate-General Surabaya, Indonesia. Mr. Smith is a Certified Practicing Accountant in Australia and will serve as the Chairman of our Audit Committee upon the listing of our common stock on Nasdaq. Mr. Smith has received a Bachelor of Laws and a Bachelor of Commerce in Finance from Australian National University and was an exchange student at the Olin Business School, Washington University.

Each director holds office until the earlier of his or her death, resignation, removal from office by the stockholders, or his or her respective successor is duly elected and qualified. There are no arrangements or understandings between any of our nominees or directors and any other person pursuant to which any of our nominees or directors have been selected for their respective positions. No nominee or director is related to any executive officer or any other nominee or director.

Committees

We intend to establish three committees under the board of directors immediately prior to the listing of our common stock on Nasdaq: an audit committee, a compensation committee and a nominating and corporate governance committee. We will adopt a charter for each of the three committees. Each committee’s members and functions are described below.

Audit Committee. We expect that our audit committee will consist of Matthew-Graham Smith, Lauren Morrison and Ted Hsu. Matthew-Graham Smith is the chairperson of the audit committee. We have determined that Matthew-Graham Smith, Lauren Morrison and Ted Hsu each satisfy the “independence” requirements of Nasdaq Listing Rule 5605(a)(2) and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Matthew-Graham Smith qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our company. The audit committee is responsible for, among other things: (a) representing and assisting the Board in its oversight responsibilities regarding the Company’s accounting and financial reporting processes, the audits of the Company’s financial statements, including the integrity of the financial statements, and the independent auditors’ qualifications and independence; (b) overseeing the preparation of the report required by SEC rules for inclusion in the Company’s annual proxy statement; (c) retaining and terminating the Company’s independent auditors; (d) approving in advance all audit and permissible non-audit services to be performed by the independent auditors; and (e) approving related person transactions.

Compensation Committee. We expect that our compensation committee will consist of Matthew-Graham Smith, Lauren Morrison and Ted Hsu. Ted Hsu is the chairperson of our compensation committee. We have determined that Matthew-Graham Smith, Lauren Morrison and Ted Hsu each are “independent,” as such term is defined for directors and compensation committee members in the listing standards of the NASDAQ Stock Market LLC. Additionally, each qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934 and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code. The Committee has been established to: (a) assist the Board in seeing that a proper system of long-term and short-term compensation is in place to provide performance oriented incentives to attract and retain management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company; (b) assist the Board in discharging its responsibilities relating to compensation of the Company’s executive officers; (c) evaluate the Company’s Chief Executive Officer and set his or her remuneration package; and (d) make recommendations to the Board with respect to incentive compensation plans and equity-based plans.

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Nominating and Corporate Governance Committee. We expect that our nominating and corporate governance committee will consist of Matthew-Graham Smith, Lauren Morrison and Ted Hsu. Lauren Morrison is the chairperson of our nominating and corporate governance committee. We have determined that each of Matthew-Graham Smith, Lauren Morrison and Ted Hsu qualify as “independent” as that term is defined by Nasdaq Listing Rule 5605(a)(2). The Committee is responsible for: (a) assisting the Board in determining the desired experience, mix of skills and other qualities to provide for appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board; (b) identifying qualified individuals meeting those criteria to serve on the Board; (c) proposing to the Board the Company’s slate of director nominees for election by the shareholders at the Annual Meeting of Shareholders and nominees to fill vacancies and newly created directorships; (d) reviewing candidates recommended by shareholders for election to the Board and shareholder proposals submitted for inclusion in the Company’s proxy materials; (e) advising the Board regarding the size and composition of the Board and its committees; (f) proposing to the Board directors to serve as chairpersons and members on committees of the Board; (g) coordinating matters among committees of the Board; (h) proposing to the Board the slate of corporate officers of the Company and reviewing the succession plans for the executive officers; (i) recommending to the Board and monitoring matters with respect to governance of the Company; and (j) overseeing the Company’s compliance program.

Term of Office

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Family Relationships

There are no other family relationships between any of our directors or executive officers. There are no arrangements or understandings between our directors and directors and any other person pursuant to which they were appointed as an officer and director of the Company.

Code of Ethics

We have adopted a written code of ethics and business conduct that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. A copy of the code of ethics and business conduct has been filed as Exhibit 14.1 to our Current Report on Form 8-K on September 29, 2011 and a copy of which will be provided to any person, without charge, upon written request sent to Clean Energy Technologies, Inc., 2990 Redhill Avenue, Costa Mesa, CA 92626 Attention: Corporate Secretary. Any amendments to or waivers of the code of ethics and business conduct will be promptly reported in a Current Report on Form 8-K, as required by applicable laws.

Involvement in Certain Legal Proceedings

During the past ten years no current director, executive officer, promoter or control person of the Company has been involved in the following:

(1) A petition under the Federal bankruptcy laws or any state insolvency law which was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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(2) Such person was convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

(3) Such person was the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

(4) Such person was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

(5) Such person was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

(6) Such person was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(7) Such person was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(8) Such person was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Shareholder Communications to the Board

Shareholders who are interested in communicating directly with members of the Board, or the Board as a group, may do so by writing directly to the individual Board member c/o Secretary, Clean Energy Technologies, Inc., 2990 Redhill Avenue, Costa Mesa, CA 92626. The Company’s Secretary will forward communications directly to the appropriate Board member. If the correspondence is not addressed to the particular member, the communication will be forwarded to a Board member to bring to the attention of the Board. The Company’s Secretary will review all communications before forwarding them to the appropriate Board member.

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Compensation of Directors

The key objective of our non-employee directors’ compensation program is to attract and retain highly qualified directors with the necessary skills, experience and character to oversee our management. We currently use equity-based compensation to compensate our directors due to our restricted cash flow position; however, we may in the future provide cash compensation to our directors. The use of equity-based compensation is designed to recognize the time commitment, expertise and potential liability relating to active Board service, while aligning the interests of our Board of Directors with the long-term interests of our shareholders.

In addition to the compensation provided to our non-employee director, which is detailed below, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well for any fees incurred in attending continuing education courses for directors.

Fiscal Years 2021 and 2022 Annual Cash Compensation

We currently do not provide cash compensation to our directors and as such did not provide any cash compensation during the years ended December 31, 2021 and 2022.

Fiscal Years 2021 and 2022 Equity Compensation

Yearly Restricted Share Awards

Under the terms of the discretionary restricted share unit grant provisions of our 2006 Incentive Stock Plan and our 2011 Omnibus Incentive Plan, which we refer to as the 2006 Plan and the 2011 Plan, respectively, each non-employee director is eligible to receive grants of restricted common stock share awards at the discretion of our Board of Directors. These yearly restricted share unit awards vest in full on the grant date. The 2006 Plan and the 2011 Plan have expired and there are no outstanding grants.

For the years ended December 31, 2021 and 2022, there were no stock options granted.

Discretionary Grants

Under the terms of the discretionary option grant provisions of the 2006 Plan and the 2011 Plan, non-employee directors are eligible to receive stock options or other stock awards granted at the discretion of the Board of Directors. The 2006 Plan and the 2011 Plan have expired and there are no outstanding grants. No director received stock awards pursuant to the discretionary grant program during fiscal year 2021 or 2022.

Change of Control and Termination Provisions

None.

Family Relationship

We currently do not have any officers or directors of our Company who are related to each other.

Outstanding Equity Awards at Fiscal Year-End

None.

Long-Term Incentive Plan

None.

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EXECUTIVE COMPENSATION

The following table sets forth the fiscal year 2021 and 2022 compensation for our Chief Executive officer and the other executive officers with compensation exceeding $100,000 during 2021 and 2022.:

Summary Compensation Table

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Non-equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)	($)(3)	($)(4)	($)	($)	($)	($)	($)
Kambiz Mahdi (1)	2022	$275,000	$73,709 -	$	$-	$-	$-	$-	$348,709
Chief Executive Officer	2021	$275,000	$85,000	$-	$-	$-	$-	$-	$360,000

1)	On July 1, 2018 we entered into an at will employment agreement with Mr. Mahdi, with an annual salary of $275,000. This agreement may be terminated at any time. In addition as part of the agreement Mr. Mahdi was to be issued 500,000 shares of our common stock, as additional compensation. As a result, for the year ended December 31, 2019 we accrued for and subsequently on February 13, 2019, issued 500,000 shares at a purchase price of $.0131 per share to Mr. Mahdi in the amount of $262,000.

There was a bonus of $85,000 paid to Mr. Mahdi for fiscal year 2021 and $73,709 for fiscal year 2022, Mr. Mahdi is entitled to 50% of his salary in cash bonus, this bonus was approved by the board of directors.

Executive Employment Agreements

On July 1, 2018 we entered into an at-will employment agreement with Mr. Mahdi, with an annual salary of $275,000. This agreement may be terminated at any time. In addition as part of the agreement Mr. Mahdi was issued 500,000 shares of our common stock, as additional compensation.

On February 13, 2023, we entered into an at-will employment agreement with Mr. Pang, with an annual salary of $150,000. This agreement may be terminated at any time. Mr. Pang is also entitled to a cash bonus of up to 50% of his base salary.

Potential Payments upon Termination or Change of Control

Severance Benefits

Mr. Mahdi will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Mahdi would have been entitled to receive through the remainder or the Employment Period or One (1) year, whichever is greater.

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PRINCIPAL STOCKHOLDERS

The following table shows, as of March 1, 2023, the number of shares of our common stock beneficially owned by (1) any person who is known by us to be the beneficial owner of more than 5.0% of the outstanding shares of our common stock; (2) our directors and former directors; (3) our named executive officers; and (4) all of our directors and executive officers as a group. The percentage of common stock beneficially owned is based on 37,178,624 shares of our common stock outstanding. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes securities over which a person has voting or investment power and securities that a person has the right to acquire within 60 days. Unless otherwise provided, the address of each beneficial owner listed is c/o Clean Energy Technologies, Inc., Board of Directors, 2990. Redhill Ave, Costa Mesa, California 92626. We need to footnote how the voting rights are allocated and add them to the number of shares.

Name of Beneficial Owners	Number of Shares of Common Stock Beneficially Owned	Percentage

5% Holders
MGW Investments I Limited (1)	24,044,101	64.7%
Officers and Directors
Calvin Pang(1)	24,044,101	64.7%
Kambiz Mahdi (2)	2,317,541	6.2%
Ted Hsu (Independent Director Candidate)	-	*
Lauren Morrison (Independent Director Candidate)	-	*
Mathew Graham Smith (Independent Director Candidate)	-	*
All directors and officers as a group	26,361,642	70.9%

*Less than 1%.

1) Calvin Pang has voting and investment power over all of our common stock held by MGW Investments I Limited (“MGWI”). MGWI holds 24,044,101 shares of common stock directly.

2) The shares of common stock are held directly by the Kambiz and Bahareh Mahdi Living Trust and indirectly by Kambiz Mahdi and Bahareh Mahdi as Trustees.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Material Transactions with Related Parties

The following is a summary of reportable transactions, for the period from the beginning of 2020 through the date of this prospectus, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”).

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On November 2, 2016, we effected the repayment of the convertible note dated March 15, 2016 for an aggregate amount of $84,000. Concurrently, we entered into an Escrow Funding Agreement with Red Dot Investment, Inc., a California corporation (“Reddot”), pursuant to which Reddot deposited funds into escrow to fund the repayment and we assigned to Reddot our right to acquire the convertible note and Reddot acquired the convertible note. Concurrently, we and Reddot amended the convertible note (a) to have a fixed conversion price of $0.20 per share, subject to potential further adjustment in the event of certain Common Stock issuances, (b) to have a fixed interest rate of ten percent (10%) per annum with respect to both the redemption amount and including a financing fee and any costs, expenses, or other fees relating to the convertible note or its enforcement and collection, and any other expense for or on our account (in each case with a minimum 10% yield in the event of payoff or conversion within the first year), such amounts to constitute additional principal under the convertible note, as amended, and (c) as otherwise provided in the Escrow Funding Agreement. The March 2016 convertible note, as so amended, is referred to as the “Master Note.”

Concurrently with the foregoing note repayments, we entered into a Credit Agreement and Promissory Note (the “Credit Agreement”) with Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation (“MW I”), pursuant to which MW I deposited funds into escrow to fund the repayment of the convertible notes and we assigned to MW I our right to acquire the convertible notes and otherwise agreed that MW I would be subrogated to the rights of each note holder to the extent a note was repaid with funds advanced by MW I. Concurrently, MW I acquired the Master Note and we agreed that all amounts advanced by MG I to or for our benefit would be governed by the terms of the Master Note, including the payment of a financing fees, interest, minimum interest, and convertibility. Reddot is MW I’s agent for purposes of administration of the Credit Agreement and the Master Note and advances thereunder.

On February 8, 2018, the company issued a convertible promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a conversion notice; or (ii) $0.12. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Company in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding common stock of the company on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the company issued to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. The MGWI Note was amended on June 21, 2019, to provide for a fixed price conversion of $.12 per share and remove the 9.9% conversion limitation. This note was converted into 1,359,500 shares of company’s common stock on September 21, 2022.

Subsequently on May 12, 2021, this note was amended and the maturity date was extended to October 8, 2023, and the restriction on the conversion of the note was removed if the holder of this note holds over 9.9% of the Company’s common stock. On June 24, 2021, MGWI converted $75,000 of the outstanding balance of this note into 6,250,000 shares of company’s common stock.

On February 13, 2018, the Company and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.12 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to MGWI Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 authorized limit until we have increased the authorized amount of shares of common stock to 2 billion shares. This note converted into 1,154,803 shares of company’s common stock on September 21, 2022.

On February 15, 2018 we issued 230,000 at a purchase price of .21 per share as additional compensation in the amount of $48,760 to Ms. Li, Guirong in connection with the settlement with ETI.

On October 18, 2018 we entered into an at will employment agreement with Kambiz Mahdi our CEO. This agreement may be terminated at any time. As part of the agreement Mr. Mahdi was to be issued 500,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2019 we accrued for and subsequently on February 13, 2019, issued 500,000 shares at a purchase price of $0.524 per share to Mr. Mahdi in the amount of $262,000.

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On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 4,200,000 units (each a “Unit” and together the “Units”) to MGWI for an aggregate purchase price of $1,999,200, or $0.476 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement.

In the fourth quarter of 2019 MGWI advanced $167,975 to the company, with no terms or interest rate. The outstanding balance on this advance on December 31, 2021 is $167,975.

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. The amount of parts purchases in 2021 was $10,241. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

On March 24, 2021, the Company transferred $500,000 to MGWI, a major stockholder of the Company to hold in trust for our investment in two planned ventures in China. The two potential investments are still pending.

On June 24, 2021, MGWI converted $75,000 from the outstanding balance of their convertible note into 625,000 shares of company’s common stock.

On September 21, 2022 MGW I converted $1,548,904 from the outstanding balance of their convertible note into 12,907,534 shares of company’s common stock.

On November 11, 2013, we entered into an accounts receivable financing agreement with American Interbanc (now Nations Interbanc). The outstanding amount of this note is personally guaranteed by Kambiz Mahdi, our Chief Executive Officer. As of March 31, 2022, the outstanding balance was $1,153,956 compared to $1,169,638 at December 31, 2021.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our directors will continue to approve any related party transaction.

Legal Proceedings

We know of no material, active, pending or threatened proceeding against us or our subsidiaries, nor are we, or any subsidiary, involved as a plaintiff or defendant in any material proceeding or pending litigation.

SELLING SHAREHOLDERS

This prospectus covers the resale by the selling shareholders of up to an aggregate of 2,916,910 shares of common stock, which includes 2,553,403 shares of common stock issuable upon the conversion of promissory notes and an aggregate of 363,507 shares of common stock issuable upon the exercise of the warrants by the selling shareholders.

On January 19, 2023 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill, L.P. (Mast Hill”) dated January 19, 2023 pursuant to which the Company issued to Mast Hill a $187,000 Convertible Promissory Note, due January 19, 2024 (the “Mast Hill Note VI”) for a purchase price of $168,300 plus an original issue discount in the amount of $18,700.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note VI may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before July 19, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note VI will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note VI, the conversion price of the Mast Hill Note VI will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note VI may be prepaid by the Company at a 115% premium. The Mast Hill Note VI contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant VI”) to purchase 58,438 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant VI may be exercised, in whole or in part, on the earlier of (i) on or after July 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant VI is $1.60 per share, however, that if the Company consummates an Up List Offering on or before July 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after July 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant VI may be exercised on a cashless exercise basis.

On December 26, 2022 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill dated December 26, 2022 pursuant to which the Company issued to Mast Hill a $123,000 Convertible Promissory Note, due December 26, 2023 (the “Mast Hill Note V”) for a purchase price of $110,700 plus an original issue discount in the amount of $12,300.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note V may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before June 24, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note V will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note V, the conversion price of the Mast Hill Note IV will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note V may be prepaid by the Company at a 115% premium. The Mast Hill Note V contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant V”) to purchase 38,438 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant V may be exercised, in whole or in part, on the earlier of (i) on or after June 24, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant V is $1.60 per share, however, that if the Company consummates an Up List Offering on or before June 24, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after June 24, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant V may be exercised on a cashless exercise basis.

On November 22, 2022 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill dated November 21, 2022 pursuant to which the Company issued to Mast Hill a $95,000 Convertible Promissory Note, due November 21, 2023 (the “Mast Hill Note IV”) for a purchase price of $85,500 plus an original issue discount in the amount of $9,500.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note IV may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before May 19, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note IV will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note IV, the conversion price of the Mast Hill Note IV will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note IV may be prepaid by the Company at a 115% premium. The Mast Hill Note IV contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant IV”) to purchase 29,688 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant IV may be exercised, in whole or in part, on the earlier of (i) on or after May 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant IV is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant IV may be exercised on a cashless exercise basis.

On November 14, 2022 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill dated November 10, 2022 pursuant to which the Company issued to Mast Hill a $95,000 Convertible Promissory Note, due November 10, 2023 (the “Mast Hill Note III”) for a purchase price of $85,500 plus an original issue discount in the amount of $9,500.00, and an interest rate of fifteen percent (15%) per annum.

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The principal and interest of the Mast Hill Note III may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before May 9, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note III will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note III, the conversion price of the Mast Hill Note III will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note III may be prepaid by the Company at a 115% premium. The Mast Hill Note III contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant III”) to purchase 29,688 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant III may be exercised, in whole or in part, on the earlier of (i) on or after May 10, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the ast Hill Warrant III is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 9, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 9, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the ast Hill Warrant III may be exercised on a cashless exercise basis.

On September 16, 2022 the Company closed the transactions contemplated by a Securities Purchase Agreement with Mast Hill dated September 16, 2022 pursuant to which the Company issued to Mast Hill a $300,000 Convertible Promissory Note, due September 16, 2023 (the “Mast Hill Note II”) for a purchase price of $270,000 plus an original issue discount in the amount of $30,000.00 at an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note II may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00. However, if the Company consummates the Up List Offering on or before March 15, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Note will become immediately payable, and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Note, the conversion price of the Note will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At any time prior to an event of default, the Mast Hill Note II may be prepaid by the Company at a 15% premium. The note contains customary representations, warranties, and covenants of the Company.

The Company issued Mast Hill a five-year warrant (“MH Warrant”) to purchase 93,750 shares of Common Stock in connections with the transactions described above. The MH Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after March 16, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before March 15, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after March 16, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Warrant may be exercised on a cashless exercise basis.

On September 2, 2022, the Company consummated a funding pursuant to a Securities Purchase Agreement with Pacific Pier Capital, LLC (“Pacific”) whereby the Company issued to Pacific a $138,888.88 Convertible Promissory Note, due September 1, 2023 (the “Pacific Note”) for a purchase price of $125,000.00 plus an original issue discount in the amount of $13,888.88, and an interest rate of fifteen percent (15%) per annum.

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The principal and interest of the Pacific Note may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange, into common stock of the Company, subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Pacific and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00. However, if the Company consummates the Up List Offering on or before February 28, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Pacific Note will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Pacific Note, the conversion price of the Pacific Note will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Pacific Note may be prepaid by the Company at a 15% premium. The Pacific Note contains customary representations, warranties and covenants of the Company.

The Company issued Pacific a five-year warrant (“Pacific Warrant”) to purchase 43,403 shares of Common Stock in connections with the transactions described above. The Pacific Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after March 1, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Pacific Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 28, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after March 1, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Pacific Warrant may be exercised on a cashless exercise basis

On August 23, 2022, the Company consummated a funding pursuant to a Securities Purchase Agreement with FirstFire Global Opportunities Fund, LLC (FirstFire”) whereby the Company issued to FirstFire a $150,000 Convertible Promissory Note, due August 17, 2023 (the “FirstFire Note”) for a purchase price of $135,000.00 plus an original issue discount in the amount of $15,000.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the FirstFire Note may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange, into common stock of the Company, subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of FirstFire and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00. However, if the Company consummates the Up List Offering on or before February 13, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the FirstFire Note will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Note, the conversion price of the FirstFire Note will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the FirstFire Note may be prepaid by the Company at a 15% premium. The FirstFire Note contains customary representations, warranties and covenants of the Company.

The Company issued FirstFire a five-year warrant (“FirstFire Warrant”) to purchase 46,875 shares of Common Stock in connections with the transactions described above. The FirstFire Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after February 14, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 13, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after February 14, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the FirstFire Warrant may be exercised on a cashless exercise basis. On March 1, 2023, FirstFire exercised this warrant issued on August 17, 2022 in full on a cashless basis to purchase 33,114 shares of Common Stock.

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On August 12, 2022, the Company closed a transaction pursuant to a Securities Purchase Agreement with Jefferson Street Capital, LLC (“Jefferson”) pursuant to which the Company issued to Jefferson a $138,888.88 Convertible Promissory Note, due August 5, 2023 (the “Jefferson Note”) for a purchase price of $125,000.00 plus an original issue discount in the amount of $13,888.88, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Jefferson Note may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange, into common stock of the Company, subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Jefferson and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00. However, if the Company consummates the Up List Offering on or before February 1, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Jefferson Note will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum and the holder shall have the right to convert the Default Amount into Common at a Conversion Price equal to ninety percent (90%) of the lowest volume weighted average price of the Common Stock during the preceding five (5) Trading Days prior to the date of conversion. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Jefferson Note, the conversion price of the Jefferson Note will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Note may be prepaid by the Company at a 15% premium. The Jefferson Note contains customary representations, warranties and covenants of the Company.

The Company issued Jefferson a five-year warrant (“Jefferson Warrant”) to purchase 43,403 shares of Common Stock in connections with the transactions described above. The Jefferson Warrant may be exercised, in whole or in part, on the earlier of (i) on or after February 2, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Jefferson Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 1, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after February 2, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Warrant may be exercised on a cashless exercise basis.

On May 6, 2022, the Company entered into a Securities Purchase Agreement with Mast Hill pursuant to which the Company issued to Mast Hill a $750,000 Convertible Promissory Note, due May 6, 2023 (the “Mast Hill Note I”) for a purchase price of $675,000.00 plus an original issue discount in the amount of $75,000.00, and an interest rate of fifteen percent (15%) per annum. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

The principal and interest of the Mast Hill Note I may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of common stock equals $1.00. However, if the Company consummates the Up List Offering on or before November 2, 2022, then the conversion price will equal 75% of the offering price per share of common stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note I will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into common stock following the issue date of the Note, the conversion price of the Mast Hill Note I will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note I may be prepaid by the Company at a 115% premium. The Mast Hill Note I contains customary representations, warranties and covenants of the Company.

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In addition, the Company issued Mast Hill a five-year warrant to purchase 234,375 shares of common stock in connections with the transactions described above. The Warrant may be exercised, in whole or in part, on the earlier of (i) on or after November 2, 2022 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share, however, that if the Company consummates an Up List Offering on or before November 2, 2022, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after November 2, 2022 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Warrant may be exercised on a cashless exercise basis. On December 28, 2022, Mast Hill exercised this warrant issued on May 6, 2022 in full on a cashless basis to purchase 100,446 shares of Common Stock.

On December 27, 2021, the Company entered into a $650,000 Convertible Promissory Note, due June 21, 2022, with interest at 2% per annum (the “Note “) with Universal Scope, Inc., a company incorporated in the British Virgin Islands which is convertible into 278,850 of shares of common stock. Under the terms of the Note, principal and interest is to be paid on the maturity date. The Note is convertible into the Company’s Common Stock at a conversion price of $2.40 per share subject to adjustments for reorganizations, reclassifications, consolidations, merger, or sale. On June 20, 2022, the Note was amended to extend the maturity date to June 21, 2023.

In connection with the sale of the convertible promissory notes to Mast Hill, Jefferson, First Fire and Pacific, J.H. Darbie & Co., a FINRA registered broker dealer warrants to purchase up to 26,701 shares of our Common Stock which is being registered in this offering.

None of the Selling Shareholders nor any of their respective affiliates have held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. The selling shareholders have acquired their shares solely for investment and not with a view to or for resale or distribution of such securities.

Selling Shareholder	Beneficial Ownership Before the Selling Shareholders Offering	Number of Shares Being Offered	Beneficial Ownership After the Selling Shareholders Offering	Percentage of Ownership After the Selling Shareholders Offering

Mast Hill Fund, L.P.	2,032,500	2,032,500	0	0%
Universal Scope, Inc	278,958	278,958	0	0%
Jefferson Street Capital, LLC	203,125	203,125	0	0%
FirstFire Global Opportunities Fund, LLC	172,500	172,500	0	0%
Pacific Pier Capital, LLC	203,125	203,125	0	0%
J.H. Darbie & Co.	26,701	26,701	0	0%

Material Relationships with Selling Shareholders

Other than in connection with the transactions described above, we have not had any material relationships with the Selling Shareholders in the last three (3) years.

PLAN OF DISTRIBUTION

The selling shareholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales;
●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such securities at a stipulated price per security;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	a combination of any such methods of sale; or
●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each selling shareholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the selling shareholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each selling shareholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the selling shareholders.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling shareholders or any other person. We will make copies of this prospectus available to the selling shareholders and are informing the selling shareholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our articles of incorporation, as amended and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Common Stock

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of the date of this prospectus, we have 37,178,624 shares of common stock issued and outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares. As of the date of the prospectus, we have no shares of Series D Preferred Stock issued and outstanding.

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The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $3.20 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock into common stock at least ten (10) days prior to such redemption by the Company.

Warrants

The Company issued Mast Hill a five-year warrant (“MH Warrant”) to purchase 234,375 shares of Common Stock. The MH Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after March 16, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before March 15, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after March 16, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Warrant may be exercised on a cashless exercise basis.

The Company issued Pacific a five year warrant (“Pacific Warrant”) to purchase 43,403 shares of Common Stock. The Pacific Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after March 1, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Pacific Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 28, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after March 1, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Pacific Warrant may be exercised on a cashless exercise basis

The Company issued FirstFire a five year warrant (“FirstFire Warrant”) to purchase 46,875 shares of Common Stock. The FirstFire Warrant may be exercised, in whole or in part, on and following the earlier of (i) on or after February 14, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 13, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after February 14, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the FirstFire Warrant may be exercised on a cashless exercise basis. On March 1, 2023, Firstfire exercised this warrant issued on August 17, 2022 in full on a cashless basis to purchase 33,114 shares of Common Stock.

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The Company issued Jefferson a five year warrant (“Jefferson Warrant”) to purchase 43,403 shares of Common Stock. The Jefferson Warrant may be exercised, in whole or in part, on the earlier of (i) on or after February 2, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Jefferson Warrant is $1.60 per share; however, that if the Company consummates an Up List Offering on or before February 1, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after February 2, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement, the Warrant may be exercised on a cashless exercise basis.

The Company issued Mast Hill a five year warrant (the “Mast Hill II Warrant”) to purchase 234,375 shares of common stock in. The Mast Hill II Warrant may be exercised, in whole or in part, on the earlier of (i) on or after November 2, 2022 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill II Warrant is $1.60 per share, however, that if the Company consummates an Up List Offering on or before November 2, 2022, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after November 2, 2022 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill II Warrant may be exercised on a cashless exercise basis. On December 28, 2022, Mast Hill exercised this warrant issued on May 6, 2022 in full on a cashless basis to purchase 100,446 shares of Common Stock.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant III”) to purchase 29,688 shares of Common Stock. The Mast Hill Warrant III may be exercised, in whole or in part, on the earlier of (i) on or after May 10, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant III is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 9, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 9, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant III may be exercised on a cashless exercise basis.

On November 22, 2022, the Company issued Mast Hill a five year warrant (“Mast Hill Warrant IV”) to purchase 29,688 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant IV may be exercised, in whole or in part, on the earlier of (i) on or after May 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant IV is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant IV may be exercised on a cashless exercise basis

On December 26, 2022, the Company issued Mast Hill a five year warrant (“Mast Hill Warrant V”) to purchase 38,438 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant V may be exercised, in whole or in part, on the earlier of (i) on or after June 24, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant V is $1.60 per share, however, that if the Company consummates an Up List Offering on or before June 24, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after June 24, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant V may be exercised on a cashless exercise basis

On January 19, 2023, the Company issued Mast Hill a five year warrant (“Mast Hill Warrant VI”) to purchase 58,438 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant VI may be exercised, in whole or in part, on the earlier of (i) on or after July 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant VI is $1.60 per share, however, that if the Company consummates an Up List Offering on or before July 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after July 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant VI may be exercised on a cashless exercise basis

Underwriter’s Warrants

The registration statement of which this prospectus is a part also registers for sale common stock underlying the Underwriter’s Warrants, which warrants are a portion of the underwriting compensation payable to the Representatives in connection with this Underwritten Offering. The Underwriter’s Warrants will be exercisable, in whole or in part, commencing on a date which is one hundred eighty (180) days after the commencement of sales of the Underwritten Offering until the fifth anniversary of the date of the commencement of sales of the Underwritten Offering at an exercise price of $ (125.0% of the public offering price of the shares). Please see “Underwriting—Underwriter’s Warrants” for a description of the warrants we have agreed to issue to the Representatives in this Underwritten Offering, subject to the completion of the Underwritten Offering. We expect to enter into a warrant agreement in respect of the Underwriter’s Warrants prior to the closing of this Underwritten Offering.

Other Convertible Securities

This prospectus covers the resale by the selling shareholders of up to an aggregate of 2,916,909 shares of common stock, which includes 2,553,403 shares of common stock issuable upon the conversion of promissory notes and an aggregate of 363,507 shares of common stock issuable upon the exercise of the warrants by the selling shareholders, as described in the section titled “Selling Shareholders” on page 60.

In addition, the Company has two outstanding convertible notes issued to 1800 Diagonal Lending, LLC in the total principal amount of $373,371. For more details, see “Recent Funding Events” on page 51.

Registration Rights

Pursuant to the terms of each of the Registration Rights Agreements, executed between the Company and the Selling Stockholders, the Company agreed to file a registration statement with the Commission to register the shares of common stock underlying the Notes and the shares issuable upon exercise of the Warrants within sixty days from the date of each Registration Rights Agreement. The Company also granted the Lenders piggyback registration rights on such shares pursuant to the Purchase Agreements.

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Transfer Agent

The transfer agent for our Common Stock is Colonial Stock Transfer, Inc., 66 Exchange Place, 1st floor, Salt Lake City, UT 84111, (801) 355-5704.

Lock-up

Pursuant to certain “lock-up” agreements, we, our executive officers, directors, and security holders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representatives, for a period of 180 days from the date of the final prospectus. In addition, during such period, except for the registration statement of which this prospectus forms a part or a registration statement on Form S-8 in connection with the registration of shares of common stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors, we will not file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company.

Anti-Takeover Provisions

Certain provisions of Nevada law and our bylaws summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us.

It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because negotiation of these proposals could result in an improvement of their terms.

Nevada Law

The Nevada Business Corporation Act (the “NBCA”) contains a control-share acquisition statute that provides that a person who acquires shares in an “issuing public corporation,” as defined in the statute, in excess of certain specified thresholds generally will not have any voting rights with respect to such shares unless such voting rights are approved by the holders of a majority of the votes of each class of securities entitled to vote separately, excluding shares held or controlled by the acquiring person.

The NBCA also provides that an “affiliated transaction” between a Nevada corporation with an “interested shareholder,” as those terms are defined in the statute, generally must be approved by the affirmative vote of the holders of two-thirds of the outstanding voting shares, other than the shares beneficially owned by the interested shareholder. The NBCA defines an “interested shareholder” as any person who is the beneficial owner of 10% or more of the outstanding voting shares of the corporation.

These laws could delay or prevent an acquisition.

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Special Stockholder Meetings

Our bylaws provide that a special meeting of stockholders may be called by of the Chairman of our board of directors, our CEO, President or the Secretary.

Requirements for Advance Notification of Stockholder Nominations and Proposals

Our bylaws establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our common stock, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our common stock.

This discussion is limited to Non-U.S. Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income or the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

●	U.S. expatriates and former citizens or long-term residents of the United States;

●	persons holding our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

●	banks, insurance companies, and other financial institutions;

●	brokers, dealers, or traders in securities;

●	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

●	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

●	tax-exempt organizations or governmental organizations;

●	persons deemed to sell our common stock under the constructive sale provisions of the Code;

●	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

●	tax-qualified retirement plans;

●	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

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●	persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

●	an individual who is a citizen or resident of the United States;

●	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

●	a trust that (i) is subject to the primary supervision of a U.S. court and all substantial decisions of which are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (ii) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

As described in the section titled “Dividend Policy,” we do not anticipate declaring or paying any cash dividends in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under the subsection titled “ — Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable tax treaties.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

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Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below regarding backup withholding, a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

●	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

●	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

●	our common stock constitutes a U.S. real property interest (“USRPI”), by reason of our status as a U.S. real property holding corporation (“USRPHC”), for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on any gain realized upon the sale or other taxable disposition, which may be offset by certain U.S. source capital losses of theNon-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market, and such Non-U.S. Holder owned, actually and constructively, 5% or less of our common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our common stock will not be subject to backup withholding, provided the Non-U.S. Holder certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above or the Non-U.S. Holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker that does not have certain enumerated relationships with the United States generally will not be subject to backup withholding or information reporting.

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Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act (“FATCA”)) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting obligations, (ii) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

UNDERWRITING

Subject to the terms and conditions of the underwriting agreement, the underwriters named below, for whom Craft Capital Management LLC and R.F. Lafferty & Co., Inc. are acting as Representatives of underwriters and the lead underwriter, have agreed to purchase from us on a firm commitment basis the number of shares of common stock indicated below, at the public offering price set forth on the cover page of this prospectus, less the underwriting discounts and commissions:

Underwriters	Number of Shares
Craft Capital Management LLC
R.F. Lafferty & Co., Inc.
Total

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A form of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus is part.

The underwriting agreement provides that the obligation of the underwriters to purchase all of the shares of common stock being offered to the public is subject to specific conditions, including the absence of any material adverse change in our business or in the financial markets and the receipt of certain legal opinions, certificates and letters from us, our counsel and the independent auditors. Subject to the terms of the underwriting agreement, the underwriters will purchase all of the shares being offered to the public, other than those covered by the over-allotment option described below, if any of these shares are purchased.

We have granted an option to the underwriters exercisable for forty-five (45) days after the date of this prospectus, to purchase up to additional shares of common stock equal to 15% of the number of shares of common stock sold in the Underwritten Offering at the public offering price, less the underwriting discounts and commission. The underwriters may exercise this option only to cover over-allotments made in connection with the sale of the shares offered by this prospectus. To the extent that the underwriters exercise this option, the underwriters will become obligated, subject to conditions, to purchase, and we will be obligated to sell, the additional shares.

Offers and sales for this Underwritten Offering will be conducted both inside and outside the United States through the underwriters and their respective selling agents. All offers or sales in the United States will be conducted by broker-dealers registered with the Commission and members of FINRA. The address of Craft Capital Management LLC is 377 Oak St #402, Garden City, NY 11530. The address of R.F. Lafferty & Co., Inc. is 40 Wall Street, 29th Floor, New York, NY 10005.

Underwriting Discount and Expenses

The following table shows, for each of the total without over-allotment option and total with full over-allotment option offering amounts, the per share and total public offering price, underwriting discounts to be paid to the underwriters by us, and proceeds to us, before expenses:

Total
	Per Share	Without Over-Allotment	With Full Over-Allotment
Public offering price	$	$	$
Underwriting discounts (7.0%)	$	$	$
Proceeds, before expense, to us	$	$	$

We estimate the total expenses payable by us for the Underwritten Offering to be approximately $  , which amount includes (i) various costs and fees incurred by us in connection with the Underwritten Offering, (ii) the underwriting discount of $(7.0%), (iii) reimbursement of the accountable, out-of-pocket expenses of the Representatives in connection with the Underwritten Offering, including, but not limited to, “road show” expenses and fees and expenses of their legal counsel, up to $200,000 in the aggregate, of which $50,000 as initial advance have been paid to the Representatives and an additional advance of $50,000 will be paid to the Representatives upon the receipt of the “No Objection Letter” from FINRA, and (iv) $100,000 to be paid to the Representatives for their non-accountable expenses at the closing of the Underwritten Offering.

Underwriter Warrants

In addition, we intend to issue warrants to the Representatives to purchase a number of shares of common stock equal to 3.0% of the total number of shares of common stock (including any shares sold in the Underwritten Offering to cover over-allotments) sold in the Underwritten Offering at an exercise price equal to 125.0% of the public offering price. These warrants will not be exercised, sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the securities for a period of 180 days beginning on the date of commencement of sales of the Underwritten Offering pursuant to FINRA Rule 5110(e)(1). In addition, these warrants will not be exercisable for more than five years from the commencement of sales of the Underwritten Offering pursuant to FINRA Rule 5110(g)(8)(A). These warrants do not contain anti-dilution terms that allow the Representatives to receive more shares or to exercise at a lower price than originally agreed upon at the time of the Underwritten Offering, when the public shareholders have not been proportionally affected by a stock split, stock dividend, or other similar event. Nor do these warrants include any anti-dilution terms that allow the Representatives to receive or accrue cash dividends prior to the exercise of the warrants. With respect to shares of common stock underlying the underwriter’s warrants, we have also agreed to grant the Representatives a one-time demand registration right at our expense with a duration of no more than five years from the commencement of sales of the Underwritten Offering and unlimited “piggyback” registration rights with duration of no more than five years from the commencement of sales of the Underwritten Offering at our expense.

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Right of First Refusal

We have granted the Representatives a right of first refusal, for a period of 12 months from the closing of the Underwritten Offering, to act as sole and exclusive investment bankers, sole and exclusive book-runners, sole and exclusive financial advisors, sole and exclusive underwriters and/or sole and exclusive placement agents, at the Representatives’ sole discretion, for each and every future public and private equity and debt offering, including all equity linked financings, during such 12 month period, on terms and conditions as mutually agreed by the Company and the Representatives. The foregoing right of first refusal does not apply to any financing transaction where the Company deals directly with the lender or investor without using any intermediary.

Determination of Offering Price

Our common stock is presently quoted on the OTCQB under the symbol “CETY.” On February 28, 2023, the closing price of our common stock on the OTCQB was $4.80 per share. We applied to list our common stock on the Nasdaq Capital Market under the symbol “CETY.” We believe that upon the completion of the Underwritten Offering contemplated, we will meet the standards for listing on the Nasdaq Capital Market or other national exchange. However, there can be no assurance that our common stock will be approved for listing on the Nasdaq Capital Market. We will not consummate and close this offering without the approval of listing from Nasdaq.

The public offering price of the shares of common stock offered by this prospectus will be determined by negotiation between us and the Representatives. Among the factors to be considered in determining the public offering price of the shares of common stock are:

●	our history, capital structure and our business prospects;

●	the industry in which we operate;

●	our past and present operating results;

●	the previous experience of our executive officers;

●	the recent trading and closing bid prices of our common stock quoted on the OTCQB; and

●	the general condition of the securities markets at the time of the Underwritten Offering.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares of common stock sold in the Underwritten Offering. The values of such shares of common stock are subject to change as a result of market conditions and other factors. We offer no assurances that the offering price will correspond to the price at which our shares of common stock will trade in the public market subsequent to this Underwritten Offering or that an active trading market for our shares will develop and continue after this Underwritten Offering.

Lock-Up Agreements

Pursuant to certain “lock-up” agreements, we, our executive officers, directors, and security holders holding more than 5% of the Company’s common stock intend to agree, subject to certain exceptions, not to offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of or announce the intention to otherwise dispose of, or enter into any swap, hedge or similar agreement or arrangement that transfers, in whole or in part, the economic risk of ownership of, directly or indirectly, engage in any short selling of any common stock or securities convertible into or exchangeable or exercisable for any common stock, whether currently owned or subsequently acquired, without the prior written consent of the Representatives, for a period of 180 days from the date of the final prospectus. In addition, during such period, except for the registration statement of which this prospectus forms a part or a registration statement on Form S-8 in connection with the registration of shares of common stock issuable under any employee equity-based compensation plan, incentive plan, stock plan, dividend reinvestment plan adopted and approved by the Company’s board of directors, we will not file or cause to be filed any registration statement with the Commission relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company

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Price Stabilization, Short Positions and Penalty Bids

In connection with the Underwritten Offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

●	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

●	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the underwriters is not greater than the number of shares that may be purchased in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising the over-allotment option and/or purchasing shares of common stock in the open Market.

●	Syndicate covering transactions involve purchases of shares of common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the over-allotment option. If the underwriters sell more shares than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the Underwritten Offering.

●	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the shares of common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our shares of common stock or preventing or retarding a decline in the market price of our shares of common stock. As a result, the price of our shares of common stock may be higher than the price that might otherwise exist in the open market. Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representations that the underwriters will engage in these stabilizing transactions or that any transaction, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Shares

In connection with the Underwritten Offering, certain of the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail. A prospectus in electronic format may be made available on the websites maintained by one or more underwriters or selling group members, if any, participating in the Underwritten Offering. The Representatives may agree to allocate a number of shares of common stock to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the Representatives to underwriters and selling group members that may make internet distributions on the same basis as other allocations. Other than the prospectus in electronic format, the information on the underwriters’ websites and any information contained in any other website maintained by the underwriters is not part of this prospectus, has not been approved and/or endorsed by us or the underwriters and should not be relied upon by investors.

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Other Relationships

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to us and our affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Indemnification

We intend to indemnify the underwriters against certain liabilities, including certain liabilities arising under the Securities Act or to contribute to payments that an underwriter may be required to make for these liabilities.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the shares of common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The shares of common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the Underwritten Offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

The underwriters are expected to make offers and sales both in and outside the United States through their selling agents. Any offers and sales in the United States will be conducted by broker-dealers registered with the SEC.

Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to the Underwritten Offering. This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act. Any offer in Australia of the shares of common stock may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act. The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the Underwritten Offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions. This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any shares of common stock recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

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Bermuda

The shares of common stock may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.

British Virgin Islands

The shares of common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by us or on our behalf. The shares of common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands) (each a BVI Company), but only where the offer will be made to, and received by, the relevant BVI Company entirely outside of the British Virgin Islands.

This prospectus has not been, and will not be, registered with the Financial Services Commission of the British Virgin Islands. No registered prospectus has been or will be prepared in respect of the shares of common stock for the purposes of the Securities and Investment Business Act, 2010, or SIBA or the Public Issuers Code of the British Virgin Islands.

The shares of common stock may be offered to persons located in the British Virgin Islands who are “qualified investors” for the purposes of SIBA. Qualified investors include (i) certain entities which are regulated by the Financial Services Commission in the British Virgin Islands, including banks, insurance companies, licensees under SIBA and public, professional and private mutual funds; (ii) a company, any securities of which are listed on a recognized exchange; and (iii) persons defined as “professional investors” under SIBA, which is any person (a) whose ordinary business involves, whether for that person’s own account or the account of others, the acquisition or disposal of property of the same kind as the property, or a substantial part of our property; or (b) who has signed a declaration that he, whether individually or jointly with his spouse, has a net worth in excess of US$1,000,000 and that he consents to being treated as a professional investor. The shares of common stock are not being, and may not be offered to the public or to any person in the British Virgin Islands for purchase or subscription by or on behalf of the Company. The shares of common stock may be offered to companies incorporated under the BVI Business Companies Act, 2004 (British Virgin Islands), but only where the offer will be made to, and received by, the relevant BVI company entirely outside of the British Virgin Islands.

Canada

The common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this Underwritten Offering.

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Cayman Islands

This prospectus does not constitute a public offer of the shares of common stock, whether by way of sale or subscription, in the Cayman Islands. Each underwriter has represented and agreed that it has not offered or sold, and will not offer or sell, directly or indirectly, any shares of common stock to the public in the Cayman Islands.

Dubai International Financial Center

This document relates to an exempt offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority. This document is intended for distribution only to persons of a type specified in those rules. It must not be delivered to, or relied on by, any other person. The Dubai Financial Services Authority has no responsibility for reviewing or verifying any documents in connection with exempt offers. The Dubai Financial Services Authority has not approved this document nor taken steps to verify the information set out in it and has no responsibility for it. The shares of common stock which are the subject of the Underwritten Offering contemplated by this document may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock offered should conduct their own due diligence on the shares of common stock. If you do not understand the contents of this document, you should consult an authorized financial advisor.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), each underwriter represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, it has not made and will not make an offer of shares of common stock which are the subject of the Underwritten Offering contemplated by this prospectus to the public in that Relevant Member State other than:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe the shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

Each of the underwriters severally represents warrants and agrees as follows:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (FSMA) received by it in connection with the issue or sale of the shares of common stock in circumstances in which Section 21 of the FSMA does not apply to us; and

●	it has complied with, and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

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France

Neither this prospectus nor any other offering material relating to the shares of common stock described in this prospectus has been submitted to the clearance procedures of the Autorité des Marchés Financiers or of the competent authority of another member state of the European Economic Area and notified to the Autorité des Marchés Financiers. The shares of common stock have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France. Neither this prospectus nor any other offering material relating to the shares of common stock has been or will be:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

●	to fewer than 100 or, if the relevant member state has implemented the relevant provision of the 2010 PD Amending Directive, 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant Dealer or Dealers nominated by us for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive;

●	released, issued, distributed or caused to be released, issued or distributed to the public in France; or

●	used in connection with any offer for subscription or sale of the shares of common stock to the public in France.

Such offers, sales and distributions will be made in France only:

●	to qualified investors (investisseurs qualifiés) and/or to a restricted circle of investors (cercle restreint d’investisseurs), in each case investing for their own account, all as defined in, and in accordance with articles L.411-2, D.411-1, D.411-2, D.734-1, D.744-1, D.754-1 and D.764-1 of the French Code monétaire et financier;

●	to investment services providers authorized to engage in portfolio management on behalf of third parties; or

●	in a transaction that, in accordance with article L.411-2-II-1°-or-2°-or 3° of the French Code monétaire et financier and article 211-2 of the General Regulations (Règlement Général) of the Autorité des Marchés Financiers, does not constitute a public offer (appel public à l’épargne).

The shares of common stock may be resold directly or indirectly, only in compliance with articles L.411-1, L.411-2, L.412-1 and L.621-8 through L.621-8-3 of the French Code monétaire et financier.

Germany

This prospectus does not constitute a Prospectus Directive-compliant prospectus in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and does therefore not allow any public offering in the Federal Republic of Germany (“Germany”) or any other Relevant Member State pursuant to § 17 and § 18 of the German Securities Prospectus Act. No action has been or will be taken in Germany that would permit a public offering of the shares of common stock, or distribution of a prospectus or any other offering material relating to the shares of common stock. In particular, no securities prospectus (Wertpapierprospekt) within the meaning of the German Securities Prospectus Act or any other applicable laws of Germany, has been or will be published within Germany, nor has this prospectus been filed with or approved by the German Federal Financial Supervisory Authority (Bundesanstalt für Finanzdienstleistungsaufsicht) for publication within Germany.

Each underwriter will represent, agree and undertake, (i) that it has not offered, sold or delivered and will not offer, sell or deliver the shares of common stock within Germany other than in accordance with the German Securities Prospectus Act (Wertpapierprospektgesetz) and any other applicable laws in Germany governing the issue, sale and offering of shares of common stock, and (ii) that it will distribute in Germany any offering material relating to the shares of common stock only under circumstances that will result in compliance with the applicable rules and regulations of Germany.

This prospectus is strictly for use of the person who has received it. It may not be forwarded to other persons or published in Germany.

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Hong Kong

The shares of common stock may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Israel

This prospectus does not constitute a prospectus under the Israeli Securities Law, 5728-1968, and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus is being distributed only to, and is directed only at, investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters purchasing for their own account, venture capital funds, entities with equity in excess of NIS 50 million and qualified individuals, each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors. Qualified investors may be required to submit written confirmation that they meet the criteria for one of the categories of investors set forth in the prospectus.

Italy

The Underwritten Offering of shares of common stock has not been registered with the Commissione Nazionale per le Società e la Borsa(“CONSOB”) pursuant to Italian securities legislation and, accordingly, no shares of common stock may be offered, sold or delivered, nor copies of this prospectus or any other documents relating to the shares of common stock may not be distributed in Italy except:

●	to “qualified investors”, as referred to in Article 100 of Legislative Decree No. 58 of 24 February 1998, as amended (the “Decree No. 58”) and defined in Article 26, paragraph 1, letter d) of CONSOB Regulation No. 16190 of 29 October 2007, as amended (“Regulation No. 16190”) pursuant to Article 34-ter, paragraph 1, letter b) of CONSOB Regulation No. 11971 of 14 May 1999, as amended (“Regulation No. 11971”); or

●	in any other circumstances where an express exemption from compliance with the offer restrictions applies, as provided under Decree No. 58 or Regulation No. 11971.

Any offer, sale or delivery of the shares of common stock or distribution of copies of this prospectus or any other documents relating to the shares of common stock in the Republic of Italy must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in the Republic of Italy in accordance with Legislative Decree No. 385 of 1 September 1993, as amended (the “Banking Law”), Decree No. 58 and Regulation No. 16190 and any other applicable laws and regulations;

●	in compliance with Article 129 of the Banking Law, and the implementing guidelines of the Bank of Italy, as amended; and

●	in compliance with any other applicable notification requirement or limitation which may be imposed, from time to time, by CONSOB or the Bank of Italy or other competent authority.

Please note that, in accordance with Article 100-bis of Decree No. 58, where no exemption from the rules on public offerings applies, the subsequent distribution of the shares of common stock on the secondary market in Italy must be made in compliance with the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971.

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Furthermore, the shares of common stock which are initially offered and placed in Italy or abroad to qualified investors only but in the following year are regularly (“sistematicamente”) distributed on the secondary market in Italy to non-qualified investors become subject to the public offer and the prospectus requirement rules provided under Decree No. 58 and Regulation No. 11971. Failure to comply with such rules may result in the sale of the shares of common stock being declared null and void and in the liability of the intermediary transferring the shares of common stock for any damages suffered by such non-qualified investors.

Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Kuwait

Unless all necessary approvals from the Kuwait Ministry of Commerce and Industry required by Law No. 31/1990 “Regulating the Negotiation of Securities and Establishment of Investment Funds,” its Executive Regulations and the various Ministerial Orders issued pursuant thereto or in connection therewith, have been given in relation to the marketing and sale of the shares of common stock, these may not be marketed, offered for sale, nor sold in the State of Kuwait. Neither this prospectus (including any related document), nor any of the information contained therein is intended to lead to the conclusion of any contract of whatsoever nature within Kuwait.

PRC

This prospectus has not been and will not be circulated or distributed in the PRC, and the shares of common stock may not be offered or sold, and will not be offered or sold, directly or indirectly, to any resident of the PRC or to persons for re-offering or resale, directly or indirectly, to any resident of the PRC except pursuant to applicable laws and regulations of the PRC. For the purpose of this paragraph, the PRC does not include Taiwan and the Special Administrative Regions of Hong Kong and Macao.

Qatar

The shares of common stock have not been and will not be offered, sold or delivered at any time, directly or indirectly, in the State of Qatar (“Qatar”) in a manner that would constitute a public offering. This prospectus has not been reviewed or approved by or registered with the Qatar Central Bank the Qatar Exchange or the Qatar Financial Markets Authority. This prospectus is strictly private and confidential, and may not be reproduced or used for any other purpose, nor provided to any person other than the recipient thereof.

Saudi Arabia

This prospectus may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations issued by the Capital Market Authority. The Capital Market Authority does not make any representation as to the accuracy or completeness of this prospectus, and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this prospectus. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this prospectus you should consult an authorized financial adviser.

82

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares of common stock may not be circulated or distributed, nor may the shares of common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than

●	to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”),

●	to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or

●	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares of common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

●	a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

●	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares of common stock pursuant to an offer made under Section 275 of the SFA except:

(a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(b)	where no consideration is or will be given for the transfer;

(c)	where the transfer is by operation of law;

(d)	as specified in Section 276(7) of the SFA; or

(e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

Switzerland

This document is not intended to constitute an offer or solicitation to purchase or invest in the shares of common stock described herein. The shares of common stock may not be publicly offered, sold or advertised, directly or indirectly, in, into or from Switzerland and will not be listed on the SIX Swiss Exchange or on any other exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock constitutes a prospectus as such term is understood pursuant to article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus within the meaning of the listing rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland, and neither this document nor any other offering or marketing material relating to the shares of common stock may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the Underwritten Offering, nor the Company nor the shares of common stock have been or will be filed with or approved by any Swiss regulatory authority. The shares of common stock are not subject to the supervision by any Swiss regulatory authority, e.g., the Swiss Financial Markets Supervisory Authority FINMA (FINMA), and investors in the shares of common stock will not benefit from protection or supervision by such authority.

Taiwan

The shares of common stock have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares of common stock in Taiwan.

83

United Arab Emirates

(Excluding the Dubai International Financial Center)

The shares of common stock have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (“U.A.E.”) other than in compliance with the laws of the U.A.E. Prospective investors in the Dubai International Financial Centre should have regard to the specific selling restrictions on prospective investors in the Dubai International Financial Centre set out below.

The information contained in this prospectus does not constitute a public offer of shares of common stock in the U.A.E. in accordance with the Commercial Companies Law (Federal Law No. 8 of 1984 of the U.A.E., as amended) or otherwise and is not intended to be a public offer. This prospectus has not been approved by or filed with the Central Bank of the United Arab Emirates, the Emirates Securities and Commodities Authority or the Dubai Financial Services Authority, or DFSA. If you do not understand the contents of this prospectus, you should consult an authorized financial adviser. This prospectus is provided for the benefit of the recipient only, and should not be delivered to, or relied on by, any other person.

We have not authorized and do not authorize the making of any offer of securities through any financial intermediary on our behalf, other than offers made by the underwriters and their respective affiliates, with a view to the final placement of the securities as contemplated in this document. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of shares on our behalf or on behalf of the selling stockholders or underwriters.

No action has been taken by us or the Representatives that would permit a public offering of the shares of common stock in any jurisdiction outside the United States where action for that purpose is required. None of our shares of common stock included in the Underwritten Offering may be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sales of any such securities offered hereby be distributed or published in any jurisdiction except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who receive this prospectus are advised to inform themselves about and to observe any restrictions relating to the Underwritten Offering of shares of common stock and the distribution of this prospectus. This prospectus is neither an offer to sell nor a solicitation of any offer to buy the shares of common stock in any jurisdiction where that would not be permitted or legal.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

The Newman Law Firm. has opined on the validity of the shares being offered hereby. Bevilacqua PLLC is acting as counsel to Craft Capital Management LLC.

EXPERTS

The consolidated financial statements included in this prospectus and in the registration statement for the fiscal years ended December 31, 2021 and December 31, 2020 have been audited by Fruci & Associates II, PLLC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

84

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of common stock being offered by this prospectus. This prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also request a copy of these filings, at no cost, by writing or telephoning us at: 2990 Redhill Avenue, Costa Mesa, CA 92626. Our telephone number is (949) 273-4990.

85

Audited Financial Statements:

F-1

Clean Energy Technologies, Inc.

Consolidated Balance Sheets

	Unaudited	Audited
	September 30, 2022	December 31, 2021
Assets
Current Assets:
Cash	$175,772	1,192,316
Accounts receivable - net	1,806,792	693,032
Lease receivable asset	217,584	217,584
Prepaid	231,288	40,380
Heze Hongyuan Natural Gas Co	838,090
Inventory	527,949	462,192
Total Current Assets	3,797,475	2,605,504
Property and Equipment - Net	19,366	33,016

Goodwill	747,976	747,976
LWL Intangibles	1,468,709	1,468,709
Long Term Investment - Shuya	536,994
Long-term financing receivables - net	684,770	684,770
License	354,322	354,322
Patents	106,662	115,569
Right of use asset - long term	217,862	395,607
Other Assets	30,199	26,801
Total Non Current assets	4,147,494	3,793,754
Total Assets	$7,964,334	$6,432,274

Liabilities and Stockholders’ (Deficit)
Current Liabilities:
Accounts payable	$651,769	$606,814
Accrued Expenses	124,830	143,847
Customer Deposits	0	24,040
Warranty Liability	100,000	100,000
Deferred Revenue	33,000	33,000
Derivative Liability	269,663	256,683
Facility Lease Liability - current	246,081	213,474
Line of Credit	1,058,127	1,169,638
Notes payable - GE	2,540,016	2,498,076
Convertible Notes Payable (net of discount of $437,044 and $26,919 respectively)	2,495,158	1,193,341
Related Party Notes Payable	279,517	626,210
Total Current Liabilities	7,798,161	6,865,123
Long-Term Debt:
Related Party Notes Payable (net of discount of $0 and $0 Respectively	0	1,081,085
Facility Lease Liability - long term	0	207,778
Net Long-Term Debt	0	1,288,863
Total Liabilities	7,798,161	8,153,986

Commitments and contingencies		$-

Stockholders’ (Deficit)
Common stock, $.001 par value; 2,000,000,000 shares authorized; 37,074,432 and 23,589,229 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively. The company effected a 1-for-40 reverse split on Jan 19, 2023.	37,075	23,589
Additional paid-in capital	19,136,172	14,777,708
Subscription Receivables	0	-
Accumulated Other Comprehensible Income	(243,135)
Accumulated deficit	(18,763,939)	(17,423,930)
	166,173	(1,702,653)

Non-controlling interest	0	(19,059)
Total Stockholders’ Equity	166,173	(1,721,712)
Total Liabilities and Stockholders’ Deficit	$7,964,334	$6,432,274

The accompanying footnotes are an integral part of these consolidated financial statements

F-2

Clean Energy Technologies, Inc.

Consolidated Statements of Operations

for the three and nine months ended September 30, 2022 and 2021

(Unaudited)

	2022 Three Months	2021 Three Months	2022 Nine Months	2021 Nine Months
Sales	$44,629	575,545	$2,567,596	$866,703
Cost of Goods Sold	18,716	274,401	1,415,693	374,020
Gross Profit	25,913	301,144	1,151,903	519,683

General and Administrative
General and Administrative expense	79,252	188,817	284,025	529,335
Salaries	197,036	228,565	587,928	661,634
Travel	38,990	26,381	126,388	66,735
Professional Fees Legal & Accounting	135,441	41,174	359,636	123,383
Facility lease and Maintenance	86,781	85,798	260,262	254,708
Subcontractors	21,880		83,931	-
Depreciation and Amortization	7,519	8,073	22,557	24,219
Total Expenses	566,899	578,808	1,724,727	1,660,014
Net Profit / (Loss) From Operations	(540,986)	(277,664)	(572,824)	(1,140,331)

Change in derivative liability	419	(10,745)	(12,980)	1,734,624
Gain / (Loss) on debt settlement and write down	0	460,568	2,920	828,666
Other Income	9,976		25,790
Interest and Financing fees	(331,177)	(189,171)	(747,451)	(603,240)
Net Profit / (Loss) Before Income Taxes	(861,768)	(17,012)	(1,304,546)	819,719
Income Tax Expense	353		(18,315)
Net Profit / (Loss)	(861,415)	(17,012)	(1,322,861)	819,719

Non-controlling interest	(19,059)	19059	(19,059)	19,059

Net Profit / (Loss) attributable to Clean Energy Technologies, Inc.	(880,474)	2,047	(1,341,920)	838,778

Other Comprehensive Item
Foreign Currency Translation Gain	(134,031)		(243,135)	-
Total Comprehensible Income / (Loss)	$(880,474)	2,047	$(1,585,055)	$838,778

Per Share Information:
Basic and diluted weighted average number of common shares outstanding	25,569,891	22,387,456	24,514,942	22,282,813
	0	0	0	0
Net Profit / (Loss) per common share basic and diluted	$(0.00)	(0.00)	$(0.00)	$0.00

The accompanying footnotes are an integral part of these Consolidated financial statements

F-3

Clean Energy Technologies, Inc.

Consolidated Statements of Stockholders Deficit

September 30, 2021 & 2022 (Unaudited)

	Common Stock .001 Par		Preferred Stock		Common Stock to be issued	Additional Paid in	Subscription	Statutory Reserve - Production Safety	Accumulated Comprehensive	Accumulated	Non Controlling	Stock holders’ Deficit
Description	Shares	Amount	Shares	Amount	Amount	Capital	Interest	Reserve	Income	Deficit	interest	Totals
December 31, 2019	18,847,691	18,848	6,500	650,000	-	8,294,392				(14,215,718)		(5,252,478)

Shares issued for debt conversion	393,380	393	-	-	-	204,836				-		205,229
Shares issued for cash	1,094,057	1,094	-	-	-	1,131,749				-		1,132,843
Preferred conversions	125,000	125	(2,000)	(200,000)		199,875				-		-
Commitment fee shares	69,113	69			25,000	50,350				-		75,419
Common share subscriptions	-	-	-	-	36,179					-		36,179
Net Loss	-									(3,435,764)		(3,435,764)
December 31, 2020	20,529,241	$20,529	4,500	$450,000	$61,179	$9,881,202				$(17,651,482)	$-	$(7,238,572)

Shares issued for warrant conversion	58,633	59	-	-	-	(59)				-		(0)
Shares issued for acccrued dividend	108,606	109	-	-	-	347,430				-		347,539
Conversion of Preferred Series D	165,625	166	(4,500)	(450,000)	-	449,834						-
Inducement Shares	59,811	60	-	-	(25,000)	79,206				-	-	54,266
Shares issued for correction	27,516	28				(28)						(0)
Shares for Conversion	625,000	625				74,848						75,473
Shares issued for Reg A offering	416,667	417				499,583						500,000
Shares issued for S1	246,052	246				390,105						390,351
Shares issued for cash	1,106,233	1,106	-	-	(36,179)	3,119,112						3,084,039
Shares issued for Reg A	245,844	246				786,454						786,700
	-											-
Starting balance CETY HK	-					70,000				(70,000)		-
Net Loss	-									297,551	(19,059)	278,492
December 31, 2021	23,589,229	23,589	-	-	-	15,697,688		-	-	(17,423,931)	(19,059)	(1,721,712)

Shares issued for Reg A offering	375,875	376				1,202,424						1,202,800
Shares issued for S1	78,897	79				137,831						137,910
	-											-
Subscription Receivable	-						(18,800)					(18,800)
Accumulated Comprehensive	-								4,562			4,562
Net Loss	-									(112,589)	-	(112,589)
March 31, 2022	24,044,000	24,044	-	-	-	17,037,943	(18,800)	-	4,562	(17,536,520)	(19,059)	(507,831)

Shares issued for Reg A offering	-	-				-						-
Shares issued for S1	122,898	123				153,112						153,235
Warrants issued Mast Hill fund						168,296						168,296
Statutory Reserve - Production Safety Reserve								-				-
Subscription Receivable							-					-
Accumulated Comprehensive									(113,666)			(113,666)
Net Loss										(346,943)	-	(346,943)
June 30, 2022	24,166,899	24,167	-	-	-	17,359,351	(18,800)	-	(109,104)	(17,883,464)	(19,059)	(646,909)
Shares issued for Reg A offering
Shares issued MGW Note Conversion	12,907,534	12,908				1,535,996						1,548,904
Warrants issued Q3 Bridge Financing						240,824						240,824
Statutory Reserve - Production Safety Reserve												-
Subscription Receivable							18,800					18,800
Accumulated Comprehensive									(134,031)			(134,031)
Net Loss										(880,474)	19,060	(861,415)
September 30, 2022	37,074,432	37,074	-	-	-	19,136,170	-	-	(243,136)	(18,763,939)	-	166,173

The accompanying footnotes are an integral part of these consolidated financial statements

F-4

Clean Energy Technologies, Inc.

Consolidated Statements of Cash Flows

for the three months ended September 30 (Unaudited)

		2022	2021
Cash Flows from Operating Activities:
Net Income / (Loss)		$(1,322,861)	$819,719
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization		22,557	24,219
Financing Fees		380,000	0
Gain on debt settlement		(2,920)	(828,666)
Shares issued for inducement			54,266
Amortization of debt discount		145,632
Change in debt discount and Financing fees		0	730,826
Change in derivative liability		12,980	(1,734,624)
Changes in assets and liabilities:
(Increase) decrease in right of use asset		177,745	144,588
(Increase) decrease in lease liability		(175,172)	(141,153)
(Increase) decrease in accounts receivable		(1,113,760)	(511,418)
(Increase) decrease in longterm financing receivables			67,730
(Increase) decrease in inventory		(65,757)	(167,739)
(Increase) decrease in prepaid expenses		(194,306)	-
(Decrease) increase in accounts payable		44,955	(673,236)
Other (Decrease) increase in accrued expenses		171,619	141,969
Other (Decrease) increase in accrued expenses related party		0	(2,482)
Other (Decrease) increase on equity method investment		13,650	-
Other (Decrease) increase in customer deposits		(24,040)	111,770
Net Cash Provided by (Used In) Operating Activities		(1,929,678)	(1,964,231)

Cash Flows from Investing Activities
Convertible Note Receivable		-	-
(Increase) decrease in Heze Hongyuan Natural Gas Co		(838,090)	-
(Increase) decrease in Shuya		(550,644)
Purchase property plant and equipment
Cash Flows Used In Investing Activities		(1,388,734)	-

Cash Flows from Financing Activities
Bank Overdraft / (Repayment)
Payment on line of credit		(219,656)	(894,208)
Payment on notes payable		(406,586)	-
Proceeds from notes payable		1,677,300	414,200
Proceeds from notes payable related party		-	-
Stock issued for cash		1,493,945	3,584,511
Cash Flows Provided By Financing Activities		2,545,003	3,104,503

Effect of exchange rate changes on cash		(243,136)	-

Net (Decrease) Increase in Cash and Cash Equivalents		(1,016,545)	1,140,272
Cash and Cash Equivalents at Beginning of Period		1,192,316	414,885
Cash and Cash Equivalents at End of Period		$175,771	$1,555,157

Supplemental Cashflow Information:
Interest Paid		$331,177	$145,230
Taxes Paid	$		$-

Supplemental Non-Cash Disclosure
Discount on new notes		$437,044	$-
Shares to be issued for warrants		$240,824	$450,000
Shares issued for debt conversion conversions		$1,548,904	$423,011

The accompanying footnotes are an integral part of these consolidated financial statements

F-5

Clean Energy Technologies, Inc.

Notes to Consolidated Financial Statements (Unaudited)

NOTE 1 – GENERAL

These unaudited interim consolidated financial statements as of and for the three months ended March 31, 2022, reflect all adjustments which, in the opinion of management, are necessary to fairly state the Company’s financial position and the results of its operations for the periods presented, in accordance with the accounting principles generally accepted in the United States of America. All adjustments are of a normal recurring nature.

These unaudited interim consolidated financial statements should be read in conjunction with the Company’s financial statements and notes thereto included in the Company’s fiscal year end December 31, 2022 report. The Company assumes that the users of the interim financial information herein have read, or have access to, the audited financial statements for the preceding period, and that the adequacy of additional disclosure needed for a fair presentation may be determined in that context. The results of operations for the three months ended March 31, 2022 are not necessarily indicative of results for the entire year ending December 31, 2022.

The summary of significant accounting policies of Clean Energy Technologies, Inc. is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

Corporate History

We were incorporated in California in July 1995 under the name Probe Manufacturing Industries, Inc. We redomiciled to Nevada in April 2005 under the name Probe Manufacturing, Inc. We manufactured electronics and provided services to original equipment manufacturers (OEMs) of industrial, automotive, semiconductor, medical, communication, military, and high technology products. On September 11, 2015 Clean Energy HRS, or “CE HRS”, our wholly owned subsidiary acquired the assets of Heat Recovery Solutions from General Electric International. In November 2015, we changed our name to Clean Energy Technologies, Inc.

Our principal executive offices are located at 2990 Redhill Avenue, Costa Mesa, CA 92626. Our telephone number is (949) 273-4990. Our common stock is listed on the OTCQB Markets under the symbol “CETY.”

Our internet website address is www.cetyinc.com and our subsidiary’s web site is www.heatrecoverysolutions.com The information contained on our websites are not incorporated by reference into this document, and you should not consider any information contained on, or that can be accessed through, our website as part of this document.

The Company has three reportable segments: Clean Energy HRS (HRS), CETY Europe, and the legacy electronic manufacturing services (Electronic Assembly) division.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder equity of $166,173 and a working capital deficit of $4,000,686 as of September 30, 2022. The company also had an accumulated deficit of $18,763,939 as of September 30, 2022. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

Plan of Operation

We develop renewable energy products and solutions and establish partnerships in renewable energy that make environmental and economic sense. Our mission is to be a leader in the Zero Emission Revolution by offering recyclable energy solutions, clean energy fuels and alternative electric power for small and mid-sized projects in North America, Europe, and Asia. We target sustainable energy solutions that are profitable for us, profitable for our customers and represent the future of global energy production.

Our principal businesses

Waste Heat Recovery Solutions – we recycle wasted heat produced in manufacturing, waste to energy and power generation facilities using our patented Clean CycleTM generator to create electricity which can be recycled or sold to the grid.

Waste to Energy Solutions - we convert waste products created in manufacturing, agriculture, wastewater treatment plants and other industries to electricity, renewable natural gas (“RNG”), hydrogen and bio char which are sold or used by our customers.

Engineering, Consulting and Project Management Solutions – we bring a wealth of experience in developing clean energy projects for municipal and industrial customers and Engineering, Procurement and Construction (EPC) companies so they can identify, design and incorporate clean energy solutions in their projects.

F-6

NG Trading Operations

Our NG trading operations in China is to source and supply NG to industries and municipalities located in the southwestern part of China. The NG is principally used for heavy truck refueling stations and urban or industrial users. We purchase large quantities of NG from large wholesale NG depots at fixed prices which are prepaid for in advance at a discount to market. We sell the NG to our customers at prevailing daily spot prices for the duration of the contracts.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The summary of significant accounting policies of Clean Energy Technologies, Inc. (formerly Probe Manufacturing, Inc.) is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at JP Morgan Chase bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, (which we may exceed from time to time) per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of September 30, 2022, and December 31, 2021, we had a reserve for potentially un-collectable accounts receivable of $75,000. Our policy for reserves for our long-term financing receivables is determined on a contract-by-contract basis and considers the length of the financing arrangement. As of September 30, 2022, and December 31, 2021, we had a reserve for potentially un-collectable long-term financing receivables of $247,500 and $247,500 respectively.

Four (4) customers accounted for approximately 98% of accounts receivable on September 30, 2022. Our trade accounts primarily represent unsecured receivables. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

Lease asset

As of September 30, 2022, and December 31, 2021 we had a lease asset that was purchased from General Electric with a value of $1,309,527, however due the purchase price allocation, we recognized a value of $217,584. The lease is due to be commissioned in the first quarter of 2022 and will generate approximately $20,000 per month for 120 months.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of September 30, 2022, and December 31, 2021, we had a reserve for potentially obsolete inventory of $321,104.

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold Improvements	7 years

F-7

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”).

Performance Obligations Satisfied Over Time

FASB ASC 606-10-25-27 through 25-29, 25-36 through 25-37, 55-5 through 55-10

An entity transfers control of a good or service over time and satisfies a performance obligation and recognizes revenue over time if one of the following criteria is met:

a. The customer receives and consumes the benefits provided by the entity’s performance as the entity performs (as described in FASB ASC 606-10-55-5 through 55-6).

b. The entity’s performance creates or enhances an asset (for example, work in process) that the customer controls as the asset is created or enhanced (as described in FASB ASC 606-10-55-7).

c. The entity’s performance does not create an asset with an alternative use to the entity (see FASB ASC 606-10-25-28), and the entity has an enforceable right to payment for performance completed to date (as described in FASB ASC 606-10-25-29).

Performance Obligations Satisfied at a Point in Time

FASB ASC 606-10-25-30

If a performance obligation is not satisfied over time, the performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised asset and the entity satisfies a performance obligation, the entity should consider the guidance on control in FASB ASC 606-10-25-23 through 25-26. In addition, it should consider indicators of the transfer of control, which include, but are not limited to, the following:

a. The entity has a present right to payment for the asset

b. The customer has legal title to the asset

c. The entity has transferred physical possession of the asset

d. The customer has the significant risks and rewards of ownership of the asset

e. The customer has accepted the asset

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. In addition a) the company also does not have an alternative use for the asset if the customer were to cancel the contract, and b.) has a fully enforceable right to receive payment for work performed (i.e., customers are required to pay as various milestones and/or timeframes are met)

The following five steps are applied to achieve that core principle for our HRS and CETY Europe Divisions:

●	Identify the contract with the customer

●	Identify the performance obligations in the contract

●	Determine the transaction price

●	Allocate the transaction price to the performance obligations in the contract

●	Recognize revenue when the company satisfies a performance obligation

F-8

The following steps are applied to our legacy engineering and manufacturing division:

●	We generate a quotation

●	We receive purchase orders from our Customers.

●	We build the product to their specification

●	We invoice at the time of shipment

●	The terms are typically Net 30 days

The following step is applied to our CETY HK business unit:

●	CETY HK is primarily responsible for fulfilling the contract / promise to provide the specified good or service.

Also, from time to time our contracts state that the customer is not obligated to pay a final payment until the units are commissioned, i.e. a final payment of 10%. As of September 30, 2022 and December 31, 2021 we had $33,000 and 33,000 of deferred revenue, which is expected to be recognized in the fourth quarter of year 2022.

Also, from time to time we require upfront deposits from our customers based on the contract. As of September 30, 2022 and December 31, 2021, we had outstanding customer deposits of $0 and $24,040 respectively.

Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.

●	Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.

●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s derivative liabilities have been valued as Level 3 instruments. We value the derivative liability using a lattice model, with a volatility of 84% and using a risk free interest rate of 0.15%

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of the Company’s financial instruments as of September 30, 2022 and December 31, 2021 reflect:

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – September 30, 2022	$–	$–	$269,663	$269,663

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2021	$–	$–	$256,683	$256,683

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

Foreign Currency Translation and Comprehensive Income (Loss)

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods. The accounts of the Company’s Chinese entities are maintained in RMB. The accounts of the Chinese entities were translated into USD in accordance with FASB ASC Topic 830 “Foreign Currency Matters.” All assets and liabilities were translated at the exchange rate on the balance sheet date; stockholders’ equity is translated at historical rates and the statements of operations and cash flows are translated at the weighted average exchange rate for the period. The resulting translation adjustments are reported under other comprehensive income (loss) in accordance with FASB ASC Topic 220, “Comprehensive Income.” Gains and losses resulting from foreign currency transactions are reflected in the statements of operations.

F-9

The Company follows FASB ASC Topic 220-10, “Comprehensive Income (loss).” Comprehensive income (loss) comprises net income (loss) and all changes to the statements of changes in stockholders’ equity, except those due to investments by stockholders, changes in additional paid-in capital and distributions to stockholders.

Equity Method Investment

In July 2022, JHJ and other three shareholders agreed to form and make total capital contribution of RMB 20 million ($2.81 million) with latest contribution due date in February 2066 into Sichuan Hongzuo Shuya Energy Limited (“Shuya”), JHK owns 20% of Shuya. In August 2022, JHJ purchased 100% ownership of Sichuan Shunengwei Energy Technology Limited (“SSET”) for $0, who owns 29% of Shuya; Shunengwei is a holding company and did not have any operations nor made any capital contribution into Shuya as of the ownership purchase date by JHJ; Right after the ownership purchase of SSET, JHJ ultimately owns 49% of Shuya.

Shuya was setup as the operating entity for pipeline natural gas (PNG) and compressed natural gas (CNG) trading business, while the other two shareholders of Shuaya have large supply relationships.

The Company has determined that Shuya is not a VIE and has evaluated its consolidation analysis under the voting interest model. Because the Company does not own greater than 50% of the outstanding voting shares, either directly or indirectly, it has accounted for its investment in Shuya under the equity method of accounting. Under this method, the investor (“JHJ”) recognizes its share of the profits and losses of the investee (“Shuya”) in the periods when these profits and losses are also reflected in the accounts of the investee. Any profit or loss recognized by the investing entity appears in its income statement. Also, any recognized profit increases the investment recorded by the investing entity, while a recognized loss decreases the investment.

JHJ made a capital contribution of RMB 3.91 million ($0.55 million) into Shuya during the three months ended September 30, 2022. Shuaya did not have any revenue yet but only incurred $27,836 operating expenses as of September 30, 2022; accordingly, JHJ recorded $13,640 investment loss from investment of Shuya for the three months ended September 30, 2022. JHJ’s investment in Shuya was decreased to $536,994 as of September 30, 2022.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed on the basis of the weighted average number of common shares outstanding. At September 30, 2022, we had outstanding common shares of 37,074,432 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents for the three months ended September 30, 2022 and September 30, 2021 were 37,074,432 and 23,589,229 respectively. As of September 30, 2022, we had convertible notes, convertible into approximately 2,100,402 of additional common shares, 586,806 common stock warrants. Fully diluted weighted average common shares and equivalents were withheld from the calculation for the three months ended September 30, 2022 and September 30, 2021 as they were considered anti-dilutive.

Research and Development

We had no amounts of research and development R&D expense during the three & nine months ended September 30, 2022 and 2021.

Segment Disclosure

FASB Codification Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company previously had three reportable segments but added CETY HK in the first quarter of 2022 to reflect its recent new ventures in mainland China. The Company has four reportable segments: Clean Energy HRS (HRS), CETY Europe, CETY HK and the legacy electronic manufacturing services division. The segments are determined based on several factors, including the nature of products and services, the nature of production processes, customer base, delivery channels and similar economic characteristics. Refer to note 1 for a description of the various product categories manufactured under each of these segments.

An operating segment’s performance is evaluated based on its pre-tax operating contribution, or segment income. Segment income is defined as net sales less cost of sales, and segment selling, general and administrative expenses, and does not include amortization of intangibles, stock-based compensation, other charges (income), net and interest and other, net.

Selected Financial Data:

	for the nine months ended September 30
	2022	2021
Net Sales
Manufacturing and Engineering	132,316	91,262
Clean Energy HRS	461,192	602,207
CETY HK	1,925,950	-
Cety Europe	48,138	173,234
Total Sales	2,567,596	866,703

Segment income and reconciliation before tax
Manufacturing and Engineering	85,352	72,853
Clean Energy HRS	427,219	312,118
CETY HK	631,082	-
Cety Europe	40,315	134,712
Total Segment income	1,183,968	519,683

Reconciling items
General and Administrative expense	(284,025)	(529,335)
Salaries	(587,928)	(661,634)
Travel	(126,388)	(66,735)
Professional Fees	(359,636)	(123,383)
Facility lease and Maintenance	(260,262)	(254,708)
Consulting Subcontractors	(83,931)
Depreciation and Amortization	(22,557)	(24,219)
Change in derivative liability	(12,980)	1,734,624
Other Income	25,790	-
Gain debt settlement	2,920	828,666
Interest Expense	(747,451)	(603,240)
Net Loss before income tax	(1,272,481)	819,719

F-10

Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation-Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option-pricing model that meets certain requirements. We use the Black-Scholes option-pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black-Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black-Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk-free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share-based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the three months ended March 31, 2022 and 2021 we had $0 in share-based expense, due to the issuance of common stock. As of March 31, 2022, we had no further non-vested expense to be recognized.

Income Taxes

Federal Income taxes are not currently due since we have had losses since inception of Clean Energy Technologies.

On December 22, 2018 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the year ended December 31, 2022 using a Federal Tax Rate of 21% and an estimated state of California rate of 9%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of September 30, 2022, we had a net operating loss carry-forward of approximately $(10,108,327) and a deferred tax asset of $3,032,498 using the statutory rate of 30%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(3,032,498). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. On September 30, 2022 the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	September 30, 2022	December 31, 2021
Deferred Tax Asset	$3,032,498	$2,556,982
Valuation Allowance	(3,032,498)	(2,556,982)
Deferred Tax Asset (Net)	$-	$-

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,388 in exchange for the issuance of 7,561,567 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”).

F-11

On February 13,2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.003 per share, as adjusted as provided therein. This note was assigned to MGW Investments.

This resulted in a change in control, which limited the net operating to that date forward. We are subject to taxation in the U.S. and the states of California. Further, the Company currently has no open tax years’ subject to audit prior to December 31, 2015. The Company is current on its federal and state tax returns.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, or stockholders’ equity as previously reported.

Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

Update 2021-03—Intangibles—Goodwill and Other (Topic 350): Accounting Alternative For Evaluating Triggering Events.

The amendments in this Update are effective on a prospective basis for fiscal years beginning after December 15, 2019. Early adoption is permitted for both interim and annual financial statements that have not yet been issued or made available for issuance as of March 30, 2021.

Update 2021-01—Reference Rate Reform (Topic 848):

An entity may elect to apply the amendments in this Update on a full retrospective basis as of any date from the beginning of an interim period that includes or is subsequent to March 12, 2020.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses [codified as Accounting Standards Codification Topic (ASC) 326]. ASC 326 adds to US generally accepted accounting principles (US GAAP) the current expected credit loss (CECL) model, a measurement model based on expected losses rather than incurred losses. Under this new guidance, an entity recognizes its estimate of expected credit losses as an allowance, which the FASB believes will result in more timely recognition of such losses. This will become effective in January 2023 and will have minimal impact on the company.

Update 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. We do not expect any material impact on our financials because of the adoption of this update.

NOTE 3 – ACCOUNTS AND NOTES RECEIVABLE

	September 30, 2022	December 31, 2021
Accounts Receivable	$1,881,792	$768,032
Less reserve for uncollectable accounts	(75,000)	(75,000)
Total	$1,806,792	$693,032

Our Accounts Receivable is pledged to Nations Interbanc, our line of credit.

	September 30, 2022	December 31, 2021
Lease asset	$217,584	$217,584

The Company is currently modifying the assets subject to lease to meet the provisions of the agreement, and as of September 30, 2022 any collection on the lease payments was not yet considered probable, resulting in no derecognition of the underlying asset and no net lease investments recognized on the sales-type lease pursuant to ASC 842-30-25-3.

	September 30, 2022	December 31, 2021
Long-term financing receivables	$932,270	$932,270
Less Reserve for uncollectable accounts	(247,500)	(247,500)
Long-term financing receivables - net	$684,770	$684,770

On a contract by contract basis or in response to certain situations or installation difficulties, the Company may elect to allow non-interest bearing repayments in excess of 1 year.

Our long term financing Receivable are pledged to Nations Interbanc, our line of credit.

F-12

NOTE 4 – INVENTORY

Inventories by major classification were comprised of the following at:

	September 30, 2022	December 31, 2021
Inventory	$849,053	$783,296
Less reserve	(321,104)	(321,104)
Total	$527,949	$462,192

Our Inventory is pledged to Nations Interbanc, our line of credit.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at:

	September 30, 2022	December 31, 2021
Property and Equipment	$1,354,824	$1,354,824
Leasehold Improvements	75,436	75,436
Accumulated Depreciation	(1,410,894)	(1,397,244)
Net Fixed Assets	$19,366	$33,016

Our Depreciation Expense for the three months ended September 30, 2022 and 2021 was $7,519 and $8,073 respectively.

Our Property Plant and Equipment is pledged to Nations Interbanc, our line of credit.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets were comprised of the following at:

	September 30, 2022	December 31, 2021
Goodwill	$747,976	$747,976
LWL Intangibles	$1,468,709	$1,468,709
License	354,322	354,322
Patents	190,789	115,569
Accumulated Amortization	(84,127)	(75,220)
Net Fixed Assets	$2,677,669	$2,611,356

Our Amortization Expense for the six months ended June 30, 2022 and 2021 was $2,969 and 2,969 respectively.

Based on the foregoing analysis of the facts surrounding the Company’s acquisition of LWL, it is the Company’s position that the Company is the acquirer of LWL, under the acquisition method of accounting.

As such, as of November 8, 2021 (the acquisition date), the Company recognized, separately from goodwill, the identifiable assets acquired and the liabilities assumed in the Business combination.

The following table presents the purchase price allocation:

Consideration:
Cash and cash equivalents	$1,500,000

Total purchaser consideration	$1,500,000

Assets acquired:
Cash and cash equivalents	$6,156
Prepayment	$13,496
Other receivable	$20,000
Trading Contracts	$146,035
Shenzhen Gas Relationship	$1,314,313
Total assets acquired	$1,508,539

Liabilities assumed:
Advance Receipts	$(8,539)
Taxes Payable	$179
Net Assets Acquired:	$1,500,000

If LWL reach USD 5 million in revenue or net profit of USD 1 million by December 31, 2022, then based on the performance contingency there will be issuance of 20,000,000 shares of CETY to the Seller. As of the date of the filing the performance contingencies have not been met.

F-13

NOTE 7 – CONVERTIBLE NOTE RECEIVABLE

Effective January 10, 2022, JHJ (“note holder”) entered a convertible note agreement with Chengdu Rongjun Enterprise Consulting Co., Ltd (“Rongjun” or “the borrower”) with maturity on January 10, 2025. Under this convertible note, JHJ lent RMB 5,000,000 ($0.78 million) to Rongjun with annual interest rate of 12%, calculated from the Issuance Date until all outstanding interest and principal is paid in full. The Borrower may pre-pay principal or interest on this Note at any time prior to the maturity date, without penalty. JHJ has the right to convert this note directly or indirectly into shares or equity interest of Heze Hongyuan Natural Gas Co., Ltd (“Heze”) equal to 15% of Heze’s outstanding Equity Interest. Rongjun owns 90% of Heze. During the three months ended, JHJ recorded $17,961 interest income from this note.

NOTE 8 – ACCRUED EXPENSES

	September 30, 2022	December 31, 2021
Accrued Wages	$68,219	$22,950
Accrued Interest and other	56,612	143,847
Accrued Interest and other	$124,830	$166,797

NOTE 9 – NOTES PAYABLE

The Company issued a short-term note payable to an individual, secured by the assets of the Company, dated September 6, 2013 in the amount of $50,000 and fixed fee amount of $3,500. As of December 31, 2019, the outstanding balance was $36,500. On January 30, 2020 we issued 1,700,000 shares of our common stock at a purchase price of $.80 per share, as settlement in full of a note payable of in the amount of $36,500 with accrued interest of $19,721. As a result, we recognized a gain in the amount of $22,221 in the 1st quarter of 2021.

On November 11, 2013, we entered into an accounts receivable financing agreement with American Interbanc (now Nations Interbanc). Amounts outstanding under the agreement bear interest at the rate of 2.5% per month. It is secured by the assets of the Company. In addition, it is personally guaranteed by Kambiz Mahdi, our Chief Executive Officer. As of March 31, 2022, the outstanding balance was $1,153,956 compared to $1,169,638 at December 31, 2021.

On April 1, 2021, we entered into an amendment to the purchase order financing agreement with DHN Capital, LLC dba Nations Interbanc. Nations Interbanc has lowered the accrued fees balance by $275,000.00 as well as the accrual rate to 2.25% per 30 days. As a result, CETY has agreed to remit a minimum monthly payment of $50,000 by the final calendar day of each month.

On September 11, 2015, our CE HRS subsidiary issued a promissory note in the initial principal amount $1,400,000 and assumed a pension liability of $100,000, for a total liability of $1,500,000, in connection with our acquisition of the heat recovery solutions, or HRS, assets of General Electric International, Inc., a Delaware corporation (“GEII”), including intellectual property, patents, trademarks, machinery, equipment, tooling and fixtures. The note bears interest at the rate of 2.66% per annum. The note is payable on the following schedule: (a) $200,000 in principal on December 31, 2015 and (b) thereafter, the remaining principal amount of $1,200,000, together with interest thereon, payable in equal quarterly instalments of principal and interest of $157,609, commencing on December 31, 2016 and continuing until December 31, 2019, at which time the remaining unpaid principal amount of this note and all accrued and unpaid interest thereon shall be due and payable in full.

Total Liability to GE

	September 30, 2022	December 31, 2021
Note payable GE	$1,200,000	$1,200,000
Accrued transition services	972,233	972,233
Accrued Interest	367,783	325,843
Total	$2,540,016	$2,498,076

We are currently in default on the payment of the purchase price pursuant to our asset purchase agreement with General Electric due to our belief that we are entitled to a reduction in purchase price we paid due to the misunderstanding of the asset valuation.

On May 4, 2020 the company entered in to a payroll protection loan, with Comerica bank, guaranteed by the SBA due May 4, 2022 for $110,700, with an interest rate of 1%. This note payment is due in full on May 4, 2022 and also has the possibility of forgiveness. This note was forgiven on July 1, 2021.

On February 4, 2021 the company entered in to a payroll protection loan, with Comerica bank, guaranteed by the SBA due February 4, 2023 for $89,200, with an interest rate of 1%. This note payment is due in full on February 4, 2023 and also has the possibility of forgiveness. This note was forgiven on July 26, 2021.

F-14

On September 7, 2021 the company entered into a promissory note in the amount of $226,345, with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on September 7, 2022 and has mandatory monthly payments of $23,828. The note had an OID of $23,345 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of March 31, 2022 was $119,142.

On September 28, 2021 the company entered into a promissory note in the amount of $142,720, with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on September 28, 2022 and has mandatory monthly payments of $15,003. The note had an OID of $14,720 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of March 31, 2022 was $75,015.

On March 10, 2022 the company entered into a promissory note in the amount of $170,600, with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on March 10, 2023 and has mandatory monthly payments of $18,766. The note had an OID of $17,060 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of March 31, 2022 was $170,060.

Convertible notes

On May 5, 2017 we entered into a nine-month convertible note payable for $78,000, which accrues interest at the rate of 12% per annum. It is not convertible until three months after its issuance and has a conversion rate of sixty one percent (61%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $116,600 by Cybernaut Zfounder Ventures. An amended term were added to the original note with the interest rate of 14%. This note matured on February 21st of 2018 and is currently in default. As of March 31, 2022, the outstanding balance due was $91,600.

On May 24, 2017 we entered into a nine-month convertible note payable for $32,000, which accrues interest at the rate of 12% per annum. It is not convertible until three months after its issuance and has a conversion rate of fifty-five eight percent (58%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $95,685, by Cybernaut Zfounder Ventures. An amended term was added to the original note with the interest rate of 14%. This note matured on February 26th, 2018 and is currently in default. As of March 31, 2022, the outstanding balance due was $95,685

On October 30, 2019 we entered into a convertible note payable for $103,000, with a maturity date of October 30, 2020, which accrues interest at the rate of 12% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. This note was paid in full on May 1, 2020.

On January 8, 2020 we entered into a convertible note payable for $103,000, with a maturity date of January 8, 2021, which accrues interest at the rate of 12% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. Subsequently The fair value of the convertible feature was $87,560, we recorded a debt discount of $87,560. On July 7, 2020 this note was paid in full.

On February 19, 2020 we entered into a convertible note payable for $53,000, with a maturity date of February 19, 2021, which accrues interest at the rate of 12% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. On August 18, 2020 this note was paid in full.

F-15

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $4,800 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.02 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $19,211. We also recognized a debt discount of $17,861. We amortized $3,234 of the debt discount during the three months ended September 30, 2020. The unamortized debt discount as of September 30, 2020 was $14,267. This note was fully converted as of December 31, 2020. This note was converted into 350,880 shares of common stock, for a total of $171,229 including principal of 164,800 plus a accrued interest of $6,429. Also on January 12, 2021 the company issued 697,861shares of its common stock as redemptions of $27,914 in cashless warrants.

On July 15, 2020 we entered into a convertible note payable for $128,000, with a maturity date of July 15, 2021, which accrues interest at the rate of 12% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. This note was paid in full on October 16, 2020.

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and one million 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $3,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.02 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $19,211. We also recognized a debt discount of $17,861. We amortized $14,627 of the debt discount during the six months ended June 30, 2021. The unamortized debt discount as of March 31, 2022 was $0. This note was paid in full on January 8, 2021.

On September 10, 2020 we entered into a convertible note payable for $63,000, with a maturity date of July 15, 2021, which accrues interest at the rate of 11% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. This note was paid in full on January 15, 2021.

On October 14, 2020 Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Firstfire Global Opportunities Fund LLC, (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $168,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 31,250 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $8,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $24,282. We also recognized a debt discount of $24,282. We amortized $19,093 of the debt discount during the three months ended March 31, 2021. The unamortized debt discount as of March 31, 2022 was $0. On January 29, 2021 this note was paid in full. Also on January 12, 2021 the company issued 17,447 shares of its common stock as redemptions of $27,914 in cashless warrants.

On November 10, 2020 we entered into a convertible note payable for $53,000, with a maturity date of November 10, 2021, which accrues interest at the rate of 11% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. On February 11, 2021 this note was paid in full.

On December 18, 2020 we entered into a convertible note payable for $83,500, with a maturity date of December 18, 2021, which accrues interest at the rate of 11% per annum. It is convertible six months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. On March 11, 2021 this note was paid in full.

On December 27, 2021, we entered into a convertible note payable with Universal Scope Inc. for $650,000 with a maturity date of June 21, 2022, which accrues interest at the rate of 2% per annum. It is convertible at any time after its issuance and has fix conversion rate of $2.40 of our common stock.

F-16

On May 6, 2022, we entered into a Securities Purchase Agreement with Mast Hill, L.P. (Mast Hill”) pursuant to which the Company issued to Mast Hill a $750,000 Convertible Promissory Note, due May 6, 2023 (the “Note”) for a purchase price of $675,000.00 plus an original issue discount in the amount of $75,000.00, and an interest rate of fifteen percent (15%) per annum. Mast Hill Fund is entitled to purchase 234,375 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

On August 5, 2022, we entered into a Securities Purchase Agreement with Jefferson Street Capital, LLC (Jefferson) pursuant to which the Company issued to Jefferson a $138,888 Convertible Promissory Note, due August 5, 2023 (the “Note”) for a purchase price of $125,000.00 plus an original issue discount in the amount of $13,888.88, and an interest rate of fifteen percent (15%) per annum. Jefferson is entitled to purchase 43,403 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Jefferson as well as providing Jefferson with registration rights.

On August 17, 2022, we entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund LLC (“Firstfire”) pursuant to which the Company issued to Mast Hill a $150,000 Convertible Promissory Note, due August 17, 2023 (the “Note”) for a purchase price of $135,000.00 plus an original issue discount in the amount of $15,000.00, and an interest rate of fifteen percent (15%) per annum. Firstfire is entitled to purchase 46,875 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Firstfire as well as providing Firstfire with registration rights.

On September 1, 2022, we entered into a Securities Purchase Agreement with Pacific Pier Capital, LLC (Pacific) pursuant to which the Company issued to Pacific a $138,888 Convertible Promissory Note, due August 5, 2023 (the “Note”) for a purchase price of $125,000.00 plus an original issue discount in the amount of $13,888.88, and an interest rate of fifteen percent (15%) per annum. Pacific is entitled to purchase 43,403 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Pacific as well as providing Pacific with registration rights.

On September 16, 2022, we entered into a Securities Purchase Agreement with Mast Hill, L.P. (Mast Hill”) pursuant to which the Company issued to Mast Hill a $300,000 Convertible Promissory Note, due September 16, 2023 (the “Note”) for a purchase price of $270,000.00 plus an original issue discount in the amount of $30,000.00, and an interest rate of fifteen percent (15%) per annum. Mast Hill Fund is entitled to purchase 93,750 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

Total due to Convertible Notes

	September 30, 2022	December 31, 2021
Total convertible notes	$2,301,053	$1,109,890
Accrued Interest	194,105	110,370
Debt Discount	(437,044)	(26,919)
Total	$2,495,158	$1,193,341

Note 10 – Derivative Liabilities

As a result of the convertible notes we recognized the embedded derivative liability on the date of note issuance. We also revalued the remaining derivative liability on the outstanding note balance on the date of the balance sheet. We value the derivative liability using a binomial lattice model with an expected volatility range of 70% to 84%, a risk-free interest rate range of 0.15%, an exercise price range of $.98 to $1.032 and a stock price of $1.32. The remaining derivative liabilities were:

	September 30, 2022	December 31, 2021
Derivative Liabilities on Convertible Loans:
Outstanding Balance	$269,663	$256,683

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Operating Rental Leases

As of May 1, 2017, our corporate headquarters are located at 2990 Redhill Unit A, Costa Mesa, CA. On March 10, 2017, the Company signed a lease agreement for a 18,200-square foot CTU Industrial Building. Lease term is seven years and two months beginning July 1, 2017. Future minimum lease payments for the years ending December 31, are: In October of 2018 we signed a sublease agreement with our facility in Italy with an indefinite term that may be terminated by either party with a 60-day notice for 1,000 Euro per month. Due to the short termination clause, we are treating this as a month-to-month lease.

As of September 30, 2022

Year	Lease Payment
2022	61,922
2023	191,903
Imputed Interest	(7,024)
Net Lease Liability	$246,801

Our lease expense for the nine months ended September 30, 2022, and 2021 was $260,262 and $254,708 respectively.

ASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but has been updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We have adopted the above ASU as of January 1, 2019. The right of use asset and lease liability have been recorded at the present value of the future minimum lease payments, utilizing a 5% average borrowing rate and the company is utilizing the transition relief and “running off” on current leases.

Severance Benefits

Mr. Mahdi will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Mahdi would have been entitled to receive through the remainder or the Employment Period or One (1) year, whichever is greater.

F-17

NOTE 12 – CAPITAL STOCK TRANSACTIONS

On April 21, 2005, our Board of Directors and shareholders approved the re-domicile of the Company in the State of Nevada, in connection with which we increased the number of our authorized common shares to 200,000,000 and designated a par value of $.001 per share.

On May 25, 2006, our Board of Directors and shareholders approved an amendment to our Articles of Incorporation to authorize a new series of preferred stock, designated as Series C, and consisting of 15,000 authorized shares.

On June 30, 2017, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 400,000,000 and in the number of our authorized preferred shares to 10,000,000. The amendment effecting the increase in our authorized capital was filed and effective on July 5, 2017.

On August 28, 2018, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 800,000,000. The amendment effecting the increase in our authorized capital was filed and effective on August 23, 2018.

On June 10, 2019, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 2,000,000,000. The amendment effecting the increase in our authorized capital was effective on September 27, 2019

Common Stock Transactions

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). On December 31, 2020 this note was converted into 350,880 shares of common stock, for a total of $171,229 including principal of 164,800 plus a accrued interest of $6,429 as a result this note was paid in full. Also on January 12, 2021 the company issued 17,447 shares of its common stock as redemptions of $27,914 in cashless warrants.

On July 23, 2020 we issued 75,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $3,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $19,211. We also recognized a debt discount of $17,861. We amortized $14,627 of the debt discount during the six months ended June 30, 2021. The unamortized debt discount as of March 31, 2022 was $0. This note was paid in full on January 8, 2021. Also on February 5, 2021 the company issued 27,500 shares of its common stock as redemptions of $44,000 in cashless warrants.

On October 14, 2020 Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Firstfire Global Opportunities Fund LLC, (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $168,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 31,250 restricted shares of Common Stock (“Commitment fee Shares”). These shares were issued on February 1, 2021 and 13,687 shares were issued as a result of exercise of the warrants on May 28, 2021. This note was paid in full as of January 29, 2021.

On February 5, 2021 we issued 75,000 shares of our common stock at a price of $3.20 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 9, 2021 we issued 56,892 shares of our common stock share, in exchange for the conversion of $182,052 of accrued dividend for the series D Preferred Stock.

On February 9, 2021 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On February 23, 2021 we issued 93,868 of common stock at a purchase price of $0.56 per share and 93,868 of warrant at purchase price of 1.60 for an aggregate price of $52,566 to an accredited investor in a private sale. An additional 907 shares were issued as a result of a correction made to the original transaction.

On March 5, 2021 we issued 208,333 of common stock at a purchase price of $2.40 per share for an aggregate price of $500,000 to an accredited investor in a private sale.

On March 10, 2021 we issued 803,125 units of common stock at a purchase price of $3.20 per share for an aggregate price of $2,570,000 to an accredited investor in a private sale.

F-18

On March 12, 2021 we issued 40,625 shares and 51,715 of our common stock at a price of $3.20 per share, in exchange for the conversion of 650 shares of our Series D Preferred Stock and 165,487 of accrued dividend for the series D preferred stock.

On September 2, 2021, Clean Energy Technology, Inc., a Nevada corporation (the “Company”), entered into an Equity Financing Agreement (“Equity Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $4,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) As a result we issued 28,562 Shares of common stock as an commitment fee, which was valued and expense in the amount of $47,699. On October 14, 2021, this Form S-1 became effective.

On September 13, 2021 we issued 27,516 shares of common stock for a correction of a previous issuance error.

During the year ended December 31, 2021, we issued 246,052 shares of common stock, under S-1 registration statement with GHS for a total of $294,016 in net proceeds and expensed $96,334 in legal and financing fees as a result.

On December 31, 2021 we issued 245,844 shares of our common stock under our Reg A offering at $3.20 per share. These shares are unrestricted and free trading.

During the quarter ended March 31, 2022, we issued 78,897 shares of common stock, under S-1 registration statement with GHS for a total of $134,755 in net proceeds and expensed $45,498 in legal and financing fees as a result.

On February 21, 2022, we issued 375,875 shares of our common stock under our Reg A offering at $3.20 per share. These shares are unrestricted and free trading.

During the April of 2022, we issued 122,891 shares of common stock, under S-1 registration statement with GHS for a total of $153,324 in net proceeds and expensed $34,500 in legal and financing fees as a result.

On September 21, 2022 MGW I converted $1,548,904 from the outstanding balance of their convertible note into 12,907,534 shares of company’s common stock.

Common Stock

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of Sept 30, 2022 there were 37,074,432 shares of common stock outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

We previously authorized 440 shares of Series A Convertible Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, and 15,000 shares Series C Convertible Preferred Stock. As of August 20, 2006, all series A, B, and C preferred had been converted into common stock.

Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares.

F-19

The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $0.08 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock at least ten (10) days prior to such redemption by the Company.

In connection with the subscriptions for the Series D Preferred, we issued series F warrants to purchase an aggregate of 9,375 shares of our common stock at $4.00 per share and series G warrants to purchase an aggregate of 9,375 shares of our common stock at $8.00 per share.

On August 21, 2014, a holder holding 5,000 shares of Preferred Series D Preferred agreed to lower the dividend rate to 13% on its Series D Preferred. In September 2015, all holders of Series D Preferred signed and delivered estoppel agreements, whereby the holders agreed, among other things, that the Series D Preferred was not in default and to reduce (effective as of December 31, 2015) the dividend rate on the Series D Preferred Stock to six percent per annum and to terminate the 3.5% penalty in respect of unpaid dividends accruing on or after such date.

In the first quarter of 2019, we signed agreements to issue 100,000 shares of common stock valued at $0.60 for a total value of $60,000 for the conversion of 800 preferred series D shares, which were subsequently issued.

We also recorded a $60,000 commitment fee in exchange for the “stand off” and estoppel agreement and discounted conversion terms to account for the difference in the fair value which we offset to retained earnings.

On February 4, 2020 we issued 12,500 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On July 23, 2020 we issued 75,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 5, 2021 we issued 75,000 shares of our common stock at a price of $3.20 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 9, 2021 we issued 56,892 shares of our common stock share, in exchange for the conversion of $182,052 of accrued dividend for the series D Preferred Stock.

On February 9, 2021 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On March 12, 2021 we issued 92,340 shares of our common stock together with accrued preferred dividend at a price of $3.20 per share, in exchange for the conversion of 1300 shares of our Series D Preferred Stock and accrued preferred dividend.

Warrants

A summary of warrant activity for the periods is as follows:

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $4,800 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. On January 8, 2021, the cashless warrants were converted into 17,447 shares of our common stock.

F-20

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $3,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. On February 1, 2021 the cashless warrants were converted into 27,500 shares of our common stock.

On February 23, 2021 we issued 93,868 of common stock at a purchase price of $0.56 per share and 93,868 of warrant at purchase price of 1.60 for an aggregate price of $52,566 to an accredited investor in a private sale. An additional 907 shares were issued as a result of a correction made to the original transaction. These warrants expire on February 23, 2022.

On May 6, 2022, we issued 234,375 of warrant shares in connection with the issuance of the promissory note in the principal amount of $750,000.00 to Mast Hill Fund at the exercise price per share of 1.60. However, that if the Company consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the Issuance Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock.

On August 5, 2022, we issued 43,403 of warrant shares in connection with the issuance of the promissory note in the principal amount of $138,889 to Jefferson Street at the exercise price per share of 1.60. However, that if the Company consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the Issuance Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock.

On August 17, 2022, we issued 46,875 of warrant shares in connection with the issuance of the promissory note in the principal amount of $150,000 to First Fire at the exercise price per share of 1.60. However, that if the Company consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the Issuance Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock.

On September 1, 2022, we issued 43,403 of warrant shares in connection with the issuance of the promissory note in the principal amount of $138,889 to Pacific Pier at the exercise price per share of 1.60. However, that if the Company consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the Issuance Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock.

On September 16, 2022, we issued 93,750 of warrant shares in connection with the issuance of the promissory note in the principal amount of $300,000 to Mast Hill Fund at the exercise price per share of 1.60. However, that if the Company consummates an Uplist Offering on or before the date that is one hundred eighty (180) calendar days after the Issuance Date, then the Exercise Price shall equal 120% of the offering price per share of Common Stock.

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2021	218,868	$1.60	218,868	$1.60
Expired	93,868		93,868	1.60
Exercised
Issued	461,806
Outstanding September 30, 2022	586,805	$1.60	125,000	$1.60

Stock Options

We currently have no outstanding stock options.

NOTE 13 – RELATED PARTY TRANSACTIONS

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. The amount of parts purchases in the 3rd quarter of 2022 was $9,351. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

On November 2, 2016, we effected the repayment of the convertible note dated March 15, 2016 for an aggregate amount of $84,000. Concurrently, we entered into an Escrow Funding Agreement with Red Dot Investment, Inc., a California corporation (“Reddot”), pursuant to which Reddot deposited funds into escrow to fund the repayment and we assigned to Reddot our right to acquire the convertible note and Reddot acquired the convertible note. Concurrently, we and Reddot amended the convertible note (a) to have a fixed conversion price of $.20 per share, subject to potential further adjustment in the event of certain Common Stock issuances, (b) to have a fixed interest rate of ten percent (10%) per annum with respect to both the redemption amount and including a financing fee and any costs, expenses, or other fees relating to the convertible note or its enforcement and collection, and any other expense for or on our account (in each case with a minimum 10% yield in the event of payoff or conversion within the first year), such amounts to constitute additional principal under the convertible note, as amended, and (c) as otherwise provided in the Escrow Funding Agreement. The March 2016 convertible note, as so amended, is referred to as the “Master Note.”

Concurrently with the foregoing note repayments, we entered into a Credit Agreement and Promissory Note (the “Credit Agreement”) with Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation (“MW I”), pursuant to which MW I deposited funds into escrow to fund the repayment of the convertible notes and we assigned to MW I our right to acquire the convertible notes and otherwise agreed that MW I would be subrogated to the rights of each note holder to the extent a note was repaid with funds advanced by MW I. Concurrently, MW I acquired the Master Note and we agreed that all amounts advanced by MG I to or for our benefit would be governed by the terms of the Master Note, including the payment of a financing fees, interest, minimum interest, and convertibility. Reddot is MW I’s agent for purposes of administration of the Credit Agreement and the Master Note and advances thereunder.

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.12 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to Mgw Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

F-21

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.12. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. The MGWI Note was amended on June 21, 2019 to provide for a fixed price conversion of $.12 per share and remove the 9.9% conversion limitation.

Subsequently on May 11th this note was amended and the maturity date was extended to October 8, 2023, and the restriction on the conversion of the note was removed if the holder of this note holds over 9.9% of the Company’s common stock. On June 24, 2021 MGW I converted $75,000 of the outstanding balance of this note into 625,000 shares of company’s common stock

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 4,200,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $.476 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement.

In the fourth quarter of 2019 MGW Investment I Limited, advanced $167,975, with no terms or interest rate. The outstanding balance on this advance on March 31, 2022 is $167,975

On March 24, 2021, the Company transferred $500,000 to MGWI, an affiliate of the majority stockholder of the Company to hold in trust for our investment in two planned ventures in China. The two potential investments are still pending.

On June 24, 2021 MGW I converted $75,000 from the outstanding balance of their convertible note into 625,000 shares of company’s common stock.

Note 14 - WARRANTY LIABILITY

For the quarter ended September 30, 2022, and for the year ended December 31, 2021 there was no change in our warranty liability. We estimate our warranty liability based on past experiences and estimated replacement cost of material and labor to replace the critical turbine in the units that are still under warranty.

NOTE 15 – NON-CONTROLLING INTEREST

On June 24, 2021 the Company formed CETY Capital LLC a wholly owned subsidiary of CETY. In addition, the company established CETY Renewables Ashfield LLC (“CRA”) a wholly owned subsidiary of Ashfield Renewables Ag Development LLC(“ARA”) with our partner, Ashfield AG (“AG”). The purpose of the joint venture was for the development of a pyrolysis plant established to convert woody feedstock into electricity and BioChar by using high temperature ablative fast pyrolysis reactor for which Clean Energy Technology, Inc. holds the license for. The CRA is located in Ashfield, Massachusetts. Based upon the terms of The members’ agreement, the CETY Capital LLC owned a 75% interest and AG owned a 25% interest in Ashfield Renewables Ag Development LLC. The agreement with CETY Renewables Ashfield has been terminated.

The consolidated financial statements have deconsolidated the CRA business unit. The Liabilities of CRA has been transferred to Vermont Renewable Gas LLC (“VRG”), a newly formed entity. CETY retains 49% equity in VRG.

NOTE 16 – THE STATUTORY RESERVES

The Company’s ability to pay dividends primarily depends on it receiving funds from its subsidiaries. PRC laws and regulations permit payments of dividends by the Company’s PRC subsidiaries only out of the subsidiary’s retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. The results of operations reflected in the financial statements prepared in accordance with US GAAP differ from those reflected in the statutory financial statements of the Company’s PRC subsidiaries.

In accordance with the PRC Regulations on Enterprises with Foreign Investment and their articles of association, a foreign-invested enterprise (“FIE”) established in the PRC is required to provide statutory reserves, which are appropriated from net profit as reported in the FIE’s PRC statutory accounts. An FIE is required to allocate at least 10% of its annual after-tax profit to the surplus reserve until such reserve reaches 50% of its respective registered capital based on the FIE’s PRC statutory accounts. Appropriations to other funds are at the discretion of the BOD for all FIEs. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Additionally, shareholders of an FIE are required to contribute capital to satisfy the registered capital requirement of the FIE. Until such contribution of capital is satisfied, the FIE is not allowed to repatriate profits to its shareholders, unless otherwise approved by the State Administration of Foreign Exchange.

F-22

Additionally, in accordance with the Company Laws of the PRC, a domestic enterprise is required to provide surplus reserve at least 10% of its annual after-tax profit until such reserve has reached 50% of its respective registered capital based on the enterprise’s PRC statutory accounts. A domestic enterprise is also required to have a discretionary surplus reserve, at the discretion of the BOD, from the profits determined in accordance with the enterprise’s PRC statutory accounts. Appropriation to such reserve by the Company is based on profit arrived at under PRC accounting standards for business enterprises for each year. The profit arrived at must be set off against any accumulated losses sustained by the Company in prior years, before allocation is made to the statutory reserve. The aforementioned reserves can only be used for specific purposes and are not distributable as cash dividends. Technology was established as domestic enterprises and therefore are subject to the above-mentioned restrictions on distributable profits.

As a result of these PRC laws and regulations that require annual appropriations of 10% of after-tax income to be set aside prior to payment of dividends as general reserve fund, the Company’s PRC subsidiaries are restricted in their ability to transfer a portion of their net assets to the Company as a dividend.

In addition, according to Administrative Measures for the Collection and Utilization of Enterprise Work Safety Funds issued by the PRC Ministry of Finance and the State Administration of Work Safety, for the companies with dangerous goods production or storage, the company is required to make a special reserve for the use of enhancing and improving its safe production conditions. Under PRC GAAP, the reserve is recorded as selling expense; however, under US GAAP, since the expense has not been incurred and the Company will record cost of sales for safety related expenses when it is actually happened or incurred, this special reserve was recorded as an appropriation of its after-tax income. The reserve is calculated at a rate of 15% of total sales.

NOTE 17 – SUBSEQUENT EVENTS

On October 25, 2022 the company entered into a promissory note in the amount of $114,850 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on October 25, 2023 and has mandatory monthly payments of $12,633.50. The note had an OID of $11,850.00 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of November 14, 2022. The balance on this note as of September 30, 2022 was $114,850.

On November 11, 2022, we entered into a Securities Purchase Agreement with Mast Hill, L.P. (Mast Hill”) pursuant to which the Company issued to Mast Hill a $95,000 Convertible Promissory Note, due November 11, 2023 (the “Note”) for a purchase price of $85,500.00 plus an original issue discount in the amount of $9,500.00, and an interest rate of fifteen percent (15%) per annum. Mast Hill Fund is entitled to purchase, 29,688 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

F-23

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Clean Energy Technologies, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Clean Energy Technologies, Inc. and Subsidiaries (“the Company”) as of December 31, 2021 and 2020, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2021, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and 2020 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, net losses, and working capital deficit from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

F-24

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation for Intangibles from a Business Combination – Refer to Note 1 and Note 6 to the financial statements

Description of the Critical Audit Matter

As discussed in Note 6 to the consolidated financial statements, the Company entered into a Conditional Purchase Agreement with Leading Wave Limited for consideration of $1,500,000 million in cash and contingent 500,000 shares of common stock once certain conditions have been met. The Company recognizes valuation based on allocation of consideration price to assets less liabilities acquired and intangibles. Significant judgment is needed in determining the allocation of the remaining acquisition amount between intangible assets acquired.

We identified the estimation of the identifiable intangible assets and purchase price allocations as a critical audit matter. Auditing management’s valuation for intangibles was highly judgmental due to significant estimation required to determine the allocation acquisition price to intangibles acquired in the business combination.

How the Critical Audit Matter Was Addressed in the Audit

Our principal audit procedures to evaluate management’s valuation of intangibles from business combination consisted of the following, among others:

●	Obtaining an understanding over the Company’s business combinations process, including management’s review of the significant assumptions and determination of allocation methods utilized.
●	Testing the completeness and accuracy of the underlying data used by management.
●	Evaluating the reasonableness of the purchase price allocation methodology used by management to determine the allocated value of identifiable intangible assets acquired.

We have served as the Company’s auditor since 2015.

Spokane, Washington
April 15, 2022, except for Note 16, to which the date is January 27, 2023.

F-25

Clean Energy Technologies, Inc.

Consolidated Balance Sheet

	December 31, 2021	December 31, 2020
Assets
Current Assets:
Cash	$1,192,316	$414,885
Accounts receivable - net	693,032	265,738
Lease receivable asset	217,584	217,584
Prepaid	40,380
Inventory	462,192	557,820
Total Current Assets	2,605,504	1,456,027
Property and Equipment - Net	33,016	53,432

Goodwill	747,976	747,976
LWL Intangibles	1,468,709	-
Long-term financing receivables - net	684,770	752,500
License	354,322	354,322
Patents	115,569	127,445
Right of use asset - long term	395,607	606,569
Other Assets	26,801	25,400
Total Non Current assets	3,793,754	2,667,644
Total Assets	$6,432,274	$4,123,671

Liabilities and Stockholders’ (Deficit)
Current Liabilities:
Accounts payable	$606,814	$1,544,544
Accrued Expenses	143,847	503,595
Customer Deposits	24,040	82,730
Warranty Liability	100,000	100,000
Deferred Revenue	33,000	33,000
Derivative Liability	256,683	2,008,802
Facility Lease Liability - current	213,474	249,132
Line of Credit	1,169,638	1,680,350
Notes payable - GE	2,498,076	2,442,154
Convertible Notes Payable (net of discount of $26,919 and $170,438 respectively)	1,193,341	541,426
Related Party Notes Payable	626,210	600,075
Total Current Liabilities	6,865,123	9,785,809
Long-Term Debt:
Related Party Notes Payable (net of discount of $0 and $0 Respectively	1,081,085	1,092,622
Notes payable - PPL	-	110,700
Facility Lease Liability - long term	207,778	373,112
Net Long-Term Debt	1,288,863	1,576,434
Total Liabilities	8,153,986	11,362,243

Commitments and contingencies	$-	$-

Stockholders’ (Deficit)
Preferred D stock, stated value $100 per share; 20,000 shares authorized; 7,500 shares and 7,500 shares issued and 0 and 4,500 outstanding as of December 31, 2020 and December 31, 2021, respectively	-	450,000
Common stock, $.001 par value; 2,000,000,000 shares authorized; 23,589,229 and 943,569,148 shares issued and outstanding as of December 31, 2021 and December 31, 2020, respectively	23,589	20,529
Shares to be issued	-	61,160
Additional paid-in capital	14,777,708	9,881,202
Accumulated deficit	(17,423,930)	(17,651,482)
	(1,702,653)	(7,238,572)

Non-controlling interest	(19,059)	-
Total Stockholders’ (Deficit)	(1,721,712)	(7,238,572)
Total Liabilities and Stockholders’ Deficit	$6,432,274	$4,123,671

The accompanying footnotes are an integral part of these financial statements

F-26

Clean Energy Technologies, Inc.

Consolidated Statement of Operations

for the years ended December 31,

	2021	2020
Sales	$1,300,439	$1,406,005
Cost of Goods Sold	690,032	654,937
Gross Profit	610,407	751,068

General and Administrative
General and Administrative expense	488,177	480,812
Salaries	772,463	495,269
Travel	145,170	86,292
Professional Fees	155,241	111,318
Facility lease and Maintenance	346,454	363,643
Consulting	243,371	157,149
Bad Debt Expense	-	259,289
Depreciation and Amortization	32,292	32,912
Total Expenses	2,183,167	1,986,684
Net Profit / (Loss) From Operations	(1,572,760)	(1,235,616)

Change in derivative liability	1,752,119	(1,270,099)
Gain / (Loss) on debt settlement and write down	868,502	399,181
Interest and Financing fees	(769,369)	(1,329,230)
Net Profit / (Loss) Before Income Taxes	278,492	(3,435,764)
Income Tax Expense	-	-
Net Profit / (Loss)	278,492	(3,435,764)

Non-controlling interest	(19,059)	-

Net Profit / (Loss) attributable to Clean Energy Technologies, Inc.	297,551	(3,435,764)

Per Share Information:
Basic weighted average number of common shares outstanding and diluted	22,519,352	19,196,529

Net Profit / (Loss) per common share basic and diluted	$0.00	$(0.00)

The accompanying footnotes are an integral part of these financial statements

F-27

Clean Energy Technologies, Inc.

Consolidated Statement of Stockholders Equity

December 31, 2021

	Common Stock .001 Par		Preferred Stock		Common Stock to be issued	Additional Paid in	Subscription	Statutory Reserve - Production Safety	Accumulated Comprehensive	Accumulated	Non Controlling	Stock holders’ Deficit
Description	Shares	Amount	Shares	Amount	Amount	Capital	Interest	Reserve	Income	Deficit	interest	Totals
December 31, 2019	18,847,691	18,848	6,500	650,000	-	8,294,392				(14,215,718)		(5,252,478)

Shares issued for debt conversion	393,380	393	-	-	-	204,836				-		205,229
Shares issued for cash	1,094,057	1,094	-	-	-	1,131,749				-		1,132,843
Preferred conversions	125,000	125	(2,000)	(200,000)		199,875			-	-		-
Commitment fee shares	69,113	69			25,000	50,350				-		75,419
Common share subscriptions	-	-	-	-	36,179					-		36,179
Net Loss	-									(3,435,764)		(3,435,764)
December 31, 2020	20,529,241	$20,529	4,500	$450,000	$61,179	$9,881,202				$(17,651,482)	$-	$(7,238,572)

Shares issued for warrant conversion	58,633	59	-	-	-	(59)				-		(0)
Shares issued for acccrued dividend	108,606	109	-	-	-	347,430				-		347,539
Conversion of Preferred Series D	165,625	166	(4,500)	(450,000)	-	449,834						-
Inducement Shares	59,811	60	-	-	(25,000)	79,206				-	-	54,266
Shares issued for correction	27,516	28				(28)						(0)
Shares for Conversion	625,000	625				74,848						75,473
Shares issued for Reg A offering	416,667	417				499,583						500,000
Shares issued for S1	246,052	246				390,105						390,351
Shares issued for cash	1,106,233	1,106	-	-	(36,179)	3,119,112						3,084,039
Shares issued for Reg A	245,844	246				786,454						786,700
	-											-
Starting balance CETY HK	-											-
Net Loss	-									297,551	(19,059)	278,492
December 31, 2021	23,589,229	23,589	-	-	-	15,697,688				(17,423,931)	(19,059)	(1,721,712)

The accompanying footnotes are an integral part of these financial statements

F-28

Clean Energy Technologies, Inc.

Consolidated Statements of Cash Flows

for the years ended December 31,

	2021	2020
Cash Flows from Operating Activities:
Net Income / (Loss)	$278,492	$(3,435,764)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	32,292	32,912
Bad debt expense	-	259,289
Gain on debt settlement	(868,502)	(399,181)
Shares issued for commitment fee	54,266	73,421
Change in debt discount and Financing fees	321,517	516,710
Change in derivative liability	(1,752,119)	1,270,099
Changes in assets and liabilities:
(Increase) decrease in right of use asset	210,962	215,715
(Increase) decrease in lease liability	(200,993)	(209,613)
(Increase) decrease in accounts receivable	(359,593)	10,731
(Increase) decrease in inventory	$95,629	72,384
(Decrease) increase in accounts payable	(44,855)	230,200
Other (Decrease) increase in accrued expenses	(379,239)	55,666
Other (Decrease) increase in accrued expenses related party	118,286	118,286
Other (Decrease) increase in deferred revenue	-	(14,750)
Other (Decrease) increase in customer deposits	(58,690)	(226,500)
Net Cash Provided by (Used In) Operating Activities	(2,552,547)	(1,430,395)

Cash Flows from Investing Activities
Investment in CETY HK	(1,500,000)
Purchase property plant and equipment	-	-
Cash Flows Used In Investing Activities	(1,500,000)	-

Cash Flows from Financing Activities
Bank Overdraft / (Repayment)	-	(1,480)
Payment on notes payable and lines of credit	(906,112)	(507,168)
Payment on notes payable related party	0	(35,000)
Proceeds from notes payable and lines of credit	975,000	1,150,502
Proceeds from notes payable related party	-	60,000
Stock issued for cash	4,761,090	1,171,020
Cash Flows Provided By Financing Activities	4,829,978	1,837,874

Net (Decrease) Increase in Cash and Cash Equivalents	777,431	407,479
Cash and Cash Equivalents at Beginning of Period	414,885	7,406
Cash and Cash Equivalents at End of Period	$1,192,316	$414,885

Supplemental Cashflow Information:
Interest Paid	$187,207	$200,671
Taxes Paid	$-	$-

Supplemental Non-Cash Disclosure
Discount on derivatives	$-	$413,113
Shares issued for preferred conversions	$450,000	$200,000
Shares issued for debt conversion conversions	$423,011	$198,800

The accompanying footnotes are an integral part of these financial statements

F-29

Clean Energy Technologies, Inc.

Notes to Consolidated Financial Statements

Notes 1- GENERAL

Corporate History

With the vision to combat climate change and creating a better, cleaner and environmentally sustainable future Clean Energy HRS LLC a wholly owned subsidiary of Clean Energy Technologies, Inc. acquired the assets of Heat Recovery Solutions from General Electric International on September 11, 2015. The GE HRS asset acquisition and related financing transactions resulted in a change of control of the Company according to FASB No. 2014-17 Business Combinations (Topic 805). As a result, the transactions qualify as a business combination. In accordance with Topic 805, the Company elected to apply pushdown accounting, using the valuation date of December 31, 2015. As a result we recognized $747,976 in goodwill.

General Electric acquired the rights and 16 global patents to the magnetic bearing technology from Calnetix in October of 2010 and further developed the next generation of the waste heat generators, which was ultimately acquired by Clean Energy Technologies from GE. We completed our production facility post the acquisition in October of 2016. We consolidated our legacy and HRS operations and began our production in early 2017. In early 2018 we engaged with a large institutional equity partner and closed our first round of funding. We are successfully executing on our business strategy by increasing our market presence and broadening our product portfolio in the heat to power markets. We’re continuing to design, build and ship products to Europe, US, Canada, South East Pacific regions and planned expansion into Asia. We are continuing to build a strong back log and pipeline of opportunities while developing the next disruptive heat to power generators with the support of our new equity partners.

We have a sales and service center in Europe supporting new sales and existing installations in Europe.

We have also established a wholly owned subsidiary in Hong Kong for the purpose of acquiring and investing in China’s growing clean energy markets.

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the normal course of business. The Company had a total stockholder’s deficit of $1,702,653 and a working capital deficit of $4,274,383 and an accumulated deficit of $17,423,930 as of December 31, 2021 and used $2,552,547 in net cash from operating activities for the year ended December 31, 2021. Therefore, there is substantial doubt about the ability of the Company to continue as a going concern. There can be no assurance that the Company will achieve its goals and reach profitable operations and is still dependent upon its ability (1) to obtain sufficient debt and/or equity capital and/or (2) to generate positive cash flow from operations.

Plan of Operation

Our marketing approach is to position CETY as a worldwide leader in the heat to power & energy efficiency markets by targeting industries that have wasted heat which could potentially turn into electricity.

We are leveraging our proprietary magnetic bearing turbine technology and over 100 installation with 1 million fleet operating to increase our market share in low to medium temperature waste heat recovery markets.

We utilize both a direct sales force and global distribution group with expertise in heat recovery solutions and clean energy markets. We have also established relationships with integrators, consultant and project developers and integrated solution providers.

We plan to leverage our core expertise to identify, acquire and develop leading clean energy and clean technology solutions and products. We will continue to utilize our relationships and expertise to expand in clean and renewable energy sector through new in-house development of disruptive heat to power technologies, acquisitions, cogeneration, and licensing agreements.

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CETY maintains an online presence through our web portal and social media. Our application engineers assist in converting the opportunities into projects. We provide technical support to our Clean Cycle TM generator clients through providing maintenance and product support.

The sales of our products are related to the global prices for oil, gas, coal and solar energy. As prices increase our products produce a better return on investment for our customers. They are also dependent on regulatory drivers and financial incentives.

CETY has implemented a new Enterprise Resource planning software by Microsoft providing accurate and timely information to support a more robust and efficient supply chain. The operational leadership is continually working on lowering the cost of manufacturing and identifying lower cost regions to support higher margins of our products.

NOTE 2 – BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

The summary of significant accounting policies of Clean Energy Technologies, Inc. (formerly Probe Manufacturing, Inc.) is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who is responsible for their integrity and objectivity.

The consolidated financial statements and related notes have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and include the accounts of the Company and its wholly-owned subsidiaries. All material intercompany balances and transactions have been eliminated in consolidation.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Such estimates may be materially different from actual financial results. Significant estimates include the recoverability of long-lived assets, the collection of accounts receivable and valuation of inventory and reserves.

Cash and Cash Equivalents

We maintain the majority of our cash accounts at a commercial bank. The total cash balance is insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000, (which we may exceed from time to time) per commercial bank. For purposes of the statement of cash flows we consider all cash and highly liquid investments with initial maturities of one year or less to be cash equivalents.

Accounts Receivable

Our ability to collect receivables is affected by economic fluctuations in the geographic areas and industries served by us. Reserves for un-collectable amounts are provided, based on past experience and a specific analysis of the accounts. Although we expect to collect amounts due, actual collections may differ from the estimated amounts. As of December 31, 2021, and December 31, 2020, we had a reserve for potentially un-collectable accounts receivable of $75,000 and $75,000. Our policy for reserves for our long-term financing receivables is determined on a contract-by-contract basis and takes into account the length of the financing arrangement. As of December 31, 2021, and December 31, 2020, we had a reserve for potentially un-collectable long-term financing receivables of $247,500 and $247,500 respectively.

Our trade accounts primarily represent unsecured receivables. Historically, our bad debt write-offs related to these trade accounts have been insignificant.

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Lease asset

As of December 31, 2021, and 2020 we had a lease asset that was purchased from General Electric with a value of $1,309,527, however due the purchase price allocation, we recognized a value of $217,584. The lease is due to be commissioned in the second quarter of 2022 and will generate approximately $20,000 per month for 120 months. See note 3 for additional information.

Inventory

Inventories are valued at the lower of weighted average cost or market value. Our industry experiences changes in technology, changes in market value and availability of raw materials, as well as changing customer demand. We make provisions for estimated excess and obsolete inventories based on regular audits and cycle counts of our on-hand inventory levels and forecasted customer demands and at times additional provisions are made. Any inventory write offs are charged to the reserve account. As of December 31, 2021 and December 31, 2020, we had a reserve for potentially obsolete inventory of $321,104 and $250,000 respectively.

Property and Equipment

Property and equipment are recorded at cost. Assets held under capital leases are recorded at lease inception at the lower of the present value of the minimum lease payments or the fair market value of the related assets. The cost of ordinary maintenance and repairs is charged to operations. Depreciation and amortization are computed on the straight-line method over the following estimated useful lives of the related assets:

Furniture and fixtures	3 to 7 years
Equipment	7 to 10 years
Leasehold Improvements	7 years

Long –Lived Assets

Our management assesses the recoverability of its long-lived assets by determining whether the depreciation and amortization of long lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment if any, is measured based on fair value and is charged to operations in the period in which long-lived assets impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for our services will continue, which could result in impairment of long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue under ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” (“ASC 606”).

Performance Obligations Satisfied Over Time

FASB ASC 606-10-25-27 through 25-29, 25-36 through 25-37, 55-5 through 55-10

An entity transfers control of a good or service over time and satisfies a performance obligation and recognizes revenue over time if one of the following criteria is met:

a. The customer receives and consumes the benefits provided by the entity’s performance as the entity performs (as described in FASB ASC 606-10-55-5 through 55-6).

b. The entity’s performance creates or enhances an asset (for example, work in process) that the customer controls as the asset is created or enhanced (as described in FASB ASC 606-10-55-7).

c. The entity’s performance does not create an asset with an alternative use to the entity (see FASB ASC 606-10-25-28), and the entity has an enforceable right to payment for performance completed to date (as described in FASB ASC 606-10-25-29).

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Performance Obligations Satisfied at a Point in Time

FASB ASC 606-10-25-30

If a performance obligation is not satisfied over time, the performance obligation is satisfied at a point in time. To determine the point in time at which a customer obtains control of a promised asset and the entity satisfies a performance obligation, the entity should consider the guidance on control in FASB ASC 606-10-25-23 through 25-26. In addition, it should consider indicators of the transfer of control, which include, but are not limited to, the following:

a. The entity has a present right to payment for the asset

b. The customer has legal title to the asset

c. The entity has transferred physical possession of the asset

d. The customer has the significant risks and rewards of ownership of the asset

e. The customer has accepted the asset

The core principle of the revenue standard is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The Company only applies the five-step model to contracts when it is probable that the Company will collect the consideration it is entitled to in exchange for the goods and services transferred to the customer. In Addition a) the company also does not have an alternative use for the asset if the customer were to cancel the contract, and b.) has a fully enforceable right to receive payment for work performed (i.e., customers are required to pay as various milestones and/or timeframes are met)

The following five steps are applied to achieve that core principle for our HRS and Cety Europe Divisions:

●	Identify the contract with the customer
●	Identify the performance obligations in the contract
●	Determine the transaction price
●	Allocate the transaction price to the performance obligations in the contract
●	Recognize revenue when the company satisfies a performance obligation

The following steps are applied to our legacy engineering and manufacturing division:

●	We generate a quotation
●	We receive Purchase orders from our customers.
●	We build the product to their specification
●	We invoice at the time of shipment
●	The terms are typically Net 30 days

Also, from time to time our contracts state that the customer is not obligated to pay a final payment until the units are commissioned, i.e. a final payment of 10%. As of December 31, 2021 and 2020 we had $33,000 and 33,000 of deferred revenue, which is expected to be recognized in the third quarter of year 2021.

Also from time to time we require upfront deposits from our customers based on the contract. As of December 31, 2021 and 2020, we had outstanding customer deposits of $24,040 and $82,730 respectively.

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Fair Value of Financial Instruments

The Financial Accounting Standards Board issued ASC (Accounting Standards Codification) 820-10 (SFAS No. 157), “Fair Value Measurements and Disclosures” for financial assets and liabilities. ASC 820-10 provides a framework for measuring fair value and requires expanded disclosures regarding fair value measurements. FASB ASC 820-10 defines fair value as the price that would be received for an asset or the exit price that would be paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date. FASB ASC 820-10 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs, where available. The following summarizes the three levels of inputs required by the standard that the Company uses to measure fair value:

●	Level 1: Quoted prices in active markets for identical assets or liabilities.
●	Level 2: Observable inputs other than Level 1 prices such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the related assets or liabilities.
●	Level 3: Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. The Company’s derivative liabilities have been valued as Level 3 instruments. We value the derivative liability using a lattice model, with a volatility of 56% and using a risk free interest rate of 0.15%

The Company’s financial instruments consist of cash, prepaid expenses, inventory, accounts payable, convertible notes payable, advances from related parties, and derivative liabilities. The estimated fair value of cash, prepaid expenses, investments, accounts payable, convertible notes payable and advances from related parties approximate their carrying amounts due to the short-term nature of these instruments.

The carrying amounts of the Company’s financial instruments as of December 31 2021 and 2020, reflect:

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2020	$–	$–	$2,008,802	$2,008,802

	Level 1	Level 2	Level 3	Total

Fair value of convertible notes derivative liability – December 31, 2021	$–	$–	$256,683	$256,683

The carrying amount of accounts payable and accrued expenses are considered to be representative of their respective fair values because of the short-term nature of these financial instruments.

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Other Comprehensive Income

We have no material components of other comprehensive income (loss) and accordingly, net loss is equal to comprehensive loss in all periods.

Net Profit (Loss) per Common Share

Basic profit / (loss) per share is computed based on the weighted average number of common shares outstanding. At December 31, 2021, we had outstanding common shares of 23,589,229 used in the calculation of basic earnings per share. Basic Weighted average common shares and equivalents at December 31, 2021 and 2020 were 22,519,352 and 19,196,529, respectively. As of December 31, 2021, we had convertible notes, convertible into approximately 12,071,756 of additional common shares, and 218,868 common stock warrants. Fully diluted weighted average common shares and equivalents were 34,188,222 as of December 31, 2021 and were withheld from the calculation as they were considered anti-dilutive for the year ended December 31, 2021.

Research and Development

We had no amounts of research and development R&D expense during the year ended December 31, 2021 and 2020.

Segment Disclosure

FASB Codification Topic 280, Segment Reporting, establishes standards for reporting financial and descriptive information about an enterprise’s reportable segments. The Company has three reportable segments: Clean Energy HRS (HRS), CETY Europe and the legacy electronic manufacturing services division. The segments are determined based on several factors, including the nature of products and services, the nature of production processes, customer base, delivery channels and similar economic characteristics. Refer to note 1 for a description of the various product categories manufactured under each of these segments. As of December 31, 2021, CETY does not consider CETY HK a segment given there’s limited operations and the results are not reviewed separately by a CODM.

An operating segment’s performance is evaluated based on its pre-tax operating contribution, or segment income. Segment income is defined as net sales less cost of sales, and segment selling, general and administrative expenses, and does not include amortization of intangibles, stock-based compensation, other charges (income), net and interest and other, net.

Selected Financial Data:

	for the years ended December 31,
	2021	2020
Net Sales
Manufacturing and Engineering	$93,371	$422,631
Clean Energy HRS	1,014,707	930,882
Cety Europe	192,361	52,492
Total Sales	$1,300,439	$1,406,005

Segment income and reconciliation before tax
Manufacturing and Engineering	(90,328)	118,412
Clean Energy HRS	547,812	581,903
Cety Europe	152,923	50,753
Total Segment income	610,407	751,068

Reconciling items
General and Administrative expense	(488,177)	(480,812)
Salaries	(772,463)	(495,269)
Travel	(145,170)	(86,292)
Professional Fees	(155,241)	(111,318)
Facility lease and Maintenance	(346,454)	(363,643)
Consulting	(243,371)	(157,149)
Bad Debt Expense	-	(259,289)
Depreciation and Amortization	(32,292)	(32,912)
Change in derivative liability	1,752,119	(1,270,099)
Gain / (Loss) on debt settlement and write down	868,502	399,181
Interest and Financing fees	(769,369)	(1,329,230)
Net Loss before income tax	$278,492	$(3,435,764)

	December 31, 2021	December 31, 2020
Total Assets
Manufacturing and Engineering	$3,836,405	$1,922,648
Clean Energy HRS	2,556,166	2,166,478
Cety Europe	39,703	34,545
Total Assets	$6,432,274	$4,123,671

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Share-Based Compensation

The Company has adopted the use of Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (SFAS No. 123R) (now contained in FASB Codification Topic 718, Compensation-Stock Compensation), which supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance and eliminates the alternative to use Opinion 25’s intrinsic value method of accounting that was provided in Statement 123 as originally issued. This Statement requires an entity to measure the cost of employee services received in exchange for an award of an equity instruments, which includes grants of stock options and stock warrants, based on the fair value of the award, measured at the grant date (with limited exceptions). Under this standard, the fair value of each award is estimated on the grant date, using an option-pricing model that meets certain requirements. We use the Black-Scholes option-pricing model to estimate the fair value of our equity awards, including stock options and warrants. The Black-Scholes model meets the requirements of SFAS No. 123R; however, the fair values generated may not reflect their actual fair values, as it does not consider certain factors, such as vesting requirements, employee attrition and transferability limitations. The Black-Scholes model valuation is affected by our stock price and a number of assumptions, including expected volatility, expected life, risk-free interest rate and expected dividends. We estimate the expected volatility and estimated life of our stock options at grant date based on historical volatility. For the “risk-free interest rate,” we use the Constant Maturity Treasury rate on 90-day government securities. The term is equal to the time until the option expires. The dividend yield is not applicable, as the Company has not paid any dividends, nor do we anticipate paying them in the foreseeable future. The fair value of our restricted stock is based on the market value of our free trading common stock, on the grant date calculated using a 20-trading-day average. At the time of grant, the share-based compensation expense is recognized in our financial statements based on awards that are ultimately expected to vest using historical employee attrition rates and the expense is reduced accordingly. It is also adjusted to account for the restricted and thinly traded nature of the shares. The expense is reviewed and adjusted in subsequent periods if actual attrition differs from those estimates.

We re-evaluate the assumptions used to value our share-based awards on a quarterly basis and, if changes warrant different assumptions, the share-based compensation expense could vary significantly from the amount expensed in the past. We may be required to adjust any remaining share-based compensation expense, based on any additions, cancellations or adjustments to the share-based awards. The expense is recognized over the period during which an employee is required to provide service in exchange for the award—the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service. For the year ended December 31, 2021 and 2020 we had $0 in share-based expense, due to the issuance of common stock. As of December 31, 2021, we had no further non-vested expense to be recognized.

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Income Taxes

Federal Income taxes are not currently due since we have had losses since inception.

On December 22, 2018 H.R. 1, originally known as the Tax Cuts and Jobs Act, (the “Tax Act”) was enacted. Among the significant changes to the U.S. Internal Revenue Code, the Tax Act lowers the U.S. federal corporate income tax rate (“Federal Tax Rate”) from 35% to 21% effective January 1, 2018. The Company will compute its income tax expense for the year ended December 31, 2021 using a Federal Tax Rate of 21% and an estimated state of California rate of 9%.

Income taxes are provided based upon the liability method of accounting pursuant to ASC 740-10-25 Income Taxes – Recognition. Under this approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard required by ASC 740-10-25-5.

Deferred income tax amounts reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax reporting purposes.

As of December 31, 2021, we had a net operating loss carry-forward of approximately $(8,523,272) and a deferred tax asset of $2,556,982 using the statutory rate of 30%. The deferred tax asset may be recognized in future periods, not to exceed 20 years. However, due to the uncertainty of future events we have booked valuation allowance of $(2,556,982). FASB ASC 740 prescribes recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FASB ASC 740 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. At December 31, 2021 the Company had not taken any tax positions that would require disclosure under FASB ASC 740.

	December 31, 2021	December 31, 2020
Deferred Tax Asset	$2,556,982	$2,640,529
Valuation Allowance	(2,556,982)	(2,640,529)
Deferred Tax Asset (Net)	$-	$-

On February 13, 2018, Clean Energy Technologies, Inc., a Nevada corporation (the “Registrant” or “Corporation”) entered into a Common Stock Purchase Agreement (“Stock Purchase Agreement”) by and between MGW Investment I Limited (“MGWI”) and the Corporation. The Corporation received $907,388 in exchange for the issuance of 7,561,567 restricted shares of the Corporation’s common stock, par value $.001 per share (the “Common Stock”).

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.12 per share, as adjusted as provided therein. This note was assigned to MGW Investments.

This resulted in a change in control, which limited the net operating to that date forward. We are subject to taxation in the U.S. and the states of California. Further, the Company currently has no open tax years’ subject to audit prior to December 31, 2018. The Company is current on its federal and state tax returns.

Reclassification

Certain amounts in the prior period financial statements have been reclassified to conform to the current period presentation. These reclassifications had no effect on reported income, total assets, or stockholders’ equity as previously reported.

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Recently Issued Accounting Standards

The Company is reviewing the effects of following recent updates. The Company has no expectation that any of these items will have a material effect upon the financial statements.

In June 2016, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2016-13, Financial Instruments—Credit Losses [codified as Accounting Standards Codification Topic (ASC) 326]. ASC 326 adds to US generally accepted accounting principles (US GAAP) the current expected credit loss (CECL) model, a measurement model based on expected losses rather than incurred losses. Under this new guidance, an entity recognizes its estimate of expected credit losses as an allowance, which the FASB believes will result in more timely recognition of such losses. This will become effective in January 2023 and will have minimal impact on the company.

●	Update 2020-06—Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. We are still evaluating the impact of this standard and don’t believe that it will have material impact on this financial statement.

NOTE 3 – ACCOUNTS AND NOTES RECEIVABLE

	December 31, 2021	December 31, 2020
Accounts Receivable	$748,032	$340,378
Less reserve for uncollectable accounts	(75,000)	(75,000)
Total	$673,032	$265,378

Our Accounts Receivable is pledged to Nations Interbanc, our line of credit.

	December 31, 2021	December 31, 2020
Lease asset	$217,584	$217,584

The Company is currently modifying the assets subject to lease to meet the provisions of the agreement, and as of December 31, 2021 any collection on the lease payments was not yet considered probable, resulting in no derecognition of the underlying asset and no net lease investments recognized on the sales-type lease pursuant to ASC 842-30-25-3.

	December 31, 2021	December 31, 2020
Long-term financing receivables	$1,000,000	$1,000,000
Less Reserve for uncollectable accounts	(247,500)	(247,500)
Long-term financing receivables - net	$752,500	$752,500

On a contract by contract basis or in response to certain situations or installation difficulties, the Company may elect to allow non-interest bearing repayments in excess of 1 year. The delay for commissioning has been due to Covid pandemic and engineering delays.

Our long term financing Receivable are pledged to Nations Interbanc, our line of credit.

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NOTE 4 – INVENTORY

Inventories by major classification were comprised of the following at:

	December 31, 2021	December 31, 2020
Inventory	$783,296	$807,820
Less reserve for uncollectable accounts	(321,104)	(250,000)
Total	$462,192	$557,820

Our Inventory is pledged to Nations Interbanc, our line of credit. As of December 31, 2021 inventory consisted of $78,629 of finished goods, $2,425 of WIP and $381,138 of raw materials.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment were comprised of the following at:

	December 31, 2021	December 31, 2020
Property and Equipment	$1,354,824	$1,350,794
Leasehold Improvents	75,436	75,436
Accumulated Depreciation	(1,397,244)	(1,372,798)
Net Fixed Assets	$33,016	$53,432

Our Depreciation Expense for the years ended December 31, 2021 and 2020 was $20,406 and $21,035 respectively.

Our Property Plant and Equipment is pledged to Nations Interbanc, our line of credit.

NOTE 6 – INTANGIBLE ASSETS

Intangible assets were comprised of the following at:

	December 31, 2021	December 31, 2020
Goodwill	$747,976	$747,976
LWL Inatigbles	1,468,709	-
License	354,322	354,322
Patents	190,789	190,789
Accumulated Amortization	(75,220)	(63,344)
Net Fixed Assets	$2,686,576	$1,229,743

Our Amortization Expense for the years ended December 31, 2021 and 2020 was $11,877 and 11,877 respectively.

Based on the foregoing analysis of the facts surrounding the Company’s acquisition of LWL, it is the Company’s position that the Company is the acquirer of LWL, under the acquisition method of accounting.

As such, as of November 8, 2021 (the acquisition date), the Company recognized, separately from goodwill, the identifiable assets acquired and the liabilities assumed in the Business combination.

The following table presents the purchase price allocation:

Consideration:
Cash and cash equivalents	$1,500,000

Total purchaser consideration	$1,500,000

Assets acquired:
Cash and cash equivalents	$6,156
Prepayment	$13,496
Other receivable	$20,000
Trading Contracts	$146,035
Shenzhen Gas Relationship	$1,314,313
Total assets acquired	$1,508,539

Liabilities assumed:
Advance Receipts	$(8539)
Taxes Payable	$179
Net Assets Acquired:	$1,500,000

If LWL reach USD 5 million in revenue or net profit of USD 1 million by December 31, 2022, then based on the performance contingency there will be issuance of 500,000 shares of CETY to the Seller. As of November 14, 2022, the performance contingencies have not been met.

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NOTE 7 – ACCRUED EXPENSES

	December 31, 2021	December 31, 2020
Accrued Wages	$22,950-	$25,654
Accrued Interest and other	135,662	477,941
Accrued Interest and other	$158,612	$503,595

NOTE 8 – NOTES PAYABLE

The Company issued a short-term note payable to an individual, secured by the assets of the Company, dated September 6, 2013 in the amount of $50,000 and fixed fee amount of $3,500. As of December 31, 2019, the outstanding balance was $36,500. On January 30, 2020 we issued 42,500 shares of our common stock at a purchase price of $.80 per share, as settlement in full of a note payable of in the amount of $36,500 with accrued interest of $19,721. As a result, we recognized a gain in the amount of $22,221 in the 1st quarter of 2020.

On November 11, 2013, we entered into an accounts receivable financing agreement with American Interbanc (now Nations Interbanc). Amounts outstanding under the agreement bear interest at the rate of 2.5% per month. It is secured by the assets of the Company. In addition, it is personally guaranteed by Kambiz Mahdi, our Chief Executive Officer. As of December 31, 2020, the outstanding balance was $1,680,350 compared to $1,169,638 at December 31, 2021.

On September 11, 2015, our CE HRS subsidiary issued a promissory note in the initial principal amount $1,400,000 and assumed a pension liability of $100,000, for a total liability of $1,500,000, in connection with our acquisition of the heat recovery solutions, or HRS, assets of General Electric International, Inc., a Delaware corporation (“GEII”), including intellectual property, patents, trademarks, machinery, equipment, tooling and fixtures. The note bears interest at the rate of 2.66% per annum. The note is payable on the following schedule: (a) $200,000 in principal on December 31, 2015 and (b) thereafter, the remaining principal amount of $1,200,000, together with interest thereon, payable in equal quarterly instalments of principal and interest of $157,609, commencing on December 31, 2016 and continuing until December 31, 2019, at which time the remaining unpaid principal amount of this note and all accrued and unpaid interest thereon shall be due and payable in full.

Total Liability to GE

	December 31, 2021	December 31, 2020
Note payable GE	$1,200,000	$1,200,000
Accrued transition services	972,233	972,233
Accrued Interest	325,843	269,921
Total	$2,498,076	$2,442,154

We are currently in default on the payment of the purchase price pursuant to our asset purchase agreement with General Electric due to our belief that we are entitled to a reduction in purchase price we paid due to the misunderstanding of the asset valuation.

On May 4, 2020 the company entered in to a payroll protection loan, with Comerica bank, guaranteed by the SBA due May 4, 2022 for $110,700, with an interest rate of 1%. This note payment is due in full on May 4, 2022. This note was forgiven on July 1, 2021.

Convertible notes

On May 5, 2017 we entered into a nine-month convertible note payable for $78,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of ninety one percent (61%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $116,600 by Cybernaut Zfounder Ventures. An amended term were added to the original note with the interest rate of 14%. This note matured on February 21st of 2018 and is currently in default. As of December 31, 2021, the outstanding balance due was $91,600.

On May 24, 2017 we entered into a nine-month convertible note payable for $32,000, which accrues interest at the rate of 12% per annum. It is not convertible until nine months after its issuance and has a conversion rate of fifty-five eight percent (58%) of the lowest closing bid price (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. On November 6, 2017 this note was assumed and paid in full at a premium for a total of $95,685, by Cybernaut Zfounder Ventures. An amended term was added to the original note with the interest rate of 14%. This note matured on February 26th, 2018 and is currently in default. As of December 31, 2021, the outstanding balance due was $95,685

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On October 30, 2019 we entered into a convertible note payable for $103,000, with a maturity date of October 30, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. This note was paid in full on May 1, 2020.

On January 8, 2020 we entered into a convertible note payable for $103,000, with a maturity date of January 8, 2021, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. Subsequently The fair value of the convertible feature was $87,560, we recorded a debt discount of $87,560. On July 7, 2020 this note was paid in full.

On February 19, 2020 we entered into a convertible note payable for $53,000, with a maturity date of February 19, 2021, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. On August 18, 2020 this note was paid in full.

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $4,800 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $19,211. We also recognized a debt discount of $17,861. We amortized $3,234 of the debt discount during the three months ended September 30, 2020. The unamortized debt discount as of September 30, 2020 was $14,267. This note was fully converted as of December 31, 2021. On December 31, 2020 this note was converted into 14,035,202 shares of common stock, for a total of $171,229 including principal of 164,800 plus a accrued interest of $6,429. Also on January 12, 2021 the company issued 17,447shares of its common stock as redemptions of $27,914 in cashless warrants.

On July 15, 2020 we entered into a convertible note payable for $128,000, with a maturity date of July 15, 2021, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. This note was paid in full on October 16, 2020.

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $3,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $19,211. We also recognized a debt discount of $17,861. We amortized $3,234 of the debt discount during the three months ended September 30, 2020. The unamortized debt discount as of December 31, 2020 was $14,267. Subsequently this note was paid in full on January 8, 2021.

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On September 10, 2020 we entered into a convertible note payable for $63,000, with a maturity date of July 15, 2021, which accrues interest at the rate of 11% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. Subsequently this note was paid in full on January 15, 2021.

On October 14, 2020 Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Firstfire Global Opportunities Fund LLC, (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $168,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 31,250 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $8,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $24,282. We also recognized a debt discount of $24,282. We amortized $5,189 of the debt discount during the three months ended December 31, 2020. The unamortized debt discount as of December 31, 2020 was $19,093. Subsequently on January 29, 2021 this note was paid in full. Also on January 12, 2021 the company issued 17,447 shares of its common stock as redemptions of $27,914 in cashless warrants.

On November 10, 2020 we entered into a convertible note payable for $53,000, with a maturity date of November 10, 2021, which accrues interest at the rate of 11% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. Subsequently on February 11, 2021 this note was paid in full.

On December 18, 2020 we entered into a convertible note payable for $83,500, with a maturity date of December 18, 2021, which accrues interest at the rate of 11% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. As of March 11, 2020, the un-amortized debt discount was $56,000. The total amortized debt discount expense was $7,000 for the nine months ended September 30, 2020. Subsequently on March 11, 2021, this note was paid in full.

On December 27, 2021, we entered into a convertible note payable with Universal Scope Inc. for $650,000 with a maturity date of June 21, 2022, which accrues interest at the rate of 2% per annum. It is convertible at any time after its issuance and has fix conversion rate of $2.40 of our common stock.

Total due to Convertible Notes

	December 31, 2021	December 31, 2020
Total convertible notes	$1,109,890	$612,355
Accrued Interest	110,370	99,509
Debt Discount	(26,919)	(170,438)
Total	$1,193,341	$541,426

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Note 9 – Derivative Liabilities

As a result of the convertible notes we recognized the embedded derivative liability on the date of note issuance. We also revalued the remaining derivative liability on the outstanding note balance on the date of the balance sheet. We value the derivative liability using a binomial lattice model with an expected volatility range of 39% to 56% and a risk-free interest rate of 0.15% The remaining derivative liabilities were:

	December 31, 2021	December 31, 2020
Derivative Liabilities on Convertible Loans:
Outstanding Balance	$256,683	$2,008,802

NOTE 10 – COMMITMENTS AND CONTINGENCIES

The company has received an invoice from Oberon Securities for $291,767 which is in dispute. The company believes it has defenses to the claim for compensation and plans to assert appropriate counterclaims and actions as permitted by law. No liability has been recorded for this claim as the Company believes there is a greater than not probability that our Company will prevail in defending against the claim.

Operating Rental Leases

As of May 1, 2017, our corporate headquarters are located at 2990 Redhill Unit A, Costa Mesa, CA. On March 10, 2017, the Company signed a lease agreement for a 18,200-square foot CTU Industrial Building. Lease term is seven years and two months beginning July 1, 2017. In October of 2018 we signed a sublease agreement with our facility in Italy with an indefinite term that may be terminated by either party with a 60-day notice for 1,000 Euro per month. Due to the short termination clause, we are treating this as a month-to-month lease. Future minimum lease payments for the years ending December 31, 2022 and 2023 are:

Year	Lease Payment
2022	249,132
2023	191,903
Imputed Interest	(19,792)
Net Lease Liability	$421,243

Our lease expense for the years ended December 31, 2020 and 2021 was $363,643 and $346,454 respectively.

ASB ASU 2016-02 “Leases (Topic 842)” – In February 2016, the FASB issued ASU 2016-02, which requires lessees to recognize almost all leases on their balance sheet as a right-of-use asset and a lease liability. For income statement purposes, the FASB retained a dual model, requiring leases to be classified as either operating or finance. Classification will be based on criteria that are largely similar to those applied in current lease accounting, but without explicit bright lines. Lessor accounting is similar to the current model, but has been updated to align with certain changes to the lessee model and the new revenue recognition standard. This ASU is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. We have adopted the above ASU as of January 1, 2019. The right of use asset and lease liability have been recorded at the present value of the future minimum lease payments, utilizing a 5% average borrowing rate and the company is utilizing the transition relief and “running off” on current leases.

Severance Benefits

Mr. Mahdi will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Mahdi would have been entitled to receive through the remainder or the Employment Period or One (1) year, whichever is greater.

Mr. Bennett will receive a severance benefit consisting of a single lump sum cash payment equal the salary that Mr. Bennett would have been entitled to receive through the remainder or the Employment Period or One (1) year, whichever is greater. Subsequently on March 9, 2020, John Bennett notified Clean Energy Technologies, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Financial Officer, effective March 9, 2020. Mr. Bennett will remain as a consultant to the Company and assist with maintaining the financial books and records of the Company. As a result, Mr. Bennett is no longer entitled to any severance benefits.

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NOTE 11 – CAPITAL STOCK TRANSACTIONS

On April 21, 2005, our Board of Directors and shareholders approved the re-domicile of the Company in the State of Nevada, in connection with which we increased the number of our authorized common shares to 200,000,000 and designated a par value of $.001 per share.

On May 25, 2006, our Board of Directors and shareholders approved an amendment to our Articles of Incorporation to authorize a new series of preferred stock, designated as Series C, and consisting of 15,000 authorized shares.

On June 30, 2017, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 400,000,000 and in the number of our authorized preferred shares to 10,000,000. The amendment effecting the increase in our authorized capital was filed and effective on July 5, 2017.

On August 28, 2018, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 800,000,000. The amendment effecting the increase in our authorized capital was filed and effective on August 23, 2018.

On June 10, 2019, our Board of Directors and shareholders approved an increase in the number of our authorized common shares to 2,000,000,000. The amendment effecting the increase in our authorized capital was effective on September 27, 2019

Common Stock Transactions

On January 21, 2020 our Registration Statement on Form 1-A was qualified with the Securities and Exchange Commission, under which we may offer up to 300,000,000 shares of our common stock at a purchase price of $1.20 per share. As of the date hereof, 113,083 shares of common stock have been issued thereunder.

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On January 30, 2020 we issued 42,500 shares of our common stock at a purchase price of $0.80 per share, as settlement in full of a note payable of in the amount of $36,500 with accrued interest of 19,721. As a result we recognized a gain in the amount of $22,221 in the 1st quarter of 2020.

On February 3, 2020 we issued 92,250 shares of our common stock under our Reg A offering at $1.20 per share. These shares are unrestricted and free trading.

On February 4, 2020 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On March 17, 2020 we issued 20,833 shares of our common stock under our Reg A offering at $1.20 per share. These shares are unrestricted and free trading.

On June 8, 2020, Clean Energy Technology, Inc., a Nevada corporation (the “Company”), entered into an Equity Financing Agreement (“Equity Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $2,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) As a result we issued 19,113 Shares of common stock as an commitment fee, which was valued and expense in the amount of $10,000. On July 23, 2020, this Form S-1 became effective.

During the year ended December 31, 2020 we issued 564,307 shares of common stock, under S-1 registration statement with GHS for a total of $321,951 in net proceeds and expensed $171,794 in legal and financing fees as a result.

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). On December 31, 2020 this note was converted into 350,880 shares of common stock, for a total of $171,229 including principal of 164,800 plus a accrued interest of $6,429. Also on January 12, 2021 the company issued 17,447 shares of its common stock as redemptions of $27,914 in cashless warrants.

On July 23, 2020 we issued 75,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $3,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.02 per share, subject to adjustment. The shares were valued on the date of issuance using the stock price on that day for a total value of $19,211. We also recognized a debt discount of $17,861. We amortized $3,234 of the debt discount during the three months ended September 30, 2020. The unamortized debt discount as of December 31, 2020 was $14,267. Subsequently this note was paid in full on January 8, 2021.

On October 14, 2020 Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Firstfire Global Opportunities Fund LLC, (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $168,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 31,250 restricted shares of Common Stock (“Commitment fee Shares”).

These shares were issued on February 1, 2021, and 13,387 shares were issued as a result of exercise of the warrants on May 28, 2021. This note was paid in full as of January 29, 2021.

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On February 5, 2021 we issued 75,000 shares of our common stock at a price of $3.08 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 9, 2021 we issued 56,892 shares of our common stock share, in exchange for the conversion of $182,052 of accrued dividend for the series D Preferred Stock.

On February 9, 2021 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On February 23, 2021 we issued 93,868 of common stock at a purchase price of $.56 per share and 93,868 of warrant at purchase price of 1.60 for an aggregate price of $52,566 to an accredited investor in a private sale. An additional 36,283 shares were issued as a result of a correction made to the original transaction.

On March 5, 2021 we issued 208,333 of common stock at a purchase price of $2.40 per share for an aggregate price of $500,000 to an accredited investor in a private sale.

On March 10, 2021 we issued 803,125 units of common stock at a purchase price of $3.20 per share for an aggregate price of $2,570,000 to an accredited investor in a private sale.

On March 12, 2021 we issued 40,625 shares and 51,715 of our common stock at a price of $3.20 per share, in exchange for the conversion of 650 shares of our Series D Preferred Stock and 165,487 of accrued dividend for the series D preferred stock.

On May 28, 2021 we issued 13,687 shares for warrant conversion from a previous note holder.

On June 16, 2021 we issued 907 for previously share issued correction.

On September 2, 2021, Clean Energy Technology, Inc., a Nevada corporation (the “Company”), entered into an Equity Financing Agreement (“Equity Financing Agreement”) and Registration Rights Agreement (“Registration Rights Agreement”) with GHS Investments LLC, a Nevada limited liability company (“GHS”). Under the terms of the Equity Financing Agreement, GHS agreed to provide the Company with up to $4,000,000 upon effectiveness of a registration statement on Form S-1 (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “Commission”) As a result we issued 28,561 Shares of common stock as an commitment fee, which was valued and expense in the amount of $47,699. On October 14, 2021, this Form S-1 became effective.

On September 13, 2021, we issued 27,516 shares of common stock for a correction of a previous issuance error.

During the year ended December 31, 2021, we issued 246,052 shares of common stock, under S-1 registration statement with GHS for a total of $294,016 in net proceeds and expensed $96,334 in legal and financing fees as a result.

On December 31, 2021 we issued 245,844 shares of our common stock under our Reg A offering at $3.20 per share. These shares are unrestricted and free trading.

Common Stock

Our Articles of Incorporation authorize us to issue 2,000,000,000 shares of common stock, par value $0.001 per share. As of March 1, 2023, there were 37,178,624 shares of common stock outstanding. All outstanding shares of common stock are, and the common stock to be issued will be, fully paid and non-assessable. Each share of our common stock has identical rights and privileges in every respect. The holders of our common stock are entitled to vote upon all matters submitted to a vote of our shareholders and are entitled to one vote for each share of common stock held. There are no cumulative voting rights.

The holders of our common stock are entitled to share equally in dividends and other distributions that our Board of Directors may declare from time to time out of funds legally available for that purpose, if any, after the satisfaction of any prior rights and preferences of any outstanding preferred stock. If we liquidate, dissolve or wind up, the holders of common stock shares will be entitled to share ratably in the distribution of all of our assets remaining available for distribution after satisfaction of all our liabilities and our obligations to holders of our outstanding preferred stock.

Preferred Stock

Our Articles of Incorporation authorize us to issue 20,000,000 shares of preferred stock, par value $0.001 per share. Our Board of Directors has the authority to issue additional shares of preferred stock in one or more series, and fix for each series, the designation of and number of shares to be included in each such series. Our Board of Directors is also authorized to set the powers, privileges, preferences, and relative participating, optional or other rights, if any, of the shares of each such series and the qualifications, limitations or restrictions of the shares of each such series.

Unless our Board of Directors provides otherwise, the shares of all series of preferred stock will rank on parity with respect to the payment of dividends and to the distribution of assets upon liquidation. Any issuance by us of shares of our preferred stock may have the effect of delaying, deferring or preventing a change of our control or an unsolicited acquisition proposal. The issuance of preferred stock also could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of common stock.

We previously authorized 440 shares of Series A Convertible Preferred Stock, 20,000 shares of Series B Convertible Preferred Stock, and 15,000 shares Series C Convertible Preferred Stock. As of August 20, 2006, all series A, B, and C preferred had been converted into common stock.

Effective August 7, 2013, our Board of Directors designated a series of our preferred stock as Series D Preferred Stock, authorizing 15,000 shares. Our Series D Preferred Stock offering terms authorized us to raise up to $1,000,000 with an over-allotment of $500,000 in multiple closings over the course of six months. We received an aggregate of $750,000 in financing in subscription for Series D Preferred Stock, or 7,500 shares.

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The following are primary terms of the Series D Preferred Stock. The Series D Preferred holders were initially entitled to be paid a special monthly divided at the rate of 17.5% per annum. Initially, the Series D Preferred Stock was also entitled to be paid special dividends in the event cash dividends were not paid when scheduled. If the Company does not pay the dividend within five (5) business days from the end of the calendar month for which the payment of such dividend to owed, the Company will pay the investor a special dividend of an additional 3.5%. Any unpaid or accrued special dividends will be paid upon a liquidation or redemption. For any other dividends or distributions, the Series D Preferred Stock participates with common stock on an as-converted basis. The Series D Preferred holders may elect to convert the Series D Preferred Stock, in their sole discretion, at any time after a one year (1) year holding period, by sending the Company a notice to convert. The conversion rate is equal to the greater of $3.20 or a 20% discount to the average of the three (3) lowest closing market prices of the common stock during the ten (10) trading day period prior to conversion. The Series D Preferred Stock is redeemable from funds legally available for distribution at the option of the individual holders of the Series D Preferred Stock commencing any time after the one (1) year period from the offering closing at a price equal to the initial purchase price plus all accrued but unpaid dividends, provided, that if the Company gave notice to the investors that it was not in a financial position to redeem the Series D Preferred, the Company and the Series D Preferred holders are obligated to negotiate in good faith for an extension of the redemption period. The Company timely notified the investors that it was not in a financial position to redeem the Series D Preferred and the Company and the investors have engaged in ongoing negotiations to determine an appropriate extension period. The Company may elect to redeem the Series D Preferred Stock any time at a price equal to initial purchase price plus all accrued but unpaid dividends, subject to the investors’ right to convert, by providing written notice about its intent to redeem. Each investor has the right to convert the Series D Preferred Stock at least ten (10) days prior to such redemption by the Company.

In connection with the subscriptions for the Series D Preferred, we issued series F warrants to purchase an aggregate of 9,375 shares of our common stock at $.40 per share and series G warrants to purchase an aggregate of 9,375 shares of our common stock at $8.00 per share.

On August 21, 2014, a holder holding 5,000 shares of Preferred Series D Preferred agreed to lower the dividend rate to 13% on its Series D Preferred. In September 2015, all holders of Series D Preferred signed and delivered estoppel agreements, whereby the holders agreed, among other things, that the Series D Preferred was not in default and to reduce (effective as of December 31, 2015) the dividend rate on the Series D Preferred Stock to six percent per annum and to terminate the 3.5% penalty in respect of unpaid dividends accruing on or after such date.

In the first quarter of 2019, we signed agreements to issue 100,000 shares of common stock valued at $0.60 for a total value of $60,000 for the conversion of 800 preferred series D shares, which were subsequently issued.

We also recorded a $60,000 commitment fee in exchange for the “stand off” and estoppel agreement and discounted conversion terms to account for the difference in the fair value which we offset to retained earnings.

On February 4, 2020 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On July 23, 2020 we issued 75,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 5, 2021 we issued 75,000 shares of our common stock at a price of $3.20 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 9, 2021 we issued 56,892 shares of our common stock share, in exchange for the conversion of $182,052 of accrued dividend for the series D Preferred Stock.

On February 9, 2021 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On March 12, 2021 we issued 92,340 shares of our series D preferred stock together with accrued preferred dividend at a price of $3.20 per share, in exchange for the conversion of 1300 shares of our Series D Preferred Stock and accrued preferred dividend.

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Warrants

A summary of warrant activity for the periods is as follows:

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 4,200,00 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $0.476 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $3.20 per share of Common Stock and, which expired on May 31, 2020.

On June 10, 2019 we issued 12,500 shares of common stock at $0.80 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 12,500 warrants as part of the transaction. Each Warrant is exercisable at $1.60 per share of Common Stock and which expired on June 10, 2020.

On July 18, 2019 we issued 12,500 shares of common stock at $0.80 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 12,500 warrants as part of the transaction. Each Warrant is exercisable at $1.60 per share of Common Stock and expired as of July 18, 2020.

On September 19, 2019 we entered into a stock purchase agreement for 6,250 units to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $1.60 per share of Common Stock and expired on September 19, 2020.

On December 5, 2019 we issued 125,000 units to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $1.60 per share. These warrants expire on December 5, 2020.

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $4,800 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. On January 8, 2021, the cashless warrants were converted into 17,446 shares of our common stock.

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“Commitment fee Shares”). The Note carried an original issue discount of $3,000 with interest of 8% per annum payable at maturity. The Note matures 8 months from the issue date and is convertible at any time into the Common Stock at a conversion price equal to $0.80 per share, subject to adjustment. On February 1, 2021 the cashless warrants were converted into 27,500 shares of our common stock.

On February 23, 2021 we issued 93,868 of common stock at a purchase price of $0.56 per share and 93,868 of warrant at purchase price of 1.60 for an aggregate price of $52,566 to an accredited investor in a private sale. An additional 907 shares were issued as a result of a correction made to the original transaction. The weighted average life remaining in the table below is approximately 1 year.

	Warrants - Common Share Equivalents	Weighted Average Exercise price	Warrants exercisable - Common Share Equivalents	Weighted Average Exercise price
Outstanding December 31, 2020	237,500	$1.60	237,500	$1.60
Additions	93,868		93,868	1.60
Exercised	112,500		112,500
Outstanding December 31, 2021	218,868	$1.60	218,868	$1.60

F-48

Stock Options

We currently have no outstanding stock options

NOTE 12 – RELATED PARTY TRANSACTIONS

Kambiz Mahdi, our Chief Executive Officer, owns Billet Electronics, which is distributor of electronic components. From time to time, we purchase parts from Billet Electronics. In addition, Billet was a supplier of parts and had dealings with current and former customers of the Company prior to joining the company. The amount of parts purchases in 2021 was $10,241. Our Board of Directors has approved the transactions between Billet Electronics and the Company.

Pursuant to our 2017 Stock Compensation Program, effective July 1, 2017, we made the following stock option grants to members of our Board of Directors: (a) we issued to each of our non-employee members of our Board of Directors first joining the Board in October 2015 and who had not received any compensation for serving as directors of the Company (five persons) options to purchase 3,750 shares of our common stock with an exercise price of $1.20 per share, the last sale price of our common stock on June 29, 2017 and (b) we issued to each of our non-employee members of our Board of Directors currently serving on the Board (six persons) options to purchase 7,500 shares of our common stock with an exercise price of $1.20 per share. On the non-employee board members resigned, as disclosed in our 8K filed on February 15, 2018. As a result, all remaining stock options were cancelled.

On November 2, 2016, we effected the repayment of the convertible note dated March 15, 2016 for an aggregate amount of $84,000. Concurrently, we entered into an Escrow Funding Agreement with Red Dot Investment, Inc., a California corporation (“Reddot”), pursuant to which Reddot deposited funds into escrow to fund the repayment and we assigned to Reddot our right to acquire the convertible note and Reddot acquired the convertible note. Concurrently, we and Reddot amended the convertible note (a) to have a fixed conversion price of $0.20 per share, subject to potential further adjustment in the event of certain Common Stock issuances, (b) to have a fixed interest rate of ten percent (10%) per annum with respect to both the redemption amount and including a financing fee and any costs, expenses, or other fees relating to the convertible note or its enforcement and collection, and any other expense for or on our account (in each case with a minimum 10% yield in the event of payoff or conversion within the first year), such amounts to constitute additional principal under the convertible note, as amended, and (c) as otherwise provided in the Escrow Funding Agreement. The March 2016 convertible note, as so amended, is referred to as the “Master Note.”

Concurrently with the foregoing note repayments, we entered into a Credit Agreement and Promissory Note (the “Credit Agreement”) with Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation (“MW I”), pursuant to which MW I deposited funds into escrow to fund the repayment of the convertible notes and we assigned to MW I our right to acquire the convertible notes and otherwise agreed that MW I would be subrogated to the rights of each note holder to the extent a note was repaid with funds advanced by MW I. Concurrently, MW I acquired the Master Note and we agreed that all amounts advanced by MG I to or for our benefit would be governed by the terms of the Master Note, including the payment of a financing fees, interest, minimum interest, and convertibility. Reddot is MW I’s agent for purposes of administration of the Credit Agreement and the Master Note and advances thereunder.

On February 13, 2018 the Corporation and Confections Ventures Limited. (“CVL”) entered into a Convertible Note Purchase Agreement (the “Convertible Note Purchase Agreement,” together with the Stock Purchase Agreement and the transactions contemplated thereunder, the “Financing”) pursuant to which the Corporation issued to CVL a convertible promissory Note (the “CVL Note”) in the principal amount of $939,500 with an interest rate of 10% per annum interest rate and a maturity date of February 13, 2020. The CVL Note is convertible into shares of Common Stock at $0.12 per share, as adjusted as provided therein. As a result we recognized a beneficial conversion feature of $532,383, which is amortized over the life of the note. This note was assigned to Mgw Investments and they agreed not to convert the $939,500 note in to shares in excess of the 800,000,000 Authorized limit until we have increased the Authorized shares to the Board approved limit of 2 billion shares.

On February 8, 2018 the Corporation entered a Convertible Promissory Note in the principal amount of $153,123, due October 8, 2018, with an interest rate of 12% per annum payable to MGWI (the “MGWI Note”). The MGWI Note is convertible into shares of the Corporation’s common stock at the lower of: (i) a 40% discount to the lowest trading price during the previous twenty (20) trading days to the date of a Conversion Notice; or (ii) 0.12. As a result of the closing of the transactions contemplated by the Stock Purchase Agreement and Convertible Note Purchase Agreement, the MGWI Note must be redeemed by the Corporation in an amount that will permit CVL and MGWI and their affiliates to hold 65% of the issued and outstanding Common Stock of the Corporation on a fully diluted basis. The proceeds from the MGWI Note were used to redeem the convertible note of the Corporation to JSJ Investments, Inc. in the principal amount of $103,000 with an interest rate of 12% per annum, due April 25, 2018. The MGWI Note was amended on June 21, 2019 to provide for a fixed price conversion of $0.12 per share and remove the 9.9% conversion limitation.

Subsequently on May 11th this note was amended and the maturity date was extended to October 8, 2023, and the restriction on the conversion of the note was removed if the holder of this note holds over 9.9% of the Company’s common stock. On June 24, 2021, MGW I converted $75,000 of the outstanding balance of this note into 625,000 shares of company’s common stock

F-49

On February 15, 2018 we issued 230,000 at a purchase price of 0.212 per share as additional compensation in the amount of $48,760 to Ms. Li, Guirong in connection with the settlement with ETI.

On October 18, 2018 we entered into an at will employment agreement with Kambiz Mahdi our CEO. This agreement may be terminated at any time. As part of the agreement Mr. Mahdi was to be issued 500,000 shares of our common stock, as additional compensation. As a result; for the year ended December 31, 2019 we accrued for and subsequently on February 13, 2019, issued 500,000 shares at a purchase price of $.0131 per share to Mr. Mahdi in the amount of $262,000.

On May 1, 2019 we entered into an employment agreement with Mr. Bennett, with an annual salary of $175,000. Subsequently on March 9, 2020, John Bennett notified Clean Energy Technologies, Inc. (the “Company”) of his resignation from his position as the Company’s Chief Financial Officer, effective March 9, 2020. Mr. Bennett will remain as a consultant to the Company and assist with maintaining the financial books and records of the Company.

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 4,200,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $0.476 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement.

In the fourth quarter of 2019 MGW Investment I Limited, advanced $167,975, with no terms or interest rate. The outstanding balance on this advance on December 31, 2021 is $167,975

On March 24, 2021, the Company transferred $500,000 to MGWI, an affiliate of the majority stockholder of the Company to hold in trust for our investment in two planned ventures in China. The two potential investments are still pending.

On June 24, 2021 MGW I converted $75,000 from the outstanding balance of their convertible note into 625,000 shares of company’s common stock.

Note 13 - Warranty Liability

For the year ended December 31, 2021 and 2020 there was no change in our warranty liability.

We estimate our warranty liability based on past experiences and estimated replacement cost of material and labor to replace the critical turbine in the units that are still under warranty.

NOTE 14 – NON-CONTROLLING INTEREST

On June 24, 2021 the Company formed CETY Capital LLC a wholly owned subsidiary of CETY. In addition the company established CETY Renewables Ashfield LLC (“CRA”) a wholly owned subsidiary of Ashfield Renewables Ag Development LLC(“ARA”) with our partner, Ashfield AG (“AG”). The purpose of the joint venture is the development of a pyrolysis plant established to convert woody feedstock into electricity and BioChar by using high temperature ablative fast pyrolysis reactor for which Clean Energy Technology, Inc. holds the license for. The CRA is located in Ashfield, Massachusetts. Based upon the terms of the members’ agreement, the CETY Capital LLC owns a 75% interest and AG owns a 25% interest in Ashfield Renewables Ag Development LLC.

The consolidated financial statements reflect 100% of the assets and liabilities of CRA and report the current non-controlling interest of AG. The full results of CRA operations are reflected in the statement of income with the elimination of the non-controlling interest identified.

NOTE 15 – SUBSEQUENT EVENTS

Investment

On January 10, 2022 CETY has made an investment in the form of a 12% convertible promissory note with a maturity date of January 10, 2025 in a natural gas pipeline project that is estimated to supply up to 50 million cubic meters per year to a region with a population of approximately 130k people, and a focus on industrial use. This note shall be convertible directly into shares or equity interest equal to 15% outstanding equity interest.

On January 27, March 31, 2022, and April 14 we issued 164,179 shares of common stock, under S-1 registration statement with GHS for a total of $176,678 in net proceeds and expensed $70,102 in legal and financing fees as a result.

On February 21, 2022 we issued 375,875 shares of common stock, under Regulation A registration statement a total of $1,202,800 in net proceeds.

NOTE 16 – REVERSE STOCK SPLIT

On October 7, 2022, we filed a Definitive Information Statement wherein a majority of our stockholders approved an amendment to our Articles of Incorporation to: authorized a reverse stock split ranging between a ratio of 1-for-50 and 1-for-125, to be determined by the Board of Directors prior to the effective time of the amendment to the Articles of Incorporation. On January 18, 2023, Clean Energy Technologies, In, a Nevada corporation (the “Company”) received approval from FINRA to conduct reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of one (1) share of common stock for every forty (40) shares of common stock (the “Reverse Stock Split”). The Company filed an Amendment to Articles of Incorporation (the “Amendment”) with the Secretary of State of the State of Nevada to effectuate the Reverse Stock Split on January 9, 2023. On September 26, 2022, the Board of Directors of the Company and approximately 71% of the shareholders of the Company approved a reverse stock split in the range of 1:10 – 1:125. On January 6, 2023 the reverse split ratio was fixed at 1:40, by the unanimous vote of the Board of Directors and approval by approximately 71% of the Company’s shareholders. The Reverse Stock Split was effective as of the opening of trading on January19, 2023 (the “Effective Time”) and the Company’s common stock continued trading on the OTCQB market on a post-split basis when the market opened on January 19, 2023 under the symbol “CETYD” for 20 days after which time the symbol will revert to “CETY.” Fractional shares will not be issued and the final number of shares will be rounded up to the next whole share.

The company effected a 1-for-40 reverse split on Jan 19, 2023.  All per-share references throughout the offering are presented on a post-split basis.

F-50

___________ Shares of Common Stock

CLEAN ENERGY TECHNOLOGIES, INC.

PROSPECTUS

CRAFT CAPITAL MANAGEMENT LLC	R.F. Lafferty & Co., Inc.

________, 2023

Through and including (the 25th day after the date of this prospectus), all dealers that effect transactions in our shares of common stock, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN A PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable by the registrant in connection with the sale of common stock being registered. All amounts are estimates except for the SEC registration fee, the FINRA filing fee and the NASDAQ Capital Market listing fee.

Item	Amount
SEC registration fee	$2,163.88
FINRA filing fee	13,024.51
NASDAQ Capital Market listing fee	5,000
Legal fees and expenses	250,000
Accounting fees and expenses	50,000
Miscellaneous expenses	5,000
Total	$325,188.39

Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Nevada Business Corporation Act (the “NBCA”) and our Bylaws.

Nevada Business Corporation Act

The NBCA provides that a corporation may indemnify a director or officer against liability if the director or officer acted in good faith, the director or officer acted in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation, and in the case of any criminal proceeding, the director or officer had no reasonable cause to believe his or her conduct was unlawful. A corporation may not indemnify a director or an officer except for expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, where such person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation.

The NBCA provides that a corporation must indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which the individual was a party because he or she is or was a director or officer of the corporation against expenses incurred by the individual in connection with the proceeding.

A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse expenses incurred in connection with the proceeding by a director or an officer if the director or officer delivers to the corporation a signed written undertaking of the director or officer to repay any funds advanced if such director or officer is not entitled to indemnification.

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Bylaws

Our Bylaws provide that the Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, association or other enterprise, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with which action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

Except as provided above, our Certificate of Incorporation provides that a Director shall be liable to the extent provided by applicable law, (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Nevada Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Nevada Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Nevada Corporation Law. Neither any amendment to or repeal of this Article 7, nor the adoption of any provision hereof inconsistent with this Article 7, shall adversely affect any right or protection of any director of the Corporation existing at the time of, or increase the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to or at the time of such amendment.

Neither our Bylaws, nor our Certificate of Incorporation include any specific indemnification provisions for our officers or Directors against liability under the Securities Act of 1933, as amended. Additionally, insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”) may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Over the past three years, we have issued and sold the following securities without registration under the Securities Act:

On February 13, 2019 we issued 500,000 at a purchase price of $0.524 per share to Kambiz Mahdi our CEO as additional compensation accrued for in 2018 in the amount of $262,000.

February 13, 2019, we entered into a convertible note payable for $138,000, with a maturity date of February 13, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. This Note was paid in full on August 12, 2019.

On April 9, 2019 we entered into a convertible note payable for $53,000, with a maturity date of April 9, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. Subsequently that note was paid in full on October 10, 2019.

On May 31, 2019, we entered into a subscription agreement pursuant to which the Company agreed to sell 4,200,000 units (each a “Unit” and together the “Units”) to MGW Investment I Limited MGWI for an aggregate purchase price of $1,999,200, or $0.476 per Unit, with each unit consisting of one share of common stock, par value $.001 per share (the “Common Stock”) and a warrant (the “Warrant”) to purchase one share of common stock. The Common Stock will be issued to MGWI at such time as the Company increases the number of shares of its authorized Common Stock. The Warrant is exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement. The shares were issued on August 15, 2019.

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On June 10, 2019 we issued 12,500 shares of common stock at $.80 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 12,000 warrants as part of the transaction. Each Warrant is exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement.

On July 19, 2019 we issued 12,500 shares of common stock at $.80 per share to an accredited investor for an aggregate price of $10,000 in a private sale. We also issued 12,500 warrants as part of the transaction. Each Warrant is exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement.

On September 19, 2019 we entered into a stock purchase agreement for 6,250 units at a purchase price of $.80 a unit for an aggregate price of $5,000 to an accredited investor a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $1.60 per share of Common Stock and expires one year from the date of the Agreement. The shares were included in the shares to be issued as of September 30, 2019 and were subsequently issued on October 15, 2019.

On October 30, 2019 we entered into a convertible note payable for $103,000, with a maturity date of October 30, 2020, which accrues interest at the rate of 12% per annum. It is convertible nine months after its issuance and has a conversion rate of sixty-five percent (65%) of the average of the two lowest closing prices (as reported by Bloomberg LP) of our common stock for the fifteen (15) Trading Days immediately preceding the date of conversion. We also entered into a stock purchase agreement for the potential conversion into common stock. This note was paid in full on April 28, 2020.

On December 5, 2019 we issued 125,000 units at a purchase price of $0.60 per unit for an aggregate price of $75,000 to an accredited investor in a private sale. Each unit consist of one share of common stock and one warrant to purchase one share of common stock exercisable at $1.60 per share.

On January 30, 2020 we issued 42,500 shares of our common stock at a purchase price of $.80 per share, as settlement in full of a note payable of in the amount of $36,500 with accrued interest of 19,721. As a result, we recognized a gain in the amount of $22,221 in the 1st quarter of 2020.

On February 4, 2020 we issued 500,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On July 23, 2020 we issued 75,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On July 6, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $164,800, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“commitment fee Shares”). On December 31, 2020 this note was converted into 350,880 shares of common stock, for a total of $171,229 including principal of $164,800 plus accrued interest of $6,429. Also on February 5, 2021 the company issued 27,500 shares of its common stock as redemptions of 37,500 cashless warrants.

On August 17, 2020, Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with LGH Investments, LLC (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $103,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 25,000 restricted shares of Common Stock (“commitment fee Shares”). Also on January 12, 2021 the company issued 17,447 shares of its common stock as redemptions of $27,914 in cashless warrants. This note was paid off as of January 8, 2021.

On October 14, 2020 Clean Energy Technologies, Inc. (the “Company) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Firstfire Global Opportunities Fund LLC, (the “Investor”), pursuant to which the Company issued to the Investor a convertible promissory note (the “Note”) in the original principal amount of $168,000, a Warrant (the “Warrant”) to purchase 37,500 shares of the Company’s common stock, par value $.001 per share (the “Common Stock”) and 31,250 restricted shares of Common Stock (“commitment fee shares”). This note was paid off as January 29, 2021.

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On February 5, 2021 we issued 75,000 shares of our common stock at a price of $3.20 per share, in exchange for the conversion of 1,200 shares of our Series D Preferred Stock.

On February 9, 2021 we issued 56,892 shares of our common stock share, in exchange for the conversion of $182,052 of accrued dividend for the series D Preferred Stock.

On February 17, 2021 we issued 50,000 shares of our common stock at a price of $1.60 per share, in exchange for the conversion of 800 shares of our Series D Preferred Stock.

On March 12, 2021 we issued 92,340 shares of our series D preferred stock together with accrued preferred dividend at a price of $3.20 per share, in exchange for the conversion of 1300 shares of our Series D Preferred Stock and accrued preferred dividend.

On February 23, 2021 we issued 94,775 units at a purchase price of $0.56 per unit per the subscription agreement executed in November of 2020 for an aggregate price of $52,566 to an accredited investor in a private sale.

On June 28, 2021 MGW I converted $75,000 from the outstanding balance of their convertible note into 625,000 shares of company’s common stock.

On September 2, 2021 the company issued 28,561 as inducement shares. To GHS Investment for the equity line of credit at $1.90 per share.

On September 13, 2021 the company issued 27,516 as issuance correction. To GHS Investment for the equity line of credit at $1.90 per share.

On December 27, 2021, the Company entered into a $650,000 Convertible Promissory Note, due June 21, 2022, with interest at 2% per annum (the “Note “) with Universal Scope, Inc., a company incorporated in the British Virgin Islands which is convertible into 278,850 of shares of common stock. Under the terms of the Note, principal and interest is to be paid on the maturity date. The Note is convertible into the Company’s Common Stock at a conversion price of $2.40 per share subject to adjustments for reorganizations, reclassifications, consolidations, merger, or sale. On June 20, 2022, the Note was amended to extend the maturity date to June 21, 2023.

On December 31,2021 the company issued 245,844 at a purchase price of $3.20 pre the 1A subscription agreement.

On March 10, 2022 the company entered into a promissory note with Sixth Street Lending LLC in the amount of $170,600, with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on March 10, 2023 and has mandatory monthly payments of $18,766. The note had an OID of $17,060 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as September 30, 2022 was $75,064 This note was paid off as of Dec 6, 2022.

On May 6, 2022, the Company entered into a Securities Purchase Agreement with Mast Hill, L.P. (Mast Hill”) pursuant to which the Company issued to Mast Hill a $750,000 Convertible Promissory Note, due May 6, 2023 (the “Note”) for a purchase price of $675,000.00 plus an original issue discount in the amount of $75,000.00, and an interest rate of fifteen percent (15%) per annum. The principal and interest of the Note may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of common stock equals $1.00. However, if the Company consummates the Up List Offering on or before November 2, 2022, then the conversion price will equal 75% of the offering price per share of common stock (or units) as set in the Up List Offering.

In addition, the Company issued Mast Hill a five-year warrant to purchase 234,375 shares of common stock in connections with the transactions described above. The Warrant may be exercised, in whole or in part, on the earlier of (i) on or after November 2, 2022 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Warrant is $1.60 per share, however, that if the Company consummates an Up List Offering on or before November 2, 2022, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after November 2, 2022 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Warrant may be exercised on a cashless exercise basis. On December 28, 2022, Mast Hill exercised the warrant in full on a cashless basis to purchase 100,446 shares of Common Stock .

On June 30, 2022 the company entered into a promissory note with 1800 Diagonal in the amount of $252,928.44 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on June 30, 2023 and has mandatory monthly payments of $27,822.13. The note had an OID of $25,293 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of December 31, 2022 was $139,111.30. This note was paid off as of February 3, 2023.

On August 5, 2022, we entered into a Securities Purchase Agreement with Jefferson Street Capital, LLC (Jefferson) pursuant to which the Company issued to Jefferson a $138,888 Convertible Promissory Note, due August 5, 2023 (the “Note”) for a purchase price of $125,000.00 plus an original issue discount in the amount of $13,888.88, and an interest rate of fifteen percent (15%) per annum. Jefferson is entitled to purchase 43,403 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Jefferson as well as providing Jefferson with registration rights.

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On August 17, 2022, we entered into a Securities Purchase Agreement with Firstfire Global Opportunities Fund LLC (“Firstfire”) pursuant to which the Company issued to Mast Hill a $150,000 Convertible Promissory Note, due August 17, 2023 (the “Note”) for a purchase price of $135,000.00 plus an original issue discount in the amount of $15,000.00, and an interest rate of fifteen percent (15%) per annum. Firstfire is entitled to purchase 46,875 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Firstfire as well as providing Firstfire with registration rights. On March 1, 2023, Firstfire exercised this warrant issued on August 17, 2022 in full on a cashless basis to purchase 33,114 shares of Common Stock

On September 1, 2022, we entered into a Securities Purchase Agreement with Pacific Pier Capital, LLC (Pacific) pursuant to which the Company issued to Pacific a $138,888 Convertible Promissory Note, due August 5, 2023 (the “Note”) for a purchase price of $125,000.00 plus an original issue discount in the amount of $13,888.88, and an interest rate of fifteen percent (15%) per annum. Pacific is entitled to purchase 43,403 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Pacific as well as providing Pacific with registration rights.

On September 16, 2022, we entered into a Securities Purchase Agreement with Mast Hill pursuant to which the Company issued to Mast Hill a $300,000 Convertible Promissory Note, due September 16, 2023 for a purchase price of $270,000.00 plus an original issue discount in the amount of $30,000.00, and an interest rate of fifteen percent (15%) per annum. Mast Hill Fund is entitled to purchase 93,750 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

On October 25, 2022 the company entered into a promissory note in the amount of $114,850 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on October 25, 2023 and has mandatory monthly payments of $12,633.50. The note had an OID of $11,850.00 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of September 30, 2022 was $114,850.

On November 11, 2022, we entered into a Securities Purchase Agreement with Mast Hill pursuant to which the Company issued to Mast Hill a $95,000 Convertible Promissory Note, due November 11, 2023 (the for a purchase price of $85,500.00 plus an original issue discount in the amount of $9,500.00, and an interest rate of fifteen percent (15%) per annum. Mast Hill Fund is entitled to purchase, 29,688 shares of commons stock per the warrant agreement at the exercise price of $1.60. The Securities Purchase Agreement provides customary representations, warranties and covenants of the Company and Mast Hill as well as providing Mast Hill with registration rights.

On November 22, 2022 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill dated November 21, 2022 pursuant to which the Company issued to Mast Hill a $95,000 Convertible Promissory Note, due November 21, 2023 (the “Mast Hill Note IV”) for a purchase price of $85,500 plus an original issue discount in the amount of $9,500.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note IV may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before May 19, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note III will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note III, the conversion price of the Mast Hill Note IV will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note III may be prepaid by the Company at a 115% premium. The Mast Hill Note IV contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant IV”) to purchase 29,688 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant IV may be exercised, in whole or in part, on the earlier of (i) on or after May 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant IV is $1.60 per share, however, that if the Company consummates an Up List Offering on or before May 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after May 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant IV may be exercised on a cashless exercise basis

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On December 26, 2022 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill dated December 26, 2022 pursuant to which the Company issued to Mast Hill a $123,000 Convertible Promissory Note, due December 26, 2023 (the “Mast Hill Note V”) for a purchase price of $110,700 plus an original issue discount in the amount of $12,300.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note V may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before June 24, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note V will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note V, the conversion price of the Mast Hill Note V will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note V may be prepaid by the Company at a 115% premium. The Mast Hill Note V contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant V”) to purchase 38,438 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant V may be exercised, in whole or in part, on the earlier of (i) on or after June 24, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant V is $1.60 per share, however, that if the Company consummates an Up List Offering on or before June 24, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after June 24, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant V may be exercised on a cashless exercise basis.

On January 19, 2023 the Company closed the transactions contemplated by the Securities Purchase Agreement with Mast Hill dated January 19, 2023 pursuant to which the Company issued to Mast Hill a $187,000 Convertible Promissory Note, due January 19, 2024 (the “Mast Hill Note VI”) for a purchase price of $168,300 plus an original issue discount in the amount of $18,700.00, and an interest rate of fifteen percent (15%) per annum.

The principal and interest of the Mast Hill Note VI may be converted in whole or in part at any time on or following the earlier of (i) upon an event of default or (ii) the date that the Company consummates an IPO and up listing to a national exchange (the “Up List Offering”), into common stock of the Company, par value $.001 share (“Common Stock”), subject to anti-dilution adjustments and for certain other corporate actions subject to a beneficial ownership limitation of 4.99% of Mast Hill and its affiliates. The per share conversion price into which principal amount and accrued interest may be converted into shares of Common Stock equals $1.00 However if the Company consummates the Up List Offering on or before July 19, 2023, then the conversion price will equal 75% of the offering price per share of Common Stock (or units) as set in the Up List Offering. Upon an event of default, the Mast Hill Note IV will become immediately payable and the Company shall be required to pay a default rate of interest of 15% per annum. If the Company issues an equity security or security convertible into Common Stock following the issue date of the Mast Hill Note VI, the conversion price of the Mast Hill Note VI will be lowered to such price. Certain existing convertible debt is excluded from these antidilution provisions. At anytime prior to an event of default, the Mast Hill Note VI may be prepaid by the Company at a 115% premium. The Mast Hill Note VI contains customary representations, warranties and covenants of the Company.

The Company issued Mast Hill a five year warrant (“Mast Hill Warrant VI”) to purchase 58,438 shares of Common Stock in connections with the transactions described above. The Mast Hill Warrant VI may be exercised, in whole or in part, on the earlier of (i) on or after July 19, 2023 or (ii) the date that the Company consummates an Up List Offering. The exercise price of the Mast Hill Warrant VI is $1.60 per share, however, that if the Company consummates an Up List Offering on or before July 19, 2023, then the exercise price equals 120% of the offering price per share of Common Stock (or unit) as set in the Up List Offering. If (i) the date of an exercise notice is on or after July 19, 2023 and (ii) the per share price of Common Stock is greater than the exercise price, then, unless there is an effective non-stale registration statement the Mast Hill Warrant VI may be exercised on a cashless exercise basis.

On Dec 5, 2022, the company entered into a promissory note with 1800 Diagonal Lending, LLC (“1800 Diagonal”) in the amount of $191,526 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on December 5, 2023 and has mandatory monthly payments of $21,067.80. The note had an OID of $19,760.00 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company at a conversion price equal to 70% multiplied by the lowest trading price during the five trading days prior to conversion. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of December 31, 2022 was $210,678.00.

On February 10, 2023 the company entered into a promissory note with 1800 Diagonal in the amount of $258,521 with and interest rate of 10% per annum and a default interest rate of 22% per annum. This note is due in full on February 10,2024 and has mandatory monthly payments of $28,437.30 The note had an OID of $27,698.87 and recorded as finance fee expense. In the event of the default, at the option of the Investor, the note may be converted into shares of common stock of the company at a conversion price equal to 70% multiplied by the lowest trading price during the five trading days prior to conversion. This is note is convertible, but not until a contingent event of default has taken place, none of which have occurred as of the date of this filing. The balance on this note as of February 14, 2023 was $258,521.00.

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Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
1.1	Form of Underwriting Agreement (included as exhibit 1.1 to the Form S-1/A filed on January 31, 2023).

3.1	Articles of Incorporation (included as exhibit 3.1 to the Form SB-2/A filed on June 10, 2005).

3.2	Certificate of Amendment of Articles of Incorporation, dated November 13, 2015, filed with the Nevada Secretary of State (included as exhibit 3.1 to our Current Report on Form 8-K dated January 12, 2016).

3.3	Amended and Restated Articles dated June 30, 2016, filed with the Nevada Secretary of State (included as exhibit 3.1 to our Current Report on Form 8-K dated July 6, 2016).

3.4	Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on August 23, 2017 (included as exhibit 10.1 to the Form S-8 filed on August 28, 2017)

3.5	Form of Certificate of Amendment of Articles of Incorporation filed with the Nevada Secretary of State on July 26, 2019 (included as Appendix A to the Definitive Schedule 14C filed on June 3, 2019)

3.6	Amended Bylaws (included as exhibit 3.03 to our Current Report on Form 8-K dated February 15, 2018)

3.7	Amendment to Articles of Incorporation of filed with the Secretary of State of the State of Nevada on January 9, 2023 (effective as of January 9, 2023) (included as exhibit 3.7 to the Form 8-K filed on January 19, 2023)

3.8	Amended and Restated Bylaws (included as exhibit 3.8 to the Form S-1/A filed on January 31, 2023).

4.1	Certificate of Designation for Series A Convertible Preferred Stock, dated May 20, 2004 (included as exhibit 4.2 to the Form SB-2/A filed on June 10, 2005).

4.3	Certificate of Designation for Series B Convertible Preferred Stock dated December 31, 2004 (included as exhibit 4.2 to the Form SB-2/A filed on June 10, 2005).

4.4	Sample Series A Warrant Purchase Agreement (included as exhibit 4.3 to the Form SB-2/A filed on October 26, 2005).

4.5	Sample Series B Warrant Purchase Agreement (included as exhibit 4.4 to the Form SB-2/A filed on October 26, 2005).

4.6	Sample Amended Series A Warrant Purchase Agreement (included as exhibit 4.5 to the Form SB-2/A filed on November 25, 2005).

4.7	Sample Amended Series B Warrant Purchase Agreement (included as exhibit 4.6 to the Form SB-2/A filed on November 25, 2005).

4.8	Amended Series A Warrant Agreement (included as exhibit 4.1 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

4.9	Amended Series B Warrant Agreement (included as exhibit 4.2 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

4.10	Probe Manufacturing, Inc. 2011 Omnibus Incentive Plan (included as exhibit 4.2 to the Form S-8 filed on April 18, 2011).

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4.11	Voting Agreement, dated February 13, by and among, the Corporation, ETI IV, Kambiz Mahadi, John Bennett and the The Kambiz & Bahareh Mahdi Living Trust (included as exhibit 4.24 to the Form 8-K filed on February 14, ).

4.12	Description of Securities (included as Exhibit 4.13 of the Annual Report on Form 10-K filed on May 28, 2020).

4.13	Subscription Agreement (included as exhibit 4.13 to the Form 1-A/A filed on December 19, 2019).

4.14	Form of Representative Warrant (included as exhibit 4.14 to the Form S-1/A filed on January 31, 2023).

5.1	Legal Opinion of The Newman Law Firm, PLLC (included as exhibit 5.1 to the Form S-1/A filed on January 31, 2023).

10.1	Lease Agreement between Probe Manufacturing, Inc. (F.K.A. Probe Manufacturing Industries, Inc. and Reza Zarif and Kambiz Mahdi, dated May 2, 1997 (included as exhibit 10.1 to the Form SB-2/A filed on June 10, 2005).

10.2	Consulting Agreement between Probe Manufacturing Industries and Anthony Reed dated December 31, 2004 (included as exhibit 10.2 to the Form SB-2/A filed on June 10, 2005).

10.3	Legal Retainer Agreement between Probe Manufacturing, Inc. and Jeffrey Conrad dated May 20, 2004 (included as exhibit 10.3 to the Form SB-2/A filed on June 10, 2005).

10.4	Line of Credit agreement between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated January 1, 2005 (included as exhibit 10.4 to the Form SB-2/A filed on June 10, 2005).

10.5	Line of Credit agreement between Probe Manufacturing, Inc. and Ashford Capital, LLC dated January 1, 2005 (included as exhibit 10.5 to the Form SB-2/A filed on June 10, 2005).

10.6	Line of Credit agreement between Probe Manufacturing, Inc. and Benner Exemption Trust dated March 8, 2005 (included as exhibit 10.6 to the Form SB-2/A filed on June 10, 2005).

10.7	Line of Credit agreement between Probe Manufacturing, Inc. and Edward Lassiter dated March 22, 2005 (included as exhibit 10.7 to the Form SB-2/A filed on June 10, 2005).

10.8	Line of Credit agreement between Probe Manufacturing, Inc. and Rufina V. Paniego dated January 1, 2005 (included as exhibit 10.8 to the Form SB-2/A filed on June 10, 2005).

10.9	Promissory Note between Probe Manufacturing, Inc and Ashford Transitional Fund, L.P. dated September 20, 2004 (included as exhibit 10.10 to the Form SB-2/A filed on June 10, 2005).

10.10	Engagement Letter between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated May 20, 2004 (included as exhibit 10.11 to the Form SB-2/A filed on June 10, 2005).

10.11	Series A Convertible Preferred Stock Purchase Agreement with eFund Capital Partners, LLC dated May 20, 2004 (included as exhibit 10.12 to the Form SB-2/A filed on June 10, 2005).

10.12	Series A Convertible Preferred Stock Purchase Agreement with Reza Zarif dated May 20, 2004 (included as exhibit 10.13 to the Form SB-2/A filed on June 10, 2005).

10.13	Series A Convertible Preferred Stock Purchase Agreement with Kambiz Mahdi dated May 20, 2004. (included as exhibit 10.14 to the Form SB-2/A filed on June 10, 2005).

10.14	Series B Convertible Preferred Stock Purchase Agreement with eFund Capital Partners, LLC dated December 31, 2004 (included as exhibit 10.15 to the Form SB-2/A filed on June 10, 2005).

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10.15	Series B Convertible Preferred Stock Purchase Agreement with Reza Zarif dated December 31, 2004 (included as exhibit 10.16 to the Form SB-2/A filed on June 10, 2005).

10.16	Series B Convertible Preferred Stock Purchase Agreement with Kambiz Mahdi dated December 31, 2004 (included as exhibit 10.17 to the Form SB-2/A filed on June 10, 2005).

10.17	Agreement to Cancel and Return shares of common stock between Probe and eFund Capital Partners, LLC, Ashford Capital, LLC, Reza Zarif, Kambiz Mahdi, dated December 31, 2004 (included as exhibit 10.18 to the Form SB-2/A filed on June 10, 2005).

10.18	Promissory note with eFund Capital Partners, LLC dated October 12, 2004 (included as exhibit 10.19 to the Form SB-2/A filed on June 10, 2005).

10.19	Promissory note with Rufina V. Paniego dated July 14, 2004 (included as exhibit 10.20 to the Form SB-2/A filed on June 10, 2005).

10.20	Sample purchase order agreement with Celerity, Inc (included as exhibit 10.20 to the Form SB-2/A filed on October 26, 2005).

10.21	Sample purchase order agreement with Newport Corporation (included as exhibit 10.21 to the Form SB-2/A filed on October 26, 2005).

10.22	Sample purchase order agreement with Asymteck Corporation (included as exhibit 10.22 to the Form SB-2/A filed on October 26, 2005).

10.23	Sample purchase order agreement with Jetline Engineering Corporation (included as exhibit 10.23 to the Form SB-2/A filed on October 26, 2005).

10.24	Sample purchase order agreement with our supplier Future Active, Inc (included as exhibit 10.24 to the Form SB-2/A filed on October 26, 2005).

10.25	Sample purchase order agreement with our supplier Arrow Electronics, Inc. (included as exhibit 10.25 to the Form SB-2/A filed on October 26, 2005).

10.26	Intentionally Omitted

10.27	Sublease Agreement with Quantum Fuel System Technologies, Inc. (included as exhibit 10.1 to the Form 8-K filed on September 21, 2006).

10.28	Form Of Stock Subscription Agreement By And Between Quantum Fuel Systems Technologies Worldwide, Inc. And Probe Manufacturing, Inc. (included as exhibit 99 to our definitive 14D filed on October 5, 2006).

10.29	Employment Agreement with Reza Zarif, Chief Executive Officer of Probe Manufacturing, Inc. (included as exhibit 10.1 to Form 8-K filed on June 14, 2006).

10.30	Series C Convertible Preferred Exchange Agreement with eFund Capital Partners, LLC (included as exhibit 10.2 to Form 8-K filed on June 14, 2006).

10.31	Series C Convertible Preferred Exchange Agreement with Reza Zarif (included as exhibit 10.3 to Form 8-K filed on June 14, 2006).

10.32	Series C Convertible Preferred Exchange Agreement with Kambiz Mahdi (included as exhibit 10.4 to Form 8-K filed on June 14, 2006).

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10.33	Amended Series C Convertible Preferred Exchange Agreement with eFund Capital Partners, LLC (included as exhibit 10.1 to Form 8-K filed on August 14, 2006).

10.34	Amended Series C Convertible Preferred Exchange Agreement with Reza Zarif (included as exhibit 10.2 to Form 8-K filed on August 14, 2006).

10.35	Amended Series C Convertible Preferred Exchange Agreement with Kambiz Mahdi (included as exhibit 10.3 to Form 8-K filed on August 14, 2006).

10.36	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Kambiz Mahdi dated August 10, 2006 (included as exhibit 10.1 to the Form 8-K filed on August 23, 2006).

10.37	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Reza Zarif dated August 10, 2006 (included as exhibit 10.2 to the Form 8-K filed on August 23, 2006).

10.38	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Frank Kavanaugh dated August 10, 2006 (included as exhibit 10.3 to the Form 8-K filed on August 23, 2006).

10.39	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Kambiz Mahdi dated August 10, 2006 (included as exhibit 10.4 to the Form 8-K filed on August 23, 2006).

10.40	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Reza Zarif dated August 10, 2006 (included as exhibit 10.5 to the Form 8-K filed on August 23, 2006).

10.41	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Rufina Paniego dated August 10, 2006 (included as exhibit 10.6 to the Form 8-K filed on August 23, 2006).

10.42	Amended Line of Credit agreement between Probe Manufacturing, Inc. and eFund Capital Partners, LLC dated August 10, 2006 (included as exhibit 10.7 to the Form 8-K filed on August 23, 2006).

10.43	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Benner Exemption Trust dated August 10, 2006 (included as exhibit 10.8 to the Form 8-K filed on August 23, 2006).

10.44	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Ed Lassiter dated August 10, 2006 (included as exhibit 10.9 to the Form 8-K filed on August 23, 2006).

10.45	Amended Line of Credit agreement between Probe Manufacturing, Inc. and William Duncan dated August 10, 2006 (included as exhibit 10.10 to the Form 8-K filed on August 23, 2006).

10.46	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Hoa Mai dated August 10, 2006 (included as exhibit 10.11 to the Form 8-K filed on August 23, 2006).

10.47	Amended Line of Credit agreement between Probe Manufacturing, Inc. and Ashford Transition Fund dated August 10, 2006 (included as exhibit 10.12 to the Form 8-K filed on August 23, 2006).

10.48	Employee Profit Sharing Plan (included as exhibit 10.13 to the Form 8-K filed on August 23, 2006).

10.49	Probe Manufacturing 2006 Employee Incentive Stock Option Plan (included as exhibit 10.14 to the Form 8-K filed on August 23, 2006).

10.50	Amended and Restated Series A Warrant Agreement (included as exhibit 10.1 to the Form 8-K filed on November 15, 2006).

10.51	Amended and Restated Series B Warrant Agreement (included as exhibit 10.2 to the Form 8-K filed on November 15, 2006).

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10.52	Contract Services Agreement for purchase order No. 43103 between Probe Manufacturing, Inc. and Mettler Electronics Corp. dated May 8, 2007. (included as exhibit 10.1 to the Form 8-K filed on May 22, 2007).

10.53	Contract Services Agreement for purchase order No. 43104 between Probe Manufacturing, Inc. and Mettler Electronics Corp. dated May 8, 2007. (included as exhibit 10.1 to the Form 8-K filed on May 22, 2007).

10.55	Contract Services Agreement for purchase order No. 43104 between Probe Manufacturing, Inc. and Mettler Electronics Corp. dated May 8, 2007. (included as exhibit 10.1 to the Form 8-K filed on May 22, 2007)

10.56	Probe Manufacturing, Inc. 2008 Directors Stock Compensation Plan (included as attachment to PRE14A Form 8-K filed on November 19, 2007).

10.57	Employment Letter of John Bennett date February 28, 2008 (included as exhibit 10.1 to the Form 8-K filed on February 29, 2008 and March 27, 2008).

10.58	Amended Sublease Agreement dated May 19, 2008 (included as exhibit 10.1 to the Form 8-K filed on May 23, 2008).

10.59	Letter of Intent between Probe Manufacturing and Solar Masters (included as exhibit 10.1 to the Form 8-K filed on July 28, 2008).

10.60	Amended Letter of intent to acquire the assets of Solar Master Company (included as exhibit 10.1 to the Form 10-Q filed on August12, 2008).

10.61	Agreement for the sale and purchase of business assets of Solar Masters, LLC date August 13, 2008 (included as exhibit 10.1 to the Form 8-K filed on August 21, 2008).

10.62	Executive Consulting Agreement with Barrett Evans (included as exhibit 10.1 to the Form 8-K filed on September 12, 2008).

10.63	Engagement Letter of W. T. Uniack & Co. CPA’s P.C. (included as exhibit 10.1 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.64	Letter to Reza Zarif regarding Resignation Letter (included as exhibit 10.2 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.65	Resignation letter from Board of Directors. (included as exhibit 10.3 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.66	Response from Reza Zarif Regarding 8-K dated September 25, 2008 (included as exhibit 10.4 to the Form 8-K filed on November 10, 2008 and amended on November 18, 2008).

10.67	Settlement Agreement and General release with Reza Zarif, dated June 2009. (included as exhibit 10.1 to the Form 8-K filed on August 12, 2009).

10.68	Sale of Solar Masters to Solar Masters Acquisition Company dated July 2009 (included as exhibit 10.2 to the Form 8-K filed on August 12, 2009).

10.69	Sale of Common Stock to KB Development Group, LLC (included as exhibit 10.3 to the Form 8-K filed on August 12, 2009).

10.70	Resignation Letters of Barrett Evans and Jeffrey Conrad (included as exhibit 10.4 to the Form 8-K filed on August 12, 2009).

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10.71	Summary of lease terms regarding Lease Agreement between Probe Manufacturing, Inc. and Benhard Family Trust dated October 14, 2009 (included as exhibit 10.1 to the Form 8-K filed on November 20, 2009).

10.72	Accounts Receivable Purchasing Agreement by and between Probe Manufacturing, Inc. and DSCH Capital Partners, LLC d/b/a Far West Capital, dated February 17, 2011 and effective as of February 18, 2011 (included as exhibit 10.1 to the Form 8-K filed on February 24, 2011).

10.73	Inventory Finance Rider to Accounts Receivable Purchasing Agreement by and between Probe Manufacturing, Inc. and DSCH Capital Partners, LLC d/b/a Far West Capital, dated February 17, 2011 and effective as of February 18, 2011. (included as exhibit 10.2 to the Form 8-K filed on February 24, 2011).

10.74	Agreement and Plan of Acquisition between Probe Manufacturing, Inc., Trident Manufacturing, Inc. and the Shareholders of Trident Manufacturing, Inc., dated March 13, 2013 (included as exhibit 10.1 to the Form 8-K filed on March 15, 2013).

10.75	Form of Series D Preferred Stock Purchase Agreement. (included as exhibit 10.1 to the Form 8-K filed on August 8, 2013).

10.76	Form of Series F Warrant Agreement (included as exhibit 10.2 to the Form 8-K filed on August 8, 2013).

10.77	Form of Series G Warrant Agreement (included as exhibit 10.3 to the Form 8-K filed on August 8, 2013).

10.78	OEM Agreement between the Company and S-Ray, Incorporated, dated November 21, 2014 (included as exhibit 10.1 to the Form 8-K filed on November 24, 2014).

10.79	Form of Stock Purchase Agreement (included as exhibit 10.1 to the Form 8-K filed on December 17, 2014).

10.80	Registration Rights Agreement, by and between the Company and ETI Partners IV LLC, dated as of September 11, 2015 (included as exhibit 4.1 to the Form 8-K filed on September 21, 2015).

10.81	Asset Purchase Agreement, by and between the Company and General Electric International, Inc., dated as of September 11, 2015 (included as exhibit 10.1 to the Form 8-K filed on September 21, 2015)

10.82	Transaction Completion and Financing Agreement, by and between the Company and ETI Partners IV LLC, dated as of September 11, 2015 (included as exhibit 10.2 to the Form 8-K filed on September 21, 2015).

10.83	Loan, Guarantee, and Collateral Agreement, by and between the Company and ETI Partners IV LLC, dated as of September 11, 2015. (included as exhibit 10.3 to the Form 8-K filed on September 21, 2015).

10.84	Securities Purchase agreement between the company and Peak One Opportunity Fund, LP (included as exhibit 10.4 to the Form 10-Q filed on August 22, 2016).

10.85	Subscription Agreement by and between the Company and Cyberfuture One LP, dated October 31, 2016. (included as exhibit 10.1 to the Form 8-K/A filed on April 20, 2017).

10.86	Securities Purchase agreement between the company and Peak One Opportunity Fund, LP (included as exhibit 10.4 to the Form 10-Q filed on November 18, 2016).

10.87	Subscription Agreement by and between the Company and Cyberfuture One LP, dated October 31, 2016 (included as exhibit 10.1 to the Form 8-K/A filed on April 20, 2017).

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10.88	Escrow Funding Agreement dated November 1, 2016 between Red Dot Investment, Inc., a California corporation and the Registrant (included as exhibit 10.2 to the Form 8-K/A filed on April 20, 2018).

10.89	Partial Debt Settlement Agreement by and between EMA Financial, LLC, a Delaware limited liability company and the Registrant, dated January 9, 2017 (included as exhibit 10.1 to the Form 8-K filed on April 20, 2017).

10.90	Payoff Agreement by and between the Registrant and JSJ Investments, Inc., dated February 13, 2017 (included as exhibit 10.2 to the Form 8-K filed on April 20, 2017).

10.91	Credit Agreement and Promissory Note by and between Megawell USA Technology Investment Fund I LLC, a Wyoming limited liability company in formation and the Registrant, dated December 31, 2016 (included as exhibit 10.3 to the Form 8-K filed on April 20, 2017).

10.92	Common Stock Purchase Agreement by and between MGW Investment I Limited and the Registrant, dated February 13, 2018 (included as exhibit 10.20 to the Form 8-K filed on February 15, 2018).

10.93	Convertible Note Stock Purchase Agreement by and between the Registrant and Confections Ventures, Inc., dated February 13, 2018 (included as exhibit 10.21 to the Form 8-K filed on February 15, 2018).

10.94	$939,500 Convertible Promissory Note by and between Confections Ventures, Inc. and the Registrant, dated February 13, 2018 (included as exhibit 10.22 to the Form 8-K filed on February 15, 2018).

10.95	ETI IV LLC Settlement Agreement by and between the Registrant and ETI IV LLC, dated February 13, 2018 (included as exhibit 10.23 to the Form 8-K filed on February 15, 2018).

10.96	Reddot Settlement Agreement by and between the Registrant and Reddot Investment Inc., dated February 13, 2018 (included as exhibit 10.24 to the Form 8-K filed on February 15, 2018).

10.97	$153,123 Convertible Promissory Note of the Corporation to MGW Investment I Limited, dated February 8, 2018 (included as exhibit 10.25 to the Form 8-K filed on February 15, 2018).

10.98	Form of $83,000 Convertible Promissory Note, dated 13, 2018 of Clean Energy Technologies Inc to Power Up Lending Group LTD. (Included as exhibit 10.98 to the Form 1-A/A filed on September 27, 2019)

10.99	Form of $138,000 Convertible Promissory Note of Clean Energy Technologies, Inc. to Power Up Lending LTD dated February 13, 2019. (Included as exhibit 10.99 to the Form 1-A/A filed on September 27, 2019)

10.100	Form of Executive Employment Agreement between Clean Energy Technologies, Inc and John Bennett dated May 17, 2019 and effective May 1, 2019. (Included as exhibit 10.100 to the Form 1-A/A filed on September 27, 2019)

10.101	Form of Subscription Agreement between Clean Energy Technologies, Inc. and MGW Investment I Limited, dated May 31, 2019. (Included as exhibit 10.101 to the Form 8-K filed on June 5, 2019).

10.102	Form of Securities Purchase Agreement between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated October 29, 2019 (Included as exhibit 10.102 to the Form 8-K filed on November 4, 2019).

10.103	Form of Convertible Promissory Note between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated October 29, 2019 (Included as exhibit 10.102 to the Form 8-K filed on November 4, 2019).

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10.104	Form of Securities Purchase Agreement between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated January 8, 2020 (included as Exhibit 10.104 of the Annual Report on Form 10-K filed on May 28, 2020).

10.105	Form of Convertible Promissory Note between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated January 8, 2020 (included as Exhibit 10.105 of the Annual Report on Form 10-K filed on May 28, 2020).

10.106	Form of Securities Purchase Agreement between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated February 20, 2020 (included as Exhibit 10.106 of the Annual Report on Form 10-K filed on May 28, 2020)

10.107	Form of Convertible Promissory Note between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated October 29, 2019 (included as Exhibit 10.107 of the Annual Report on Form 10-K filed on May 28, 2020).

10.108	Employment Agreement between Kambiz Mahdi and Form of Convertible Promissory Note between Power-Up Lending Group Ltd. and Clean Energy Technologies, Inc., effective July 1, 2019 (included as Exhibit 10.108 of the Annual Report on Form 10-K filed on May 28, 2020).

10.109	Equity Financing Agreement with GHS Investments, LLC, dated as of June 8, 2020, (included as Exhibit 10.109 to the Form 8-K filed on June 10, 2020.

10.110	Registration Rights Agreement with GHS Investments, LLC, dated as of June 8, 2020, (included as Exhibit 10.110 to the Form 8-K filed on June 10, 2020.

10.111	Form of Securities Purchase Agreement, dated July 6, 2020, by and between Clean Energy Technologies, Inc. and LGH Investments, LLC (included as Exhibit 10.111 to the Form 8-K filed on July 8, 2020.)

10.112	Form of $164,800 Convertible Promissory Note, dated July 6, 2020, issued by Clean Energy Technologies, Inc. to LGH Investments, LLC (included as Exhibit 10.112 to the Form 8-K filed on July 8, 2020.)

10.113	Form of Common Stock Purchase Warrant, dated July 6, 2020, issued by Clean Energy Technologies, Inc. to LGH Investments, LLC (included as Exhibit 10.113 to the Form 8-K filed on July 8, 2020.)

10.114	Form of Securities Purchase Agreement, dated August 18, 2020, by and between Clean Energy Technologies, Inc. and LGH Investments, LLC. (Included as exhibit 10.114 to the Form 8-K filed on August 25, 2020)

10.115	Form of Promissory Note, dated August 18, 2020, issued by Clean Energy Technologies, Inc. to LGH Investments, LLC (Included as exhibit 10.115 to the Form 8-K filed on August 25, 2020).

10.116	Form of Common Stock Purchase Warrant, dated August 18, 2020, issued by Clean Energy Technologies, Inc. to LGH Investments, LLC (Included as exhibit 10.116 to the Form 8-K filed on August 25, 2020).

10.117	Form of Securities Purchase Agreement between PowerUp Lending Group Ltd. and Clean Energy Technologies, Inc., dated July 15, 2020 (Included as exhibit 10.117 to the Form 8-K filed on August 25, 2020).

10.118

Form of Convertible $128,000 Promissory Note between PowerUp Lending Group Ltd. and Clean Energy Technologies, Inc., dated July 15, 2020. (Included as exhibit 10.118 to the Form 8-K filed on August 25, 2020).

10.119	Form of Securities Purchase Agreement, dated October 14, 2020, by and between Clean Energy Technologies, Inc. and LGH Investments, LLC (Included as exhibit 10.119 to the Form 8-K filed on October 19, 2020).

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10.120	Form of $164,800 Convertible Promissory Note, dated October 14, 2020, issued by Clean Energy Technologies, Inc. to LGH Investments, LLC. (Included as exhibit 10.120 to the Form 8-K filed on October 19, 2020).

10.121	Form of Common Stock Purchase Warrant, dated October 14, 2020, issued by Clean Energy Technologies, Inc. to LGH Investments, LLC. (Included as exhibit 10.121 to the Form 8-K filed on October 19, 2020).

10.122	Form of Securities Purchase Agreement between PowerUp Lending Group Ltd. and Clean Energy Technologies, Inc., dated September 9, 2020. (Included as exhibit 10.122 to the Form 8-K filed on October 19, 2020)

10.123	Form of Convertible $63,000 Promissory Note between PowerUp Lending Group Ltd. and Clean Energy Technologies, Inc., dated September 9, 2020. (Included as exhibit 10.123 to the Form 8-K filed on October 19, 2020).

10.124	Form of Securities Purchase Agreement between Power Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated as of November 10, 2020. (Included as exhibit 10.124 to the Form 8-K filed on November 20, 2020)

10.125	Form of Convertible $53,000 Promissory Note between Power Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated as of November 10, 2020 (Included as exhibit 10.125 to the Form 8-K filed on November 20, 2020).

10.126	Form of Securities Purchase Agreement between Power Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated as of December 18, 2020. (Included as exhibit 10.126 to the Form 8-K filed on December 23, 2020)

10.127	Form of Convertible $53,000 Promissory Note between Power Up Lending Group Ltd. and Clean Energy Technologies, Inc., dated as of December 18, 2020. (Included as exhibit 10.126 to the Form 8-K filed on December 23, 2020).

10.128	Form of Equity Financing Agreement with GHS Investments, LLC, dated as of August 31, 2021 (Included as exhibit 10.128 to the Form 8-K filed on September 9, 2021).

10.129	Form of Registration Rights Agreement with GHS Investments, LLC, dated as of August 31, 2021 (Included as exhibit 10.129 to the Form 8-K filed on September 9, 2021).

10.130	Form of Securities Purchase Agreement between Geneva Roth Remark Holdings Inc. and Clean Energy Technologies, Inc., dated as of November 10, 2020. (Included as exhibit 10.130 to the Form 8-K filed on September 10, 2021)

10.131	Form of $226,345 Promissory Note between Geneva Roth Remark Holdings Inc. and Clean Energy Technologies, Inc., dated September 7, 2020 (Included as exhibit 10.131 to the Form 8-K filed on September 10, 2021).

10.132	Form of $226,345 Original Issue Discount Note, due September 7, 2022, with Geneva Roth Remark Holdings Inc. carrying 10% interest per annum dated September 28, 2021 (Included as exhibit 10.132 to the Form 8-K filed on October 5, 2021).

10.133	Form of Securities Purchase Agreement with Geneva Roth Remark Holdings Inc., dated as of August 31, 2021 (Included as exhibit 10.133 to the Form 8-K filed on October 5, 2021).

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10.134	Form of The Conditional Stock Purchase Agreement between Clean Energy Technologies (H.K.) Limited., a wholly owned subsidiary of Clean Energy Technologies Inc. and Mr. Li Chin-kun, dated as of November 8, 2020. (Included as exhibit 10.134 to Form 10-K filed on April 15, 2022)

10.135	Form of Convertible $650,000 Promissory Note between Universal Scope, Inc. and Clean Energy Technologies, Inc., dated as of December 18, 2020. (Included as exhibit 10.135 to Form 10-K filed on April 15, 2022)

10.136	Translated Form of Strategic Cooperation Framework Agreement between Shenzhen Gas between Shenzhen Gas (Hong Kong) International Co., Limited and Leading Wave Limited, dated August 20, 2021 (Included as exhibit 10.136 to Form 10-K filed on April 15, 2022)

10.137	Translated Form of 12% Convertible Promissory Note of Chengdu Rongjun Enterpirse Consulting Co., Ltd to Jiangsu Huanya Jieneng New Energy Co., Ltd. Yuan 5,000,000 (Included as exhibit 10.137 to the Form 10-K filed on December 31, 2022).

10.138	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated May 6, 2022. (Included as exhibit 10.138 to the Form 8-K filed on May 9, 2022)

10.139	Form of $750,000 Convertible Promissory Note dated May 6, 2022. (Included as exhibit 10.139 to the Form 8-K filed on May 9, 2022)

10.140	Form of Warrant (Included as exhibit 10.140 to the Form 8-K filed on May 9, 2022)

10.141	2006 Incentive Stock Plan of the Company (Included as Exhibit 10.14 of Probe Manufacturing to the Form 8-K filed on August 23, 2006)

10.142	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Jefferson Street Capital, LLC. dated August 5, 2022. (Included as Exhibit 10.142 of the Company on Form 8-K filed on August 16, 2022)

10.143	Form of $138,888.88 Convertible Promissory Note dated August 5, 2022. (Included as Exhibit 10.143 of the Company on Form 8-K filed on August 16, 2022)

10.144	Form of Jefferson Warrant (Included as Exhibit 10.144 of the Company on Form 8-K filed on August 16, 2022)

10.145	Form of $750,000 Convertible Promissory Note dated August 17, 2022. (Included as Exhibit 10.145 of the Company on Form 8-K filed on August 26, 2022)

10.146	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and FirstFire Global Opportunities Fund, LLC. dated August 17, 2022. (Included as Exhibit 10.146 of the Company on Form 8-K filed on August 25, 2022)

10.147	Form of First Fire Warrant (Included as Exhibit 10.147 of the Company on Form 8-K filed on August 25, 2022)

10.148	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Pacific Global Opportunities Fund, LLC. dated September 1, 2022. (Included as Exhibit 10.148 of the Company on Form 8-K filed on September 9, 2022)

10.149	Form of $138,888.88 Convertible Promissory Note dated September 1, 2022. (Included as Exhibit 10.149 of the Company on Form 8-K filed on September 9, 2022)

10.150	Form of Warrant (Included as Exhibit 10.150 of the Company on Form 8-K filed on September 9, 2022)

10.151	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated September 16, 2022. (Included as Exhibit 10.151 of the Company on Form 8-K filed on September 23, 2022)

10.152	Form of $300,000 Convertible Promissory Note dated September 23, 2022. (Included as Exhibit 10.152 of the Company on Form 8-K filed on September 9, 2022)

10.153	Form of Warrant (Included as Exhibit 10.153 of the Company on Form 8-K filed on September 23, 2022)

10.154	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated October 25, 2022. (Included as Exhibit 10.154 of the Company on Form 8-K filed on October 28, 2022)

10.155	Form of Promissory Note dated October 25, 2022. (Included as Exhibit 10.155 of the Company on Form 8-K filed on October 28, 2022)

10.156	Form of Warrant (Included as Exhibit 10.155 of the Company on Form 8-K filed on October 28, 2022)

10.157	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated October 25, 2022. (Included as Exhibit 10.157 of the Company on Form 8-K filed on November 18, 2022)

10.158	Form of Promissory Note dated October 25, 2022. (Included as Exhibit 10.158 of the Company on Form 8-K filed on November 18, 2022)

10.159	Form of Warrant (Included as Exhibit 10.159 of the Company on Form 8-K filed on November 18, 2022)

10.160	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending, LLC dated December 5, 2022 (Included as Exhibit 10.160 of the Company on Form 8-K filed on December 12, 2022).

10.161	Form of Promissory Note dated December 5, 2022 (Included as Exhibit 10.161 of the Company on Form 8-K filed on December 12, 2022).

10.162	Form of Operating Agreement between CETY Capital LLC and Synergy Bioproducts Corporation, dated December 14, 2022 (Included as Exhibit 10.162 of the Company on Form 8-K filed on December 15, 2022).

10.163	Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated December 26, 2022 (Included as Exhibit 10.163 of the Company on Form 8-K filed on January 3, 2023).

10.164	Form of $123,000 Convertible Promissory Note dated December 26, 2022 (Included as Exhibit 10.164 of the Company on Form 8-K filed on January 3, 2023).

10.165	Form of Warrant (Included as Exhibit 10.165 of the Company on Form 8-K filed on January 3, 2023).

10.166

Form of Securities Purchase Agreement between Clean Energy Technologies, Inc. and Mast Hill Fund, L.P. dated January 19, 2023 (Included as Exhibit 10.166 of the Company on Form 8-K filed on January 25, 2023).

10.167	Form of $187,000 Convertible Promissory Note dated January 19, 2023 (Included as Exhibit 10.167 of the Company on Form 8-K filed on January 25, 2023).

10.168	Form of Warrant(Included as Exhibit 10.168 of the Company on Form 8-K filed on January 25, 2023)

10.169	Form of Calvin Pang Employment Agreement

10.170	Securities Purchase Agreement between Clean Energy Technologies, Inc. and 1800 Diagonal Lending LLC, dated February 10, 2023

10.171	Form of $258,521 Promissory Note of Clean Energy Technologies to 1800 Diagonal Lending LLC, February 10, 2023

10.172	Form of Master Services Agreement between RPG Global LLC and Clean Energy Technologies, Inc.

14.1	Code of Ethics (included as exhibit 14.1 to the Form 10-KSB on April 17, 2006).

14.2	Amended and Restated Code of Business Conduct and Ethics, adopted September 23, 2011 (included as exhibit 14.1 to the Form 8-K filed on September 29, 2011).

21.1	List of subsidiaries of the Company (included as Exhibit 21.1 to Form 10-K filed on April 15, 2022)

23.1	Consent of the Newman Law Firm, PLLC (included in Exhibit 5.1)

23.2*	Consent of Fruci & Associates II, PLLC Independent Registered Accounting Firm

24.1	Power of Attorney

99.1	Consent of Ted Hsu (Director Nominee) (included as exhibit 99.1 to the Form S-1/A filed on January 31, 2023).

99.2	Consent of Lauren Morrison (Director Nominee) (included as exhibit 99.2 to the Form S-1/A filed on January 31, 2023).

99.3	Consent of Mathew Graham Smith (Director Nominee) (included as exhibit 99.3 to the Form S-1/A filed on January 31, 2023).

107*	Filing Fee Table

* Filed herein.

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Item 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any Prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any Preliminary Prospectus or Prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing Prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing Prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5. The undersigned Registrant hereby undertakes that:

i. for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

ii. for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

6. That, for the purpose of determining liability under the Securities Act to any purchaser:

(1) if the issuer is relying on Rule 430B:

(i) each prospectus filed by the undersigned issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offerings described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(2) if the issuer is relying on Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the in Costa Mesa, California on March 1, 2023.

CLEAN ENERGY TECHNOLOGIES, INC.

By:	/s/ Kambiz Mahdi
Kambiz Mahdi
Chief Executive Officer
Date:	March 1, 2023

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